UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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THE PHOENIX COMPANIES, INC.

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March 23, 2010

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders on Friday, May 7, 2010, at 10 a.m. Eastern time, at our offices at One American Row, Hartford, Connecticut 06102.

The proxy statement accompanying this letter provides an outline of the business to be conducted at the meeting. We also will report on the progress of the Company during the past year and answer your questions.

As a company in business for 159 years, we have had our share of challenges and change, and 2009 brought a fair measure of both. We want you to know we are fighting our way back and making progress as a result of deliberate action and tough decisions. Throughout the last year, your Board of Directors and management team confronted the issues facing our business with a focus on four areas we consider “pillars” of our financial strength and business strategy: a healthy balance sheet; policyholder security; expense management; and sustainable growth.

We made measurable progress in all of these areas and are better positioned than we were a year ago. Our business fundamentals – mortality, persistency, expenses and investment income – remain sound and provide a firm foundation on which to build.

We appreciate your continuing involvement and support and want to make sure your shares are represented at the Annual Meeting. If you have a brokerage account, you should know that the New York Stock Exchange regulations have changed and your broker will not be able to vote for directors on your behalf without instructions from you. No matter how you hold your shares, or whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy via the internet, telephone, or mail as promptly as possible.

Thank you.

Yours truly,

Thomas S. Johnson	James D. Wehr
Chairman of the Board	President and Chief Executive Officer

One American Row
P.O. Box 5056	860 403 5000 Phone
Hartford, CT 06102-5056	www.phoenixwm.com

THE PHOENIX COMPANIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 23, 2010

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of THE PHOENIX COMPANIES, INC. will be held at our offices at One American Row, Hartford, Connecticut 06102, on Friday, May 7, 2010, at 10 a.m. Eastern time, to consider and act upon the following matters:

1.	Election of four directors to serve until the 2013 Annual Meeting of Shareholders;

2.	Ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3.	Consideration of such other business as may properly come before the meeting or any postponements or adjournments thereof.

Only shareholders of record at the close of business on March 8, 2010 are entitled to notice of, and to vote at, the meeting and any postponement or adjournment thereof. To enter the meeting, all shareholders will be asked to present both a valid picture identification and proof of ownership of shares of our Common Stock.

You may also listen to the meeting live via the internet by going to our web site, www.phoenixwm.com. A replay will be available until at least May 31, 2010.

Your vote is very important. Whether or not you plan to attend the Annual Meeting of Shareholders, we urge you to vote by submitting your proxy via the internet, telephone or mail. If you are a registered shareholder and attend the meeting after submitting a proxy, you may revoke the proxy prior to its exercise at the meeting and vote your shares in person by following the instructions in the accompanying Proxy Statement. If you hold your shares through a bank or broker and want to vote your shares in person at the meeting, please contact your bank or broker to obtain a legal proxy.

By Order of the Board of Directors,

John T. Mulrain	One American Row	860 403 5000 Phone
Secretary	P.O. Box 5056	www.phoenixwm.com
Hartford, CT 06102-5056

PROXY STATEMENT

THE PHOENIX COMPANIES, INC.

ANNUAL MEETING OF SHAREHOLDERS

May 7, 2010

GENERAL INFORMATION

This Proxy Statement is being provided to the shareholders of The Phoenix Companies, Inc., a Delaware corporation (the “Company”, “we”, “our” or “us”), in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, May 7, 2010, at 10 a.m. Eastern time, at One American Row, Hartford, Connecticut 06102, and at any adjournment or postponement of that meeting. The mailing to shareholders of the notice of internet availability of proxy materials (the “Notice”) took place on March 23, 2010.

The Company will pay the expenses of this proxy solicitation. Depending upon the response to the initial solicitation, proxies may be solicited in person or by mail, telephone, electronic mail or facsimile by employees of the Company. The Company has retained Morrow & Co., LLC to assist in the solicitation at a total estimated cost of $6,000 plus reimbursement of certain expenses. The Company will, upon request, also reimburse banks, brokers and other nominees for providing proxy materials to beneficial owners.

WILL MY BROKER VOTE MY SHARES FOR ME ON THE ELECTION OF DIRECTORS? WHAT IS THE EFFECT OF ME NOT CASTING MY VOTE?

Recent changes in New York Stock Exchange (“NYSE”) regulations take away the ability of your bank or broker to vote your uninstructed shares in the election of Directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of Directors (Proposal 1 of this Proxy Statement), no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2 of this Proxy Statement). They will not have discretion to vote uninstructed shares on any other shareholder proposals. If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting. We strongly encourage you to submit your proxy card and exercise your right to vote as a shareholder.

WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS THIS YEAR INSTEAD OF A FULL SET OF PROXY MATERIALS?

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we may furnish proxy materials by providing access to those documents on the internet. You will not receive printed copies of the proxy materials unless you request them. Instead, you received the Notice containing instructions as to how to access and review all of the proxy materials on the internet. The Notice also instructs you as to how to submit your proxy on the internet. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions in the Notice for requesting those materials.

WHAT AM I VOTING ON?

You will be voting on the following:

•	Proposal 1 – election of four members to the Board; and

•	Proposal 2 – ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm of the Company for the year ending December 31, 2010.

The Company recommends a vote FOR both proposals.

You also may vote on any other business properly coming before the meeting.

WHO IS ENTITLED TO VOTE?

You may vote if you owned shares of the Company’s common stock (“Common Stock”) as of the close of business on March 8, 2010 (the “Record Date”). Each share of Common Stock entitles the owner to one vote. As of the Record Date, we had 115,984,246 shares of Common Stock outstanding.

HOW DO I VOTE BEFORE THE MEETING?

If you are a registered shareholder, meaning that you hold your shares in certificate form or through an account with our transfer agent, BNY Mellon, you have three options for voting before the meeting:

•	via the internet, at the address shown on the Notice;

•	if you request printed copies of the proxy materials by mail, by telephone, through the number shown on the proxy card; or

•	if you request printed copies of the proxy materials by mail, by promptly completing, signing, dating and returning a proxy card in the envelope provided.

If you hold your shares through an account with a bank, broker or other registered holder, you are considered the beneficial owner of shares held in “street name,” and you must direct your bank, broker or other registered holder on how to vote your shares by following the voting instructions it provides you. If you do not instruct the bank, broker or other registered holder, your shares will not be voted for certain proposals.

Your vote is important, and the Board of Directors urges you to exercise your right to vote. Whether or not you plan to attend the Annual Meeting, you can ensure that your shares are voted by properly voting through the internet, by telephone, by proxy card or voting instruction form.

MAY I VOTE AT THE MEETING?

Registered shareholders may vote in person at the Annual Meeting. If you are a beneficial owner, you must obtain a legal proxy from the bank, broker or other registered holder authorizing you to vote at the Annual Meeting. A legal proxy is an authorization from your bank, broker or other registered holder to vote the shares held in its name for your benefit.

MAY I CHANGE MY MIND AFTER I VOTE?

If you are a registered shareholder, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	voting in person at the Annual Meeting at any time before the polls close at the conclusion of the meeting;

•	voting again via the internet or telephone prior to 11:59 p.m. Eastern time on May 6, 2010; or

•	signing another proxy card with a later date and returning it to us prior to the Annual Meeting.

If you are a beneficial owner of shares, you must submit new voting instructions by contacting your bank, broker or other registered shareholder, if you do not plan to attend the Annual Meeting in person. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

WHAT IF I RETURN A PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

Proxies that are signed and returned but do not contain instructions will be voted:

•	FOR the election of all of the nominees for director named in this Proxy Statement;

•	FOR the ratification of PwC as our independent registered public accounting firm for 2010; and

•	according to the best judgment of the named proxies on any other matters properly brought before the Annual Meeting.

This does not apply to proxies that you send to your bank, broker or other registered shareholder.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE?

It means that you have multiple accounts with our transfer agent and/or banks, brokers or other registered shareholders. Please vote all of your shares. If you would like information on consolidating your accounts, please contact Phoenix Shareholder Services at 800.490.4258 or at www.bnymellon.com/shareowner/isd. We have included this and other web site addresses here and elsewhere in this Proxy Statement only as inactive textual references. The information contained on these web sites is not intended to be part of this Proxy Statement and is not incorporated by reference into this Proxy Statement.

HOW WILL SHARES HELD IN THE PHOENIX COMPANIES, INC. COMMON STOCK FUND BE VOTED?

This Proxy Statement is being used to solicit voting instructions with respect to shares of Common Stock held in The Phoenix Companies, Inc. Common Stock Fund (the “Fund”) by Fidelity Management Trust Company (“Fidelity”), the trustee of The Phoenix Companies, Inc. Savings and Investment Plan (the “401(k) Plan”). These shares are held of record and voted by Fidelity. If you are a participant in the 401(k) Plan and have an account balance in the Fund as of March 3, 2010, you may direct Fidelity as to how to vote the shares of Common Stock attributable to the units of the Fund credited to your individual account through any of the three options described under How Do I Vote Before the Meeting? on page 2. Voting instructions for these shares must be received by 11:59 p.m. Eastern time on May 4, 2010 to allow sufficient time to process voting instructions and vote on behalf of the Fund shares.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY OR VOTING INSTRUCTION FORM?

If you are a registered shareholder and do not provide a proxy, your shares will not be voted unless you attend the Annual Meeting and cast your vote. If you are a beneficial owner of shares, they may be voted with respect to certain routine matters, even if you do not provide voting instructions on your voting instruction form. Under the NYSE rules, the proposal is considered a routine matter for which brokerage firms may vote without specific instructions and the proposal for the election of directors is considered to be a non-routine matter.

If you hold shares through the Fund and voting instruction forms for the shares attributable to your account are not received by 11:59 p.m. Eastern time on May 4, 2010, these shares will be voted in the same proportion as the voting instruction forms received on a timely basis from other participants in the 401(k) Plan.

WHO MAY ATTEND THE MEETING?

The Annual Meeting is open only to persons who owned Common Stock as of the Record Date. To attend the meeting, you will need to bring valid picture identification and an admission ticket, proxy card or other proof of your ownership of Common Stock. If you are a registered shareholder and you received your proxy materials by mail, your admission ticket is attached to your proxy card. If you are a registered shareholder and you received your proxy materials electronically via the internet, you will need to click on “I Will Attend Meeting” after you vote and we will be able to verify your ownership of Common Stock electronically at the Annual Meeting. If you are a beneficial owner of shares, you will need to contact your bank, broker or other registered shareholder to request a legal proxy, which will serve as your admission ticket.

HOW DO I GET TO THE MEETING?

Directions to the Annual Meeting at our offices at One American Row in Hartford are available on our web site, www.phoenixwm.com in the Investor Relations section.

CAN I LISTEN TO THE MEETING VIA THE INTERNET?

You can listen to the Annual Meeting live over our web site, www.phoenixwm.com in the Investor Relations section, by clicking on the Annual Meeting icon. A replay will be available on the web site until at least May 31, 2010.

MAY SHAREHOLDERS ASK QUESTIONS AT THE MEETING?

Yes. Representatives of the Company will answer shareholders’ questions of general interest at the end of the meeting. If you are listening to the Annual Meeting live over our web site, you will not be able to ask questions.

HOW MANY VOTES MUST BE PRESENT TO CONDUCT BUSINESS AT THE ANNUAL MEETING?

In order for us to conduct our Annual Meeting, holders of one-third of our shares of Common Stock outstanding as of the Record Date must be present at the meeting in person or by proxy. This is referred to as a quorum. You are counted as present at the meeting if you attend the meeting and vote in person or if you vote by proxy via the internet, telephone or mail. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting. A “broker non-vote” occurs when a bank, broker or other registered shareholder holding shares for a beneficial owner does not vote on a particular proposal because the holder does not have discretionary voting power for that item and has not received instructions from the beneficial owner.

HOW MANY VOTES ARE NEEDED TO APPROVE THE COMPANY’S PROPOSALS?

Proposal 1: Election of Directors

Directors will be elected by a plurality of votes cast at the Annual Meeting, meaning the four nominees receiving the most votes will be elected. Only votes cast FOR or AGAINST a nominee will be counted. Shares not voted will have no effect on the election of directors. Each proxy received will be voted FOR ALL of the nominees for director, unless the proxy is otherwise marked.

Proposal 2: Ratification of the Appointment of our Independent Registered Public Accounting Firm

Ratification of the appointment of PwC as our independent registered public accounting firm for 2010 requires that a majority of the votes represented at the Annual Meeting be voted FOR the proposal. If you vote to ABSTAIN with respect to this proposal, your shares will be counted as present for purposes of establishing a quorum, but the abstention will have the same effect as a vote AGAINST the proposal.

WHY DID MY FAMILY RECEIVE ONLY ONE COPY OF THE NOTICE?

Unless separate copies were previously requested, we sent only one copy of the Notice to households in which multiple shareholders share the same address, a procedure called “householding”. This reduces our printing costs and benefits the environment. If you would like to receive separate copies of the Notice or wish to receive separate copies of the Notice in the future, please contact Phoenix Shareholder Services by calling 800.490.4258, writing to The Phoenix Companies, Inc., c/o BNY Mellon Shareowner Services, P.O. Box 358015, Pittsburgh, Pennsylvania 15258, or going to the BNY Mellon Shareowner Services web site, www.bnymellon.com/shareowner/isd.

If you are eligible for householding, or hold stock in more than one account and wish to receive only a single copy of the Notice for your household, please contact Phoenix Shareholder Services as indicated above.

HOW MANY DIRECTORS DO YOU HAVE? HOW MANY ARE INDEPENDENT?

Our Board currently has 11 members, all of whom are independent under the NYSE rules, except Mr. James D. Wehr, who is also our President and Chief Executive Officer.

WHERE CAN I LEARN MORE ABOUT THE BOARD’S ACTIVITIES?

Please turn to Election of Directors on page 7.

WHO CAN ANSWER MY QUESTIONS ABOUT THE COMPANY?

If you have questions about your shares or status as a shareholder of the Company, please call Phoenix Shareholder Services at 800.490.4258. If you have questions about our Proxy Statement or our Annual Meeting, please call Phoenix Investor Relations at 860.403.7100.

HOW CAN I GET ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS?

If you are a registered shareholder, simply log on to the web site www.bnymellon.com/shareowner/isd and follow the instructions to enroll in MLink.

Utilizing MLink for delivery of shareholder communications saves the Company a significant portion of the costs associated with printing and mailing. We also believe that registered shareholders will find this service convenient and useful. MLink allows you to have on-line access to your shareholder communications 24 hours a day, seven days a week within a secure, customized mailbox. If you register for MLink and electronic delivery, we will usually not send you paper copies of shareholder materials unless you request them, although we may choose to send one or more items to you in paper form despite your consent to receive them electronically. If you register for MLink, you will be responsible for your usual internet charges (e.g., online fees) in connection with your registration. Your consent will be effective until you revoke it by terminating your registration at the web site www.bnymellon.com/shareowner/isd.

If you are a beneficial owner of shares, please contact your bank or broker to learn how to get electronic delivery.

HOW CAN I GET COPIES OF THE DOCUMENTS REFERENCED IN THIS PROXY?

You may receive a copy of any document referenced or incorporated by reference herein, other than the Proxy Statement and Annual Report, without charge. We will respond to any such request within one business day of our receipt of the request and provide the documentation by first class mail or an equally prompt means of delivery. If you would like to make such a request, please contact our Corporate Secretary by e-mail to corporate.secretary@phoenixwm.com or by mail to:

Corporate Secretary

The Phoenix Companies, Inc.

One American Row

P.O. Box 5056

Hartford, Connecticut 06102-5056

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 7, 2010.

The Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders and the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2009 are available at http://www.proxyvoting.com/pnx.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board is responsible for providing effective governance over the Company’s affairs. Our commitment to good corporate governance, which aligns the interests of the Board and management with those of shareholders and promotes honesty and integrity, is reflected in our Corporate Governance Principles. To maintain corporate governance best practices, our Corporate Governance Principles are reviewed at least annually by the Governance Committee, and to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by the full Board. Highlights of our corporate governance practices, including our Corporate Governance Principles, are described below. More information about corporate governance, including our Corporate Governance Principles, may be found on our web site at www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance”. Copies may also be obtained by contacting our Corporate Secretary at one of the addresses listed under Shareholder and Interested Party Communications on page 19.

Until April 15, 2009, our chief executive officer (“CEO”) served as Chairman of the Board. Over our nine years as a public company, we have had three CEOs. The first two served concurrently as Chairman of the Board. However, upon the retirement of Mrs. Dona D. Young, who had served as our Chairman/CEO for approximately six years, our Board re-evaluated its leadership structure. In April, 2009, with the appointment of Mr. James D. Wehr as our new CEO, the Board determined that it would be preferable for one of our independent directors to serve as Chairman, considering Mr. Wehr’s newness to the director and CEO roles. The Board elected as Chairman, Mr. Thomas S. Johnson, who has over nine years of service on the Board, was previously chairman and chief executive officer of GreenPoint Financial Corporation from 1993 to 2004, was president and a director of Manufacturers Hanover Trust Company and Manufacturers Hanover Corporation from 1989 to 1991, and has served on several other public company boards. We believe this leadership structure is best for our Company and our shareholders as Mr. Wehr serves as CEO of our Company and focuses more on the operation of the Company.

In connection with the recent change in our Board leadership structure, we amended corporate governance guidelines to allow the Board to choose whether to keep the roles of CEO and Chairman separate or have one person serve in both capacities. Our governance guidelines require that if the Chairman is an independent member of the Board, he or she shall also serve as the chairman of the Company’s executive committee. If the Chairman is also the CEO, the independent members of the Board will appoint an independent member of the Board to serve as the chairman of the executive committee (the “Lead Director”). The chairman of the executive committee will perform the functions typically assigned to a Lead Director, including presiding at executive sessions, being available to the other members of the Board (and to the Chairman of the Board if he or she is the CEO) to discuss matters of importance to the Company, advising on agendas and Board materials, and assuming other responsibilities and initiatives as appropriate. Pursuant to the Company’s Bylaws, the chairman of the executive committee will have the authority to call meetings of the Board if and when the chairman deems appropriate.

Our Board has 10 independent members and one non-independent member, the CEO. A number of our independent Board members are currently serving or have served as members of senior management of other public companies and have served as directors of other public companies. We have five committees of the Board created to perform critical oversight functions. Three of these are standing committees: the Audit Committee, the Compensation Committee, and the Executive Committee. The Board has created two additional committees by resolution: the Finance Committee and the Governance Committee. Only directors who are not current or former employees of the Company or its affiliates (“Non-employee Directors”) may be members of the Audit Committee, the Compensation Committee or the Governance Committee. It is our practice that, except for the Executive Committee, only Non-employee Directors may be members of the Board committees. Our Chairman serves as the chair of the Executive Committee and Non-employee Directors serve as the chairmen of the other committees. We believe that the number of independent, experienced directors that make up our Board, along with the independent oversight of the Board by the non-executive Chairman, benefits our Company and our shareholders.

Our full Board is responsible for the oversight and review of the Company’s policies, practices and procedures relating to risks and risk management processes, with the assistance of our Governance Committee and Audit Committee. While every Committee considers risks that are associated with or involved in its area of responsibility, the Governance and Audit Committees have specific responsibilities. The Governance Committee periodically reviews management’s risk philosophy; reviews policies, practices and procedures with respect to risk assessment and risk management; discusses with management at least annually the Company’s major financial risk exposures and the steps management has taken to monitor and mitigate such exposures. The Audit Committee, as required by the New York Stock Exchange rules, meets periodically with management to discuss policies with respect to risk assessment and management and to review major financial risk exposures and the steps taken to monitor and control them. Both the Governance Committee and the Audit Committee report regularly to the full Board, which also considers the Company’s risk profile. The full Board receives at least one report on risks facing the Company each year and focuses on the most significant risks facing the Company and the Company’s general risk management strategy to assess whether risks undertaken by the Company are consistent with the Board’s tolerance for risk. While the Board oversees the Company’s risk management, Company management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

On November 5, 2009, the Company’s Board reduced the size of the Board from 15 to 11, effective at the end of business on November 6, 2009. As a result, four directors stepped down voluntarily. This action was taken to reflect the Company’s smaller size and 2009 New York insurance legislation that affected the Board size of the Company’s principal subsidiary, Phoenix Life Insurance Company (“Phoenix Life”). Our Board consists of three classes of directors, the members of which are each elected to three-year terms. At our Annual Meeting on May 7, 2010, four directors will be elected to hold office for three years. These terms may be limited by the mandatory retirement provisions of our Corporate Governance Principles.

We believe our Board members have demonstrated leadership skills and have experience and judgment in areas that are relevant to our business. We believe that their ability to challenge and direct management and their dedication to the affairs of the Company collectively serve the interests of the Company and its shareholders.

The nominees listed on page 9, and supported by the Board, are all current directors. Your proxy card will be used to vote for the election of all of the Board’s four nominees that follow on page 9, unless you withhold the authority to do so when you send in your proxy. If any of the nominees becomes unable or unwilling to accept nomination or election, it is intended that, in the absence of contrary specifications in a proxy, each proxy will be voted for the balance of those named and for a substitute nominee or nominees. We know of no reason to anticipate such an occurrence. All nominees have consented to be named as nominees and to serve as directors if elected.

THE FOLLOWING PERSONS ARE NOMINEES FOR ELECTION AS DIRECTORS OF THE COMPANY FOR TERMS TO EXPIRE AT THE 2013 ANNUAL MEETING OF SHAREHOLDERS; THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL OF THEM:

The Board of Directors has determined that, given the businesses in which the Company is involved and the issues it confronts, it has need for several competencies among its members, including the following backgrounds: current or prior experience as the chief executive officer of a public company; finance experience; accounting expertise; investment management experience; law practice; and marketing experience. The Board also believes that it is important that its membership reflect the diversity of the constituencies it serves.

Name/Age(1)	Service as Director(2)	Business Experience/Other Directorships
Arthur P. Byrne age 64	since 2000 (for Phoenix Life since 1997)	Operating partner of J.W. Childs Associates, L.P., a private equity fund based in Boston, Massachusetts since 2002; Chairman of The Esselte Corporation since 2002; President, Chief Executive Officer and Chairman of The Wiremold Company from 1991 to 2002; Chairman of W/S Packaging Inc. since 2006. Mr. Byrne has many years of prior experience as a chief executive officer and significant experience in the area of finance.
Ann Maynard Gray age 64	since 2002	President of the Diversified Publishing Group of Capital Cities/ABC, Inc. from 1991 to 1998; current director of Duke Energy Corporation. Ms. Gray has many years of experience in finance and marketing functions, as well as the experience of having presided over a major division of a public company.
Arthur F. Weinbach age 66	since 2008	Executive Chairman and Chairman of the Board of Broadridge Financial Solutions, Inc. since 2007; associated with Automatic Data Processing, Inc. (ADP) since 1980, served as Chairman and Chief Executive Officer of ADP from 1998 to 2006 and retired as Chief Executive Officer in 2006 and retired as Chairman in 2007; current director of CA Inc. Mr. Weinbach brings to the board a long career as a certified public accountant and experience in many executive roles, including having served as a chief executive officer.
James D. Wehr age 52	since 2009	President and Chief Executive Officer since April 2009; Senior Executive Vice President and Chief Investment Officer since February 2007; Executive Vice President and Chief Investment Officer from February 2005; Senior Vice President and Chief Investment Officer of the Company and Phoenix Life since January 1, 2004; Senior Managing Director and Portfolio Manager at Phoenix Investment Partners (now Virtus Investment Partners, Inc.) from 1995 through 2003; joined Phoenix in 1981and held a series of increasingly senior investment positions, including credit research, trading and portfolio management prior to 1995. Mr. Wehr serves on the Board of Directors as the Company’s Chief Executive Officer.
(1) All ages are as of March 8, 2010. (2) Of both the Company and of its subsidiary, Phoenix Life, except as otherwise noted.

Continuing Directors

The following directors, whose terms expire at the 2011 Annual Meeting of Shareholders, will continue to serve as directors:

Name/Age(1)	Service as Director(2)	Business Experience/Other Directorships
Martin N. Baily age 65	since 2005	Senior Fellow at the Brookings Institution since 2007; Senior Fellow at the Peterson Institute for International Economics from 2001-2007; Senior Advisor to McKinsey & Company since 2002; Chairman and a Cabinet Member of the President’s Council of Economic Advisors from 1999 to 2001; Principal of McKinsey & Company from 1996 to 1999. Mr. Baily holds a PhD in economics from Massachusetts Institute of Technology and has expertise in the field of finance through work in the private sector and government.
John H. Forsgren, Jr. age 63	since 2005	Vice Chairman, Executive Vice President and Chief Financial Officer of Northeast Utilities from 2001 through 2004, and Executive Vice President and Chief Financial Officer from 1996 to 2001; Managing Director of Chase Manhattan Bank from 1995 to 1996; Executive Vice President of Sun International Investments, Ltd. from 1994 to 1995; Senior Vice President and Chief Financial Officer of Euro Disney (a subsidiary of The Walt Disney Company) from 1990 to 1994 and Vice President and Treasurer of The Walt Disney Company from 1986 to 1990; director of NEON Communications Group, Inc. from 1998 to 2007; director of CuraGen Corporation from 2002 to 2009 and Executive Chairman during 2009; director of Trident Resources Corp. and Port Townsend Paper Co.; elected to the Board of Duke Energy Corporation effective August 2009. Mr. Forsgren served as chief financial officer of a public company, served in financial functions in a variety of different businesses and has experience in accounting, finance and investments.
Thomas S. Johnson age 69	since 2000	Chairman of the Board of the Company since April 2009; Chairman and Chief Executive Officer of GreenPoint Financial Corporation from 1993 to 2004; President and director of Manufacturers Hanover Trust Company and Manufacturers Hanover Corporation from 1989 to 1991; current director of R.R. Donnelley & Sons Company, Inc. and Alleghany Corporation. Having had a career working for several banks in increasingly senior roles, including chief executive officer and chief financial officer, Mr. Johnson is experienced in accounting and finance.
(1) All ages are as of March 8, 2010. (2) Of both the Company and of its subsidiary, Phoenix Life, except as otherwise noted.

The following directors, whose terms expire at the 2012 Annual Meeting of Shareholders, will continue to serve as directors:

Name/Age(1)	Service as Director(2)	Business Experience/Other Directorships
Sanford Cloud, Jr. age 65	since 2001	Chairman and Chief Executive Officer of The Cloud Company, LLC since 2005; Chairman, The Connecticut Health Foundation since 2010; President and Chief Executive Officer of The National Conference for Community and Justice from 1994 through 2004; partner at the law firm of Robinson & Cole LLP from 1993 to 1994; Vice President at Aetna, Inc. from 1986 to 1992; Connecticut State Senator from 1977 to 1980; current trustee of Northeast Utilities and non-executive Chairman of Ironwood Mezzanine Fund L.P. Mr. Cloud is an attorney who has worked in private practice, as in-house counsel, served in the state legislature, and served as a senior officer of a major insurance company and as a chief executive officer of a large not-for-profit organization.
Gordon J. Davis, Esq. age 68	since 2000 (for Phoenix Life since 1986)	Partner at the law firm of Dewey & LeBoeuf LLP since 1994, except during much of 2001 (formerly LeBoeuf, Lamb, Greene & MacRae LLP); President of Lincoln Center for the Performing Arts from January to November 2001; current director of Consolidated Edison of New York, Inc. and of approximately 35 registered investment companies within the Dreyfus family of funds. Mr. Davis is an attorney who currently serves as a director of a number of funds; has served as chief executive officer of a large not-for-profit organization; and over the course of his career, has worked in and with city and state government.
Jerry J. Jasinowski age 71	since 2000 (for Phoenix Life since 1995)	President of the Manufacturing Institute, an affiliate of the National Association of Manufacturers, from 2004 through 2007; former President of the National Association of Manufacturers from 1990 to 2004, Executive Vice President and Chief Economist from 1983 to 1989 and Senior Vice President and Chief Economist from 1981 to 1983; Assistant Secretary of Policy at the U.S. Department of Commerce from 1977 to 1980; current director of Avectra and the Timken Company. Mr. Jasinowski has broad experience in finance and marketing through service in government and as president of a major trade organization.
Augustus K. Oliver, II age 60	since 2008	Managing Member of Oliver Press Partners, LLC since 2005; Managing Member of Oliver Press Investors, LLC since 2005; Managing Member of WaterView Advisors, LLC from 1999 to 2005; current director of Scholastic Corporation and Comverse Technology, Inc. Mr. Oliver has experience in investment matters.
(1) All ages are as of March 8, 2010. (2) Of both the Company and of its subsidiary, Phoenix Life, except as otherwise noted.

Board Committee Membership and Meetings

It is the general practice of the Company that all major decisions are to be considered and made by the Board as a whole. However, in order to operate efficiently, the Board has created five committees to perform what the Board believes are basic and essential functions. Three of these are standing committees: the Audit Committee; the Compensation Committee; and the Executive Committee (the “Audit Committee”, “Compensation Committee” and “Executive Committee”, respectively). The Board has created two additional committees by resolution: the Finance Committee; and the Governance Committee (the “Finance Committee” and “Governance Committee”, respectively). Only Non-employee Directors may be members of the Audit Committee, the Compensation Committee or the Governance Committee. Members of these three committees must also meet certain other independence standards, including those of the NYSE and the Sarbanes-Oxley Act of 2002. The Audit, Compensation and Governance Committees have express authority to independently retain advisors to help fulfill their responsibilities. It is our practice that, except for the Executive Committee, only Non-employee Directors may be members of the Board committees. Prior to April 15, 2009, our Lead Director, who was elected by our Non-employee Directors, served as the chair of the Executive Committee and also presided as chair of the meetings of our Non-employee Directors, which meetings occur at every regular meeting of the Board.

The current Board committees, their responsibilities, committee membership and the number of meetings of each committee in 2009 follow. The descriptions are merely summaries; each is subject to additional details and qualifications imposed by applicable law, the Company’s certificate of incorporation, the committees’ respective charters and resolutions of our Board and our Corporate Governance Principles. The Audit Committee, Compensation Committee, Finance Committee and Governance Committee charters may be found on our web site at www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance”.

Each director of the Company also serves, without additional compensation, as a member of the board of directors of the Company’s subsidiary, Phoenix Life. Phoenix Life established the Policyholder Affairs Committee, the responsibilities of which include oversight of the closed block of insurance contracts created when Phoenix Life demutualized in 2001. The members of this committee are also members of Phoenix Life’s Investment Committee and the Board’s Finance Committee. Mr. Thomas S. Johnson, as Chairman, is an ex-officio member of all committees, except the Executive Committee, where he serves as the Committee chair.

The chair of each committee below is listed with an asterisk.

AUDIT COMMITTEE
Responsibilities	Members	Number of 2009 Meetings

•    Recommending to the Board the selection of our independent registered public accounting firm

•    Reviewing the scope, plans and results relating to our internal and external audits and financial statements

•    Reviewing our financial condition

•    Reviewing the quality and integrity of our financial reporting processes and procedures

•    Reviewing our significant business and financial risks and exposures and evaluating the adequacy of our internal controls in connection with such risks and exposures

•    Reviewing our policies on ethical business conduct and monitoring its compliance with those policies

	Arthur F. Weinbach*(1) Martin N. Baily Arthur P. Byrne(1) John H. Forsgren, Jr. Augustus K. Oliver, II	16

See also the Audit Committee Report beginning on page 22 for a discussion of the Audit Committee’s oversight responsibilities.

All five members of the Audit Committee have been determined to possess the qualifications to sit on the Committee based on their professional experience: Mr. Weinbach is a certified public accountant and has served as both a chief financial officer and a chief executive officer and has been designated one of the Committee’s financial experts; Mr. Oliver has been a principal in the investment management business for many years and holds a law degree. Mr. Baily holds a PhD in economics and has utilized his expertise in several positions in private sector and government, including the Council of Economic Advisers; Mr. Byrne holds undergraduate and graduate degrees in economics and business administration, has served as the chief executive officer of a corporation and has been designated a financial expert; Mr. Forsgren holds a Master of Business Administration degree and has served in financial officer positions, including chief financial officer, in several different businesses.

(1) Financial Expert

COMPENSATION COMMITTEE
Responsibilities	Members	Number of 2009 Meetings

•    Evaluating the targeted compensation of the chief executive officer, senior executive vice presidents, executive vice presidents, and other officers required by law

•    Reviewing and recommending to the independent members of the Board for approval the compensation of the chief executive officer

•    Reviewing and, with respect to certain senior officers, approving base salary levels, incentive compensation opportunities and incentive awards

•    Reviewing and, with respect to certain senior officers, approving benefits under plans exempt from the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)

•    Reviewing and recommending compensation of the members of the Board

•    Overseeing the granting of stock options, restricted stock units and other equity-based compensation

•    Reviewing and approving the annual compensation programs for all employees

	Sanford Cloud, Jr.* Arthur P. Byrne Ann Maynard Gray Arthur F. Weinbach	10

See also the Compensation Committee Charter, Processes, Interlocks and Report, beginning on page 24 and Compensation Discussion and Analysis on page 27 for further detail regarding the functions of the Compensation Committee.

All four members of the Committee have been chief executive officers of organizations and have significant experience in addressing the compensation needs of the organizations they have run: Mr. Cloud served for several years as the chief executive officer of National Conference for Community and Justice and also is an attorney; Mr. Byrne served as chief executive officer of Wiremold Corporation; Ms. Gray served as the president of the Diversified Publishing Group of Capital Cities/ABC, Inc.; Mr. Weinbach served in several different roles, and ultimately chief executive officer, at Automatic Data Processing, Inc. and currently serves as chairman of Broadridge Financial Solutions, Inc.

EXECUTIVE COMMITTEE
Responsibilities	Members	Number of 2009 Meetings
• Exercising the powers and authority of the Board with respect to overseeing our property, affairs and businesses during periods between meetings of the Board	Thomas S. Johnson* Sanford Cloud, Jr. John H. Forsgren, Jr. Ann Maynard Gray James D. Wehr Arthur F. Weinbach	4
The members of the Executive Committee consist of the chairs of the committees, plus Mr. Wehr as Chief Executive Officer.

FINANCE COMMITTEE
Responsibilities	Members	Number of 2009 Meetings
• Exercising the authority of the Board with respect to our financial and investment policies • Establishing and exercising general supervision over our investment policies and programs and authorizing the issuance of debt and the establishment of financing arrangements (other than through the issuance of stock) • Exercising general supervision over the disposition of our subsidiaries and of material assets • Reviewing policies and positions, and those of our major subsidiaries, regarding interest rate risk, liquidity management, counterparty risk, derivative usage and foreign exchange risk	John H. Forsgren, Jr.* Martin N. Baily Gordon J. Davis Jerry J. Jasinowski. Augustus K. Oliver, II	7

The members of the Finance Committee all have deep experience in finance and /or investment: Mr. Forsgren holds a Master of Business Administration degree and has served in financial officer positions, including chief financial officer, in several different businesses; Mr. Baily holds a PhD in economics and has utilized his expertise in several positions in private sector and government, including the Council of Economic Advisers; Mr. Byrne holds undergraduate and graduate degrees in economics and business administration and has served as the chief executive officer of a corporation; Mr. Davis has served for many years on the boards of several mutual funds; Mr. Jasinowski has experience in finance and marketing through service in government and as president of a major trade organization.; Mr. Oliver has devoted his career to the investment management business.

GOVERNANCE COMMITTEE
Responsibilities	Members	Number of 2009 Meetings

•    Assisting the Board, in conjunction with the Audit Committee, in fulfilling its responsibilities with respect to overseeing our policies, practices and procedures relating to risks and risk management

•    Presenting qualified candidates to the Board for election as directors

•    Reviewing the committee structure of the Board

•    Making recommendations to the Board with respect to matters of corporate governance

•    Exercising the authority of the Board with respect to matters relating to the interests of our shareholders or to our relationships to the community at large, including: charitable contributions; government affairs and public relations; employee voluntary participation in community affairs; and philanthropic programs

	Ann Maynard Gray* Sanford Cloud, Jr. Gordon J. Davis Jerry J. Jasinowski	6
The four members of the Governance Committee have significant experience in governance, from varying perspectives: Ms. Gray has served on several outside boards of directors and currently serves as the lead director of Duke Energy Corporation; Mr. Cloud is an attorney, has served as the chief executive officer of a not-for-profit organization, has sat on the boards of several companies and has held elective office in the State of Connecticut; Mr. Davis is an attorney, has served as the chief executive officer of a not-for-profit organization, has sat on the boards of several companies and has worked in various capacities for the City of New York; Mr. Jasinowski has previously served as Assistant Secretary of Policy at the U.S. Department of Commerce and as president of a major trade organization and has sat on the boards of several companies.

Executive Sessions of the Board

As provided in the Corporate Governance Principles, the Non-employee Directors of the Company meet in executive session at each regular Board meeting. The non-employee chairman of the Board and chair of the Executive Committee of the Board, currently Mr. Thomas S. Johnson, presides at these meetings.

Director Independence

A majority of the directors of the Board must meet the criteria for independence established by the Board in accordance with the NYSE rules. Under these rules, a director will not qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Company. As permitted by the NYSE rules, the Governance Committee has recommended, and the Board has adopted, a set of categorical standards (the “Categorical Independence Standards”) to assist the Board in making independence determinations. These Categorical Independence Standards may be found on our web site at www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance”.

In January 2010, the Governance Committee and the Board evaluated the independence of each director other than our chief executive officer, who is a Company employee, in accordance with the provisions of the Categorical Independence Standards and the NYSE rules. As a result of this evaluation, the Governance Committee has recommended, and the Board has affirmatively determined, that all members of the Board other than the chief executive officer, including all directors standing for election, are independent under both the Categorical Independence Standards and the NYSE rules.

Audit Committee Financial Expert

Mr. Arthur F. Weinbach, the Audit Committee’s chair, and Mr. Arthur P. Byrne were determined by the Board, based on their education and experience, to be audit committee financial experts, as defined by applicable federal securities law. Messrs. Weinbach and Byrne were determined by the Board to be independent, as described in Director Independence on page 16.

Director and Management Performance Evaluations

The Board is required under the Corporate Governance Principles to conduct an annual self-evaluation to assess its performance. As part of this self-evaluation process, the Governance Committee receives comments from all directors and provides its assessment to the Board as to the performance of the directors and the committees of the Board. This assessment focuses on the Board’s contribution to the Company, as well as areas in which either the directors or management believes the Board could improve. The Audit, Compensation, Governance and Finance Committees also conduct annual self-evaluations to assess their performance.

The Board also conducts an annual review of the Chief Executive Officer’s performance to ensure that the Chief Executive Officer is providing the best leadership for the Company in the long- and short-term. Under the procedures set forth in our Corporate Governance Principles, this process is led by our Governance Committee and Compensation Committee, in consultation with the entire Board, and the results of the review are communicated to the Chief Executive Officer directly by the Chairpersons of the Governance Committee, the Compensation Committee and the Executive Committee, or their designees.

Director Nomination Process

Our Corporate Governance Principles give the Governance Committee responsibility for proposing qualified candidates to the Board. In considering candidates for nomination to the Board, the Governance Committee weighs a director candidate’s professional achievements, intellectual skills, diversity of professional experience, personal diversity, commitment to board service and integrity. In recruiting director candidates for nomination to the Board, the Governance Committee seeks to identify individuals whose records of achievement, breadth of experience, commitment to excellence and unquestioned integrity will best serve the Company in its pursuit of growth in the markets in which it operates, and in potential markets it may enter in the future, while at the same time assuring the Company’s shareholders and other constituencies that the Company remains firmly committed to the Company’s core ethical values. The application of these factors involves the exercise of judgment. As a result, the Governance Committee does not have a standard set of fixed qualifications that applies to all director candidates, although at a minimum each director candidate’s ability to satisfy any applicable legal requirements or listing standards and his or her ability and willingness to devote significant attention to the Company’s needs through regular attendance at meetings, preparation for meetings and availability for regular consultation between meetings is assessed.

Diversity is among the factors that the Governance Committee considers in identifying nominees for director. To that end, the Governance Committee has adopted a diversity policy with respect to the identification of director nominees. The policy provides that when assessing potential candidates, the Governance Committee (1) seeks candidates having a variety of backgrounds, including investment, management, accounting, marketing, law, economics, manufacturing, public sector, human relations and academia, and (2) seeks directors who are committed to ensuring that the organization values diversity. The Board therefore seeks candidates who will increase the diversity of the board in all respects and thereby benefit the Company with their ideas, perspectives, experience and wisdom.

In applying such factors in identifying director nominees, the Governance Committee will consider how the candidate would contribute to the Board’s overall balance of diversity of expertise, perspectives, backgrounds and experiences in substantive matters pertaining to the Company’s business. On an annual basis, the Governance Committee, in consultation with the rest of the Board, conducts an evaluation on the composition of the Board and reviews the diversity policy to assess the effectiveness of such policy.

The Governance Committee may also consider particular areas of expertise for a given vacancy either because of needs arising from the retirement of a director or those arising out of changes in our business focus, our industry or the regulatory environment. Except in special circumstances, the Governance Committee generally will not recommend an increase in the number of directors beyond the current level of 10 independent directors, plus our chief executive officer.

The Governance Committee looks to its members and to other directors for recommendations for new directors. It may also retain a search firm and will consider individuals recommended by shareholders. Shareholders should submit their recommendation as outlined under Shareholder and Interested Party Communications on page 19. If a vacancy on the Board exists or is anticipated, the Governance Committee will evaluate all proposed nominees in light of the standards above, as well as others deemed relevant. Following its evaluation of all proposed nominees and consultation with our chief executive officer, the Governance Committee will recommend to the Board the individual(s) it considers most qualified to be nominated to run for election to the Board. The Board will make the final determination as to the individual(s) who will be nominated to run for election.

Director Orientation and Continuing Education

In order to best enable directors to serve as the ultimate monitor of the Company’s performance, the Company has an orientation and continuing education process for Board members that includes extensive materials, meetings with key management and visits to the Company’s headquarters. Through this process, members of the Board are educated on issues of importance to the Board, the Company and the businesses in which the Company is engaged by members of management or third parties having expertise in the subject areas discussed.

Code of Conduct

We have adopted a written Code of Conduct to govern and strengthen our commitment to our shareholders, customers, corporate citizenship, employees, ethics and compliance. The Company is committed to the highest standards of legal and ethical conduct in all of our business dealings, and the Code of Conduct represents a compilation of certain key policies, standards and guidelines which guide our business activities in order to ensure we uphold these standards. The Code of Conduct covers all areas of professional conduct, including, among others, conflicts of interest, corporate opportunities, insider trading, confidentiality, protection and use of company property, customer complaints, fraud, compliance with legal and regulatory requirements, equal opportunity, sexual harassment, workplace safety and code compliance. All of our directors, officers and employees are required to abide by our Code of Conduct. Employees are required to report suspected violations of the Code of Conduct.

The Code of Conduct is available on our web site at www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance.” We intend to post any amendments to, or waivers of, the Code of Conduct applicable to our principal executive officer, principal financial officer or principal accounting officer on our web site. You may request a printed copy of the Code of Conduct by writing to the Corporate Secretary at either of the addresses listed under Shareholder and Interested Party Communications on page 19.

Policy Regarding Transactions with Related Persons

On November 2, 2006, the Board adopted a written Policy Regarding Transactions with Related Persons (the “Related Person Policy”). The Related Person Policy provides that any Related Person (as defined by Item 404(a) of Regulation S-K) must promptly report to the Company’s General Counsel any direct or indirect material interest in any transaction that is reportable by the Company in its Proxy Statement pursuant to Item 404(a) of Regulation S-K (each, a “Related Person Transaction”). No Related Person Transaction may be consummated or shall continue without the approval or ratification of the Audit Committee and any director that is a party to a Related Person Transaction shall recuse himself or herself from any such vote.

Transactions with Related Persons

State Farm Mutual Automobile Insurance Company (“State Farm”) beneficially owns more than 5% of our outstanding Common Stock. In 2009, our subsidiaries incurred total compensation of $29.3 million to entities which were either subsidiaries of State Farm or owned by State Farm employees, for the sale of our insurance and annuity products. During 2009, we made payments of $31.4 million to State Farm entities for this compensation.

Director Sanford Cloud, Jr. is the non-executive chair and a member of the limited liability company that serves as the general partner of Ironwood Mezzanine Fund LP (“Ironwood”), a mezzanine debt fund. For his services as non-executive chair of Ironwood, Mr. Cloud is paid an annual fee of $25,000. As a member of Ironwood, he also has an indirect equity interest in Ironwood. One of the Company’s subsidiaries is an investor in, and limited partner of, Ironwood. During 2009, the Company’s subsidiary did not fund any pre-existing commitments to Ironwood; however, the Company’s subsidiary did receive returns on sums previously invested in the amount of $144,000.

All Related Person Transactions have been approved or ratified by the Audit Committee in compliance with the Related Person Policy. The Board has determined that Mr. Cloud is independent under the Categorical Independence Standards and the NYSE rules.

Board Attendance and Annual Meeting Policy

Directors are expected to attend our Annual Meetings of Shareholders, Board meetings and meetings of the committees on which they serve. In 2009, there were 11 meetings of the Board. Each of the directors attended at least 75% of the meetings of the Board and committees on which he or she served. All members of the Board attended the 2009 Annual Meeting of Shareholders.

Shareholder and Interested Party Communications

If you would like to nominate an individual for election to the Board or submit a shareholder proposal for the 2011 Annual Meeting of Shareholders, we must receive your proposal at our executive offices in Hartford, Connecticut no later than November 23, 2010. Proposals for inclusion in the Proxy Statement must comply with the requirements of the Securities Exchange Act of 1934, as amended, including Rule 14a-8, as well as with our bylaws. A copy of our bylaws may be obtained from our Corporate Secretary at one of the addresses below.

Proposals should be addressed by e-mail to corporate.secretary@phoenixwm.com or by mail to:

Corporate Secretary

The Phoenix Companies, Inc.

One American Row

P.O. Box 5056

Hartford, Connecticut 06102-5056

If you wish to present a matter for action at the 2011 Annual Meeting of Shareholders, but choose not to do so under Rule 14a-8, you must deliver a notice containing the information required by the Company’s bylaws to our Corporate Secretary at one of the addresses above on or before February 6, 2011, but no earlier than January 7, 2011.

Shareholders and other interested parties who wish to communicate with any director(s), committee(s), the presiding director at meetings of non-management directors of the Company, the non-management directors as a group or the entire Board, should send such communication to the relevant director, committee, or group of directors in care of the Corporate Secretary at the mailing address above or to the e-mail address listed above, indicating the director, committee, or group of directors with which they wish to communicate. If shareholders or other interested parties making such communications want their identity to be kept confidential, they should so indicate in their letter or e-mail. The Corporate Secretary will promptly forward all communications to the designated director.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On February 25, 2010, the Audit Committee of our Board (the “Audit Committee”), subject to ratification by the shareholders, appointed PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, to audit and report on our consolidated financial statements for the fiscal year ending December 31, 2010. We have been advised that representatives of PwC will attend the Annual Meeting. They will have the opportunity to make a statement and to respond to questions from shareholders.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF PwC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

Fees Incurred for Services Performed by PwC

Our Board has a policy to assure the independence of its independent registered public accounting firm. Prior to each fiscal year, the Audit Committee receives a written report from PwC describing the elements expected to be performed in the course of its audit of the Company’s financial statements for the coming year. The Audit Committee may approve the scope and fees not only for the proposed audit, but also for various recurring audit-related services. For services of its independent registered public accounting firm that are neither audit-related nor recurring, a Company vice president may submit in writing a request to the Company’s internal auditor, accompanied by approval of the Company’s chief financial officer or chief accounting officer. The Audit Committee may pre-approve the requested service as long as it is not a prohibited non-audit service and the performance of such service would be consistent with all applicable rules on auditor independence. The Audit Committee may also delegate pre-approval authority to one or more of its members.

All services performed for us by PwC in 2009 and 2008 were pre-approved by the Audit Committee pursuant to the policy described above.

The services performed by PwC in 2009 and 2008 are described below. PwC does not provide any services to us prohibited under applicable laws and regulations. To the extent PwC provides us with consulting services, those services are closely monitored and controlled by both management and the Audit Committee to ensure that their nature and extent do not interfere with PwC’s independence. The independence of PwC is also considered annually by our Board.

PwC Fees	2009	2008

Audit Fees(1)	$2,549,000	$3,229,000

Audit-Related Fees(2)	124,000	978,000

Tax Fees(3)	0	75,000

All Other Fees(4)	21,000	36,000

Total Fees	$2,694,000	$4,318,000

(1)

Amounts represent fees for the annual audits of our financial statements and internal controls, reviews of our financial statements for interim periods, audits of statutory and other regulatory filings and audits of our internal control over financial reporting. In addition, these amounts include fees for consents and other assistance related to documents filed with the Securities and Exchange Commission.

(2)

Amounts represent fees for employee benefit plan audits, due diligence review and the performance of agreed-upon procedures for regulatory purposes. The 2008 amount is attributable to (i) audit fees related to the spin-off of the Company’s asset management business and the filing of a registration statement on Form 10, and (ii) audit fees related to the Company’s change in accounting for certain of its long duration reinsurance contracts.

(3)	Amounts represent fees for assistance with tax planning and analysis related to the spin-off of the Company’s asset management business.
(4)	Amounts represent fees for research and regulatory reporting compliance software and examination assistance related to the quinquennial examination of the State of Connecticut Insurance Department.

OTHER MATTERS

We are not aware of any matters, other than those referred to in this Proxy Statement, which will be presented at the Annual Meeting of Shareholders. If any other appropriate business is properly presented at the Annual Meeting of Shareholders, the proxies named in the accompanying form of proxy will vote the proxies in accordance with their best judgment in the interests of the Company.

AUDIT COMMITTEE CHARTER AND REPORT

Audit Committee Charter

The Audit Committee of the Board (the “Audit Committee”) reports to the Board and is responsible for overseeing and monitoring the Company’s financial accounting and reporting process, the system of internal controls established by management and the audit process of the Company. The Board adopted a written charter for the Audit Committee in 2001. Since then, the Board has amended the charter to conform to new requirements under applicable law, Securities and Exchange Commission (“SEC”) regulations and the New York Stock Exchange listing standards. A copy of this amended charter may be found on our web site, www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance”. The charter sets out the responsibilities, authority and specific duties of the Audit Committee. It also specifies the structure and membership requirements of the committee, as well as the relationship of the Audit Committee to the Company’s independent registered public accounting firm, internal auditor and management.

Audit Committee Report

The Audit Committee has submitted the following report for inclusion in this Proxy Statement:

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements and for the Company’s reporting process, including its systems of internal controls. PricewaterhouseCoopers LLP (“PwC”) is the Company’s independent registered public accounting firm, responsible for auditing the Company’s annual financial statements and performing quarterly reviews. In fulfilling its responsibilities, the Audit Committee relies, without independent verification, on the information provided by the Company’s management and by PwC.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and has met and discussed with management and with PwC, the Company’s audited financial statements for the year ended December 31, 2009. The Audit Committee also discussed with PwC the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T, including:

•	PwC’s responsibilities under generally accepted auditing standards;

•	the Company’s significant accounting policies;

•	management’s judgments and accounting estimates;

•	any significant audit adjustments;

•	any disagreements with management; and

•	any difficulties encountered in performing the audit.

Additionally, the Audit Committee met throughout the year with PwC, the Company’s chief financial officer and the Company’s internal auditor to discuss the results of their examinations and evaluations of the Company’s internal controls and of the overall quality, not just the acceptability, of the Company’s financial reporting process. The meetings with PwC occurred both with and without members of management present; the meetings with the chief financial officer and the internal auditor occurred both with and without other members of management present.

The Audit Committee has received from PwC the written disclosure and the letter required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence from the Company. PwC has confirmed in its letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws. The Audit Committee has considered whether provision of the non-audit services rendered by PwC during the Company’s most recent fiscal year is compatible with maintaining the independence of such auditors and deemed that it was.

Based on the reviews and discussions referred to in this report, the Audit Committee recommended to the Board, and the Board has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and be filed with the SEC. The Audit Committee has also approved, subject to shareholder ratification, the selection of PwC as the Company’s independent registered public accounting firm for the fiscal year 2010.

THE AUDIT COMMITTEE

Arthur F. Weinbach, Chair

Martin N. Baily

Arthur P. Byrne

John H. Forsgren, Jr.

Augustus K. Oliver, II

COMPENSATION COMMITTEE CHARTER, PROCESSES, INTERLOCKS AND REPORT

Compensation Committee Charter

The Compensation Committee of the Board (the “Compensation Committee”) consists of independent members of the Board, and meets at scheduled times during the year. Its purpose is to assist the Board in fulfilling its responsibility to maximize long-term return to our shareholders by ensuring that directors and employees are compensated according to the Company’s compensation philosophies, objectives and policies. The Compensation Committee’s responsibilities, summarized on page 14 of this Proxy Statement, are explicitly set forth within the terms of its charter, and are reviewed by the Board at least once a year. A copy of this charter may be found on our web site, www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance.” The charter sets out the responsibilities, authority and specific duties of the Compensation Committee. It also specifies the structure and membership requirements for the Compensation Committee.

In November 2009, the charter was amended to specifically enumerate the Committee’s responsibility to the evaluation of the risk related to the design and operation of the Company’s incentive compensation plans.

Processes and Procedures Related to Executive and Director Compensation

Pursuant to its charter, the Compensation Committee has the following authority and responsibilities with regard to determination and consideration of executive and director compensation:

•	assisting the Company in defining an executive total compensation policy for the Company and its subsidiaries that:

•	supports the Company’s overall strategy and objectives;

•	supports the attraction and retention of executives;

•	links total compensation to financial performance and the attainment of strategic objectives; and

•	provides competitive total compensation opportunities at a reasonable cost while enhancing the ability to fulfill the Company’s objectives;

•	reviewing and approving new compensation plans when appropriate to maintain consistency with our compensation policy and to monitor the appropriateness and effectiveness of such plans;

•

making any and all determinations necessary to qualify any compensation intended to be exempt from section 162(m) of the Internal Revenue Code of 1986, as amended, as performance-based compensation; and

•	reviewing director compensation at least biennially and recommending any changes it believes to be appropriate. See Director Compensation Review on page 73.

Annually, the chief executive officer (“CEO”) makes recommendations to the Compensation Committee with regard to base pay, target annual incentives, and target long-term incentives (collectively referred to as “Direct Compensation”) for:

•	all named executive officers (“NEOs”) except the CEO; and

•	executive vice presidents and above, as well as any Section 16 officers who are below the level of executive vice president.

The Compensation Committee is responsible for reviewing the CEO’s recommendations and all components of the NEOs’ compensation and making final decisions on Direct Compensation based on the Company’s compensation philosophy. See Determining Direct Compensation Levels on page 32.

With regard to the CEO, the Compensation Committee is responsible for making compensation recommendations to the Board for its approval.

The Compensation Committee has delegated the following authority to the CEO, except as to Section 16 officers and executive vice presidents and above (as defined in the Compensation Committee charter):

•

granting awards of restricted stock, restricted stock units (“RSUs”) and long-term performance units under The Phoenix Companies, Inc. 2003 Restricted Stock, Restricted Stock Unit and Long-Term Incentive Plan (the “RSU Plan”);

•

determining the treatment of stock options under The Phoenix Companies, Inc. Stock Incentive Plan, except for senior vice presidents and higher, and RSUs under the RSU Plan upon retirement for participants who terminate employment for any reason other than for cause, provided the participant qualifies for immediate commencement of early or normal retirement benefits under The Phoenix Companies, Inc. Employee Pension Plan (“the Employee Pension Plan”); and

•

determining the terms of RSU deferral offerings under the RSU Plan, including but not limited to, the opportunity to defer receipt of RSUs until termination of employment (or later, if required by law), receipt of dividend equivalents during deferral period, receipt of interest on dividend equivalents, and reinvestment of dividend equivalents in additional RSUs.

The Company’s legal and human resources executives support the Compensation Committee in its work. These executives recommend, but do not determine, the amount and form of executive and director compensation. During 2009, the Compensation Committee and the Board had direct access to an independent compensation consultant for advice on executive compensation matters. See Role of Compensation Consultant on page 31. The Compensation Committee has the sole authority to retain and terminate any such compensation consultant used to assist it in the evaluation of director, CEO or senior executive compensation. The Compensation Committee also has the sole authority to approve the consultant’s fees and other retention terms and to monitor the consultant’s objectivity and independence when rendering advice to the Compensation Committee. The Board’s and Committee’s consultant provided advice on a variety of matters in 2009.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during 2009 or as of the date of this Proxy Statement is or has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Compensation Committee or Board.

Compensation Committee Report

The Compensation Committee has submitted the following report for inclusion in this Proxy Statement:

Our Compensation Committee has reviewed and discussed Compensation Discussion and Analysis (which follows this report) contained in this Proxy Statement with management. Based on our review of, and the discussions with management with respect to, Compensation Discussion and Analysis, we recommended to the Board that Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

THE COMPENSATION COMMITTEE

Sanford Cloud, Jr., Chair

Arthur P. Byrne

Ann Maynard Gray

Arthur F. Weinbach

COMPENSATION OF EXECUTIVE OFFICERS

The following compensation discussion contains statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of our discussion regarding the compensation of our executive officers in this Proxy Statement and should not be interpreted, or relied upon, as statements of our expectations or estimates of results or other guidance. We specifically caution our shareholders not to apply these statements to other contexts.

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis sets forth our compensation policies, programs and practices for:

•

our chief executive officer (“CEO”), our chief financial officer (“CFO”), and the three highest paid executive officers, who collectively are our named executive officers (“NEOs”) listed in the Summary Compensation Table for 2009 Fiscal Year on page 50; and

•	officers with the title of executive vice president or higher, who report to our CEO.

The above are collectively referred to as “Senior Management.”

All compensation actions for our NEOs are approved by the Compensation Committee of the Board (“Compensation Committee”) and, for the CEO, the Board.

Our executive compensation program is designed to:

•	link compensation to performance results;

•	attract, motivate and retain high-caliber leadership by providing competitive compensation opportunities; and

•	align the interests of Senior Management and shareholders.

These design considerations are supported by:

•	analyzed market data to establish elements, levels and mixes of executive compensation to provide appropriate market-based compensation opportunities for our executives;

•	inclusion of equity compensation programs that align Senior Management compensation with shareholder returns;

•	pay-for-performance environment where our compensation programs are weighted heavily in favor of incentive pay and closely aligned with business objectives;

•	central belief that a greater percentage of compensation should be at risk in the form of performance-contingent incentives for executives who bear higher levels of responsibility for our performance;

•	utilization of a compensation consultant;

•	set of guidelines that require ownership and retention levels of Common Stock for Senior Management, further aligning the common interests of management and shareholders;

•	philosophy that perquisites and other personal benefits will not comprise a material component of our executive compensation program; and

•

utilization of change-in-control agreements with nine members of Senior Management who are integral to effectuating corporate transactions to allow them to focus on their responsibilities with minimal distraction from personal considerations.

Overall Objectives of Executive Compensation Programs

Our executive compensation program is a critical component of our performance culture. Closely aligned with our business strategy, the program seeks to motivate and reward strong business performance in order to position the Company for continued growth. It is designed to achieve the following objectives:

•

Link compensation to performance results. The program is weighted in favor of incentive pay, in the form of annual and long-term performance incentives, to motivate and reward the creation of shareholder value. For example, the 2009 target compensation mix for Mr. Wehr, our CEO, was 25% base salary and 75% incentive pay, while the average target 2009 compensation mix for the other NEOs was 30% to 35% base salary and 65% to 70% incentive pay.

•

Attract, motivate and retain high-caliber leadership by providing competitive compensation opportunities. The program benchmarks total compensation opportunities against appropriate groups of life insurance companies to attract and retain executives with the experience and talent required to achieve our strategic objectives. We complement this review by assessing the strategic value of each member of Senior Management to align total compensation opportunities with relative strategic value.

•

Align the interests of Senior Management and shareholders. The program rewards Senior Management when their performance produces profitable growth and improving returns. In 2009, the business goals used for determining annual incentive awards were based on four equally weighted corporate measures, three financial and one operational. These measures of success create a close alignment between Senior Management and shareholder interests.

Commitment to Pay for Performance

The compensation objectives outlined on page 28 have been central to our executive compensation philosophy since the Company became public in 2001. Over this period, we have established a strong pay-for-performance culture, including a mix of compensation elements for Senior Management heavily weighted in favor of incentive programs aligned with our business objectives. The Company strives to align compensation paid under both the annual and long-term incentive programs to the Company’s financial performance. As an example, the Company’s long-term incentive plans have not paid in five of the last eight years when financial and stock performance was poor.

Senior Management Incentive Program Funding Results (plan level percentage of target incentive award achieved based on financial results
Performance Year Ending	Annual Incentives	Long-Term Incentives
2002	0%(1)	125%
2003	105%(1)	0%
2004	97%(1)	0%
2005	98%(1)	93%
2006	0%(1)	75%
2007	125% - 163%(1)(2)	0%
2008	0%	0%
2009	53% - 92%	0%

(1)      Individual awards may have been more or less than plan result achieved due to distinctions in departmental and individual performance achievements.

(2)      The Company used a different mix of performance measures for its Life and Annuity business and Corporate functions.

The Company remains committed to maintaining its pay-for-performance culture as part of its business strategy.

Elements of Compensation

The executive compensation program consists of base pay, annual incentives and long-term incentives (collectively referred to as “Direct Compensation”), broad-based benefit plans available to all employees, stock awards to recognize special circumstances, share ownership and retention guidelines, a supplemental retirement plan, deferred compensation, perquisites, executive severance and change-in-control arrangements.

A description and the objective of each compensation element are summarized in the table that follows.

Compensation Element	Description	Objective
Base Salary

Fixed rate of pay that compensates employees for fulfilling their basic job responsibilities.

For Senior Management, increases are provided only in the case of shortfalls relative to industry practice, to recognize a significant increase in responsibilities or to maintain internal equity among peer executives. For other employees, increases are determined primarily based on merit.

Base salaries were frozen at 2008 amounts in 2009 for Senior Management.

Attract and retain high-caliber leadership
Annual Incentives

Incentive compensation that promotes and rewards the achievement of annual performance objectives.

Most employees participate in a Company incentive plan. Because the focus in 2009 was on preserving the Company’s financial strength in a challenging environment, annual measurements were based on four equally weighted measures (three financial and one operational) for all NEOs except the Chief Investment Officer (“CIO”), whose measures were equally weighted between the corporate and investment incentive plans.

Annual incentive targets were frozen at 2008 levels in 2009 for Senior Management.

Link compensation to annual performance results Attract, motivate and retain high-caliber leadership Align the interests of Senior Management and shareholders
Long-Term Incentives

Incentive compensation that promotes and rewards the achievement of long-term performance objectives.

Because the focus in 2009 was on preserving the Company’s financial strength in a challenging environment, the Company’s core program provided for one-year performance-based cash awards with a two-year vesting period if the performance measures were met. See 2009-2011 Long-Term Incentive Program on page 41.

Additional long-term incentives, conditioned on achievement of specified line-of-business and/or department objectives, may also be provided to motivate and reward other long-term business goals.

Of these incentives, stock options typically vest ratably over three years with a 10-year option term and restricted stock units (“RSUs”) typically vest on the third anniversary of the award date.

Long-term incentive targets were frozen at 2008 levels in 2009 for Senior Management.

Link compensation to long-term performance results Attract, motivate and retain high-caliber leadership Align the interests of Senior Management and shareholders
Share Ownership and Retention Guidelines	Guidelines that provide a target ownership level to be attained and require the retention of a portion of all stock awards, including long-term incentive RSUs.	Align the interests of Senior Management and shareholders
Supplemental Retirement Plans	Non-qualified pension plans that provide retirement income to select employees based upon the Company’s broad-based retirement plan formulas, which are restricted by certain Internal Revenue Code limits and, for certain benefits, do not include incentive pay. The Company announced in December 2009 that the benefit accruals under the plans would be frozen as of March 31, 2010.	Attract and retain high-caliber leadership
Non-Qualified Deferred Compensation

The opportunity to defer receipt of base salary, annual incentives and long-term incentives (RSUs) to assist Senior Management and certain other employees in tax and retirement planning.

Salary deferral includes additional Company matching contributions which are otherwise above Internal Revenue Code limits on The Phoenix Companies, Inc. Savings and Investment Plan (the “401(k) Plan”).

Cash deferrals can be allocated to investment options similar to those in the 401(k) Plan. Equity deferrals are denominated in the form of RSUs.

Attract and retain high-caliber leadership
Perquisites	Perquisites provided to NEOs including nominal reimbursement for preventive medical care expenses, a financial planning allowance, relocation benefits and reimbursements for spousal travel expenses when required for business functions.	Attract and retain high-caliber leadership
Executive Severance and Change-in-Control Agreements

Income protection in the event of involuntary loss of employment not due to cause in exchange for the executive’s agreement not to bring claims against the Company.

NEOs and select executives are eligible to receive executive severance and change-in-control protections in certain circumstances. As of December 31, 2009, there were nine executives with change-in-control agreements.

Attract and retain high-caliber leadership

Role of Compensation Consultant

The Compensation Committee has retained an independent compensation consultant for advice on executive compensation matters, Semler Brossy Consulting Group, LLC (“Semler Brossy”), as the sole executive compensation consultant, reporting directly to the Compensation Committee. The chair of the Compensation Committee oversees all of the consultant’s work with assistance from management. Management does not retain its own consultant for executive compensation matters. In 2009, Semler Brossy only provided consulting services to the Compensation Committee and did not provide any additional consulting services to the Company.

While our policy requires Semler Brossy to address the Compensation Committee in executive session at least once each calendar year, in 2009 Semler Brossy addressed the Compensation Committee in executive session at a majority of its sessions.

Approving Pay Decisions

The CEO is responsible for making compensation recommendations to the Compensation Committee regarding other members of Senior Management. The CEO makes compensation recommendations for Direct Compensation, taking into account factors such as performance relative to job responsibilities, key achievements, contributions to the leadership team, overall leadership, retention risk, strategic value and market value. The Compensation Committee is responsible for reviewing these recommendations and making final decisions with regard to compensation.

With regard to the CEO, the Compensation Committee is responsible for evaluating performance and making compensation recommendations to the Board for its approval. The CEO compensation recommendations are set by the Compensation Committee during executive session based on the Compensation Committee’s assessment of the CEO’s individual performance, the financial and operating performance of the Company, and input from individual members of the Compensation Committee.

Approach to 2009 Compensation

Heading into 2009, the Company faced significant internal and external challenges, including:

•	An uncertain and volatile economic environment

•	Lower financial strength ratings

•	A declining stock price

•	The need to redefine its business model

As a result, we modified our historical compensation practices for senior management as follows:

•	Did not evaluate market compensation for senior management who did not change roles

•	Froze base salary and incentive targets at 2008 levels

•	Reduced the incentive opportunities for annual and long-term plans

•	Established short-term performance measures in our long-term incentive program (“LTIP”)

•	Utilized deferred cash rather than equity as the LTIP award payout

•	Decided to freeze the supplemental executive retirement plan (“SERP”), effective April 1, 2010

•	Eliminated tax gross-ups and capped benefits in our change-in-control contracts, effective January 1, 2010

We also factored in our changing business model and resulting smaller company size when establishing compensation for newly appointed members of Senior Management, including the CEO and CIO:

•	The target compensation established in 2009 for the individuals assuming those roles was significantly lower than for their predecessors.

•

For the CEO, we maintained the same change-in-control contract that was in effect when he was CIO. The result was a more conservative change-in-control agreement than for the previous CEO, including a lower severance multiple.

CEO Compensation

On April 15, 2009, upon the retirement of Dona D. Young, the Board appointed James D. Wehr as President and CEO. In determining his target compensation, the Board considered a number of factors, including:

•	Reduced company size and complexity

•	His newness to the role

•	The company’s near-term growth opportunities

•	Market analysis of groups of similar-sized insurance companies

After considering these factors, the target compensation established for Mr. Wehr was established as follows:

•	Base salary of $650,000

•	Annual incentive target of $650,000

•	Long-term incentive target of $1,300,000

We also maintained Mr. Wehr’s existing change-in-control agreement, as discussed above.

In connection with his promotion, Mr. Wehr received two equity grants with market conditions, with grant date fair values totaling $680,700. Each of these awards require that, in addition to time vesting, the company’s stock must trade above $5.00 for 20 consecutive trading days within the vesting period in order for Mr. Wehr to receive these awards. See page 52 for more details on these awards.

Determining Direct Compensation Levels

Historically, the Compensation Committee determines Direct Compensation for each member of Senior Management by:

•	evaluating the strategic value of each position;

•	aligning compensation with strategic value;

•	identifying the market value of each position; and

•	determining the appropriate mix of Direct Compensation elements for each position.

These steps are described in the four subsections that follow. As noted on page 31, in 2009, we did not evaluate target Direct Compensation against market levels for Senior Management who did not change roles since salary and incentive targets were frozen at 2008 levels.

Evaluating Strategic Value

Typically, the CEO evaluates each member of Senior Management with respect to his or her capacity to influence our business strategy and financial results. This analysis is conducted so that the compensation opportunity for each role, expressed as a target percentile of market as described in Aligning Compensation with Strategic Value below, is based on strategic value, which is our analysis of criticality to the execution of our business objectives. The first step in this strategic value analysis is an assessment of the degree to which each position enables us to meet our financial targets and strategic objectives. The second step is an evaluation of each executive’s leadership abilities, business acumen, general management experience, degree of employment retention risk and the impact of these factors on an individual’s ability to enable us to meet our financial targets and strategic objectives. This analysis is presented to the Compensation Committee for its approval. The Compensation Committee similarly evaluates the CEO’s role in making its recommendation to the Board.

Aligning Compensation with Strategic Value

Based on the strategic value assessments, a target percentile of market compensation levels is established for each member of Senior Management. This percentile represents the market point to which Direct Compensation is compared. The compensation for roles with higher strategic value will be targeted at higher market percentiles than roles with lower strategic value. For 2009, based on the strategic value assessments, Direct Compensation for Senior Management was targeted between the 50th and 75th percentiles of the size-adjusted market levels described in Identifying Market Value on page 34. This approximates target pay between the 25th and 50th percentiles when the market levels are not size-adjusted. We target pay at this level because we:

•	believe the complexity of, and difficulty of achieving, our business objectives are comparable to that of our peer group, even though we are smaller;

•	need to attract and retain high-caliber talent to accomplish our business objectives and the market for talent that can achieve such objectives is competitive; and

•	believe that the performance goals in our executive compensation program are set at aggressive levels representing significant improvement from prior year results when they are achieved.

As a result of our pay-for-performance philosophy and the significance placed on incentives tied to our business objectives, actual compensation paid can vary significantly from target Direct Compensation, and can vary significantly from year to year relative to peer companies based on Company performance. Over the last five years, actual compensation paid to Senior Management, on average, has been below actual market compensation levels.

We generally consider an executive’s target Direct Compensation to be “at” the target percentile if it is within approximately 10% of the target percentile for that position.

In 2009, we did not evaluate target Direct Compensation against market levels for Senior Management who did not change roles since salary and incentive targets were frozen at 2008 levels.

We did evaluate market position for our CIO who assumed his role in April 2009. The target Direct Compensation for the CIO is below the target percentile reflecting newness in the role and smaller company size.

We also evaluated the target Direct Compensation for our CEO, which reflects a significant reduction from our prior CEO due to smaller company size, newness in the role and the Company’s near-term growth opportunities. We targeted the 25th percentile of a smaller subset of companies included in the Towers Perrin Diversified Insurance Study of Executive Compensation (“DIS”) described below. We also used the median of a peer group of smaller insurance companies as a secondary reference. The CEO’s target Direct Compensation is below the target percentile for this position to reflect newness to the role and to provide opportunities for future growth.

Identifying Market Value

The market value of each Senior Management position is determined by market comparison using the target percentile established by the strategic value assessment described on page 33. For market comparisons, we consider appropriate groups of life insurance companies. In doing so, we rely on surveys conducted by independent, third-party organizations to promote consistency in evaluating the compensation levels of Senior Management against compensation levels afforded executives at companies participating in these surveys.

For our life insurance and corporate positions, we use the DIS, which reports compensation practices for a group of approximately 30 insurance organizations. We believe this survey provides the most appropriate market data for comparing our compensation practices for our life insurance and corporate positions since the companies participating in the survey are in our industry and have positions of similar scope and responsibility. In recognition of our smaller size relative to many of the companies in DIS, we typically use a subset of the surveyed companies when determining market value. In evaluating the market data for the CEO position, we utilized the 25th percentile of this subset.

Subset of Companies Included in DIS with Total Assets Below $80 Billion
AFLAC	Sun Life Financial
American United Life	Thrivent Financial for Lutherans
CIGNA	Unum Group
Guardian Life	USAA
Securian Financial Group

As a secondary reference, we also look at the 25th and 50th percentiles of the full DIS survey as a proxy for the 50th and 75th percentiles of companies closer to our size.

In evaluating the market data for the CEO, we also used proxy data from 13 smaller public insurance companies as an additional reference point.

Smaller Public Insurance Companies
American Equity Investment Life Holding Company	Life Partners Holdings, Inc.
Citizens, Inc.	National Western Life Insurance Company
Conseco, Inc.	Presidential Life Corporation
Delphi Financial Group	Protective Life Corporation
FBL Financial Group, Inc.	StanCorp Financial Group, Inc.
Independence Holding Company	Torchmark Corporation
Kansas City Life Insurance Company

For all Senior Management positions, we used the total Direct Compensation element as our primary market benchmark, representing the external comparison of total compensation opportunity. The other compensation elements (for example, salary, cash bonus and long-term awards) were used in conjunction with our executive compensation philosophy for setting the mix of pay among salary, annual incentives and long-term incentives.

When referring to market levels elsewhere in this Compensation Discussion and Analysis, we are referring to the applicable size-adjusted survey subsets described in the preceding paragraphs.

Determining Mix of Direct Compensation Elements

Base Salary and Incentive Pay Mix: One of the central beliefs on which our compensation philosophy is based is that a greater percentage of compensation should be at risk for the executives who bear higher levels of responsibility for our performance. As such, we believe the majority of Senior Management compensation should come from incentive pay. We generally target base salary between 25% and 35% of total Direct Compensation, and incentive pay between 65% and 75% of total Direct Compensation.

Guideline Compensation Mix
Position	NEO	Base Salary	Incentive Pay
President and CEO	James D. Wehr	25%	75%
CFO	Peter A. Hofmann	35%	65%
Head of Life and Annuity	Philip K. Polkinghorn	30%	70%
Head of Distribution	Edward W. Cassidy	30%	70%
Chief Investment Officer	Christopher M. Wilkos	35%	65%

We will, at times, deviate from these guidelines to compete with market level mixes, address retention risks and reflect changes in our business strategy. Currently, each NEO’s base salary and target incentive pay mix is within +/- 2% of the desired guidelines reflected above.

Annual and Long-Term Incentive Mix: Our strategic plan is designed to create long-term value for our shareholders. For this reason, the target mix between annual and long-term incentives for our CEO is significantly weighted in favor of long-term results to motivate continued focus on long-term goal planning and achievement. The target mix for the other NEOs is intended to be more balanced. Except for the Head of Distribution, each NEO’s current incentive opportunity is equally weighted between annual incentives and long-term incentives. The Head of Distribution’s mix is weighted more to annual incentives, reflecting industry practice.

Target annual and long-term incentive opportunities for 2009 are shown in the table below.

2009 Incentive Targets as Percentage of Base Salary
Name	Position	Annual Incentive	Long-Term Incentive
James D. Wehr(1)	President and CEO	100%	200%
	Chief Investment Officer(3)	150%	90%
Peter A. Hofmann	CFO	100%	100%
Philip K. Polkinghorn	Head of Life and Annuity	130%	130%
Edward W. Cassidy	Head of Distribution	135%	115%
Christopher M. Wilkos(2)	Chief Investment Officer(3)	90%	90%
	Senior Vice President, Corporate Portfolio Management	85%	80%

(1)     The Board appointed Mr. Wehr as the President and CEO effective April 15, 2009. His annual and long-term incentive targets were adjusted from 150% and 90% of salary to 100% and 200% of salary, respectively, effective April 1, 2009.

(2)     Mr. Wilkos was promoted to CIO effective May 4, 2009. His annual and long-term incentive targets increased from 85% and 80% to 90% of salary for each, effective April 15, 2009.

(3)     The CIO is also President of Goodwin Capital Advisers, Inc., which manages our general account fixed income assets and third-party fixed income assets for certain mutual funds, institutional accounts and alternative products.

Incentive Compensation

Annual Incentives

Annual incentives provide our NEOs with compensation opportunities that promote and reward the achievement of annual performance objectives. Under our annual incentive plan, they are eligible for incentive awards based upon the achievement of pre-determined Company financial and operational goals approved by the Compensation Committee.

The financial and operational goals approved by the Compensation Committee determine the amount of the annual incentive awards based on actual results versus the goals. These goals (threshold, target, and maximum) are established based on the strategic and financial plans adopted by the Board. The Compensation Committee determines these goals based on an assessment of the degree of difficulty and the minimum acceptable performance results. Threshold goals are generally set to require performance equal to or above prior year results so that payouts are limited if performance does not improve over time. However, in 2009, thresholds for three of the four goals (Risk-Based Capital, GAAP Book Value per Share, and Business Conservation) were set at performance levels below 2008 results, reflecting the challenging operating environment. Target goals are set at an aggressive but achievable level. Maximum goals are set to reward performance that is significantly better than target performance. See page 29 for an historical analysis of our incentive program funding results.

For 2009, the Compensation Committee approved a reduction from historical levels in the payout ranges of incentive compensation payable to employees participating in the Company’s and its affiliates’ annual incentive plans from historical levels. The approved reductions for 2009 consist of a 30% reduction in the payout range for threshold and target performance results and a 25% reduction in the payout for achievement of maximum performance results under the Company’s and its affiliates’ annual incentive plan. The target, threshold and maximum payouts were 35%, 70% and 150% of target, respectively. The measures used for the annual incentive plan were designed to align eligible employees’ incentive compensation with a common set of Performance Measures. These performance measures focus on preserving financial strength in a challenging economic environment, which we believe will ultimately help build value for shareholders. The Performance Measures focus on the following goals:

•	preserving our capital adequacy, as measured by the National Association of Insurance Commissioners (“NAIC”) Company Action Level risk-based capital ratio for Phoenix Life

•	strengthening our book or net asset value, as measured by GAAP book value per share

•	realizing significant expense reductions, as measured by cash-based expenses excluding restructuring charges

•	conserving the value of our in-force business, as measured by the persistency of our in-force block of business

Incentive awards can range from 0% to 150% of an individual’s incentive target and are determined based upon the achievement of our incentive goals, as set forth below:

Payout Range(3)		Incentive Goals			Incentive Results(2)
		35%(3)	70%(3)	150%(3)
Performance Measure	Weight	Threshold	Target	Maximum	Actual Results	% of Incentive Target Earned
NAIC Risk-Based Capital (RBC) Ratio(4)	25%	275%	325%	375%	223%	0%
GAAP Book Value Per Share(5)	25%	$13.50	$14.56	$15.30	$11.41	0%
Cash-Based Expenses(6)	25%	$325	$310	$290	$288	150%
Business Conservation(7)	25%	13.00%	10.00%	9.10%	10.7%	62%
Total	100%					53	%(1)

(1)      Based on the performance measure results and the weight attached to each as reflected, the final incentive result was 53% of target award for all NEOs except the CIO. See table on page 38.

(2)      For results between threshold and target and target and maximum, this percentage is prorated.

(3)      Represents the reduced 2009 payout ranges.

(4)      NAIC Risk-Based Capital (RBC) Ratio is total adjusted capital divided by two times risk-based required capital for Phoenix Life.

(5)      GAAP Book Value Per Share is GAAP Book Value excluding unrealized gains (losses) and Deferred Acquisition Cost unlocking divided by shares outstanding. This measure is different from the GAAP measure of the same name used to assess our performance and furnished to our investors on a periodic basis.

(6)      Cash-Based expenses exclude restructuring charges such as severance. This measure is different from the statutory measure of the same name used to assess our performance and furnished to our investors on a periodic basis. Goals and results are rounded and expressed in millions.

(7)      Business Conservation is persistency of in-force block of business (lapse ratio)—statutory surrender benefits and withdrawals divided by average assets. For 2009 actual results, the Committee excluded three surrenders driven by external events that were not within our control to conserve.

The CIO’s annual incentive is equally weighted between the 2009 annual incentive plan as set forth on page 37 and the Goodwin Incentive Plan. The 2009 Goodwin Investment Incentive Plan is determined based upon achievement of the incentive goals set forth below:

Payout Range				Incentive Goals			Incentive Results
				35%	70%	150%
Performance Measure(1)			Weight	Threshold	Target	Maximum	Actual Results	% of Individual Incentive Target Earned
Institutional Core Plus Composite Fund	1 Yr 3 Yrs 5 Yrs	Basis points (“bps”) above Lehman Universal Bond Index	6%	-	25	50	783	150%
				-	25	50	-69	-
				-	25	50	-27	-
Institutional Core Composite Fund	1 Yr 3 Yrs 5 Yrs	bps above Lehman Aggregate Bond Index	6%	-	25	50	913	150%
				-	25	50	-113	-
				-	25	50	-40	-
Phoenix Multi-Sector Fixed Income Fund	1 Yr 3 Yrs 5 Yrs	Peer group % ranking for Lipper Multi-Sector Income Funds	2%	50%	40%	30%	6%	150%
				50%	35%	20%	59%	-
				50%	35%	20%	61%	-
Phoenix EDGE Multi-Sector Fixed Income Series Fund	1 Yr 3 Yrs 5 Yrs	Peer group % ranking for Lipper Variable General Bond Funds	2%	50%	40%	30%	5%	150%
				50%	35%	20%	27%	115%
				50%	35%	20%	28%	110%
Phoenix Multi-Sector Short Term Bond Fund	1 Yr 3 Yrs 5 Yrs	Peer group % ranking for Lipper Short Intermediate Investment Grade Debt Funds	16%	50%	40%	30%	1%	150%
				50%	35%	20%	51%	-
				50%	35%	20%	36%	70%
Phoenix Multi-Sector Short Term Bond Series - Variable - Fund	1 Yr 3 Yrs 5 Yrs	Peer group % ranking for Lipper Short-Intermediate Investment Grade Debt Variable Funds	1%	50%	40%	30%	3%	150%
				50%	35%	20%	7%	150%
				50%	35%	20%	4%	150%
Phoenix Balanced Funds Composite (Fixed)	1 Yr 3 Yrs 5 Yrs	bps above Lehman Aggregate Bond Index	3%	-	25	50	1,860	150%
				-	25	50	-91	-
				-	25	50	-42	-
Phoenix Pension Trust Fund	1 Yr 3 Yrs 5 Yrs	bps above Salomon Brothers Large Pension Index	4%	-	25	50	629	150%
				-	25	50	-54	-
				-	25	50	-	-
Phoenix General Account: New Money Spread		bps spread versus target	17%(2)	-	25	50	72	150%
Phoenix General Account: Public Corporate Bond Credit Losses		12-month corporate bond default losses compared to market	17%(2)	110%	90%	70%	69%	150%
Phoenix General Account: Structured Bond Credit Losses		12-month structured bond default losses compared to market	17%(2)	110%	90%	70%	34%	150%
3rd Party Revenue ($ millions)		Select retail and institutional funds and accounts	10%	$5.9	$7.8	$9.8	$8.5	100%
Total			100%					111%

(1)     Fund performance is measured on a one- , three- and five-year basis with the exception of the General Account performance and New Product Revenue which will be measured on a one-year basis. External benchmarks are selected based upon the investment characteristics of each fund. For bond credit losses, target performance is 90% of respective external benchmarks.

(2)     The total weight of the three performance measures noted is 50%; split equally and rounded to the nearest whole number, the total weight is 51%.

The total percentage of incentive target earned for all of our NEOs is equal to the sum of the weighted percentages for each separate Performance Measure. The annual incentive payment received by each NEO is equal to the total percentage of incentive target earned multiplied by the annual incentive target for that NEO, as set forth in the following table. The percentages related to each Performance Measure for performance results falling between threshold and target or between target and maximum have been determined by calculating the weighted value of the linear interpolation of the applicable percentage falling between the threshold (35%) and target (70%) percentages, or target and maximum (150%) percentages, respectively.

Target annual incentive opportunities for 2009 and payout results for our NEOs are shown in the table below:

Name (a)	Position/Title (b)	Annual Incentive Targets as Percentage of Base Salary (c)	Annual Incentive Targets In Dollars (d)	% of Incentive Target Earned (e)	Payout Results(1) (f)
James D. Wehr(2)	President and CEO	100%	$650,000	53%	$258,375
	Chief Investment Officer	150%	$570,000	82%	$117,028
	Total				$375,403
Peter A. Hofmann	CFO	100%	$425,000	53%	$225,250
Philip K. Polkinghorn	Head of Life and Annuity	130%	$617,500	53%	$327,275
Edward W. Cassidy	Head of Distribution	135%	$553,500	53%	$293,355
Christopher M. Wilkos(3)	Chief Investment Officer	90%	$315,000	82%	$172,471
	Senior Vice President, Corporate Portfolio Management	85%	$229,500	121%	$92,479
	Total				$264,950

(1)	Column (d) multiplied by the “Total” percentage in the far right column of the immediately preceding tables, except for Messrs. Wehr and Wilkos. See Notes 2 and 3.
(2)

The Board appointed Mr. Wehr as the Company’s President and CEO, effective April 15, 2009. The Board granted Mr. Wehr an annual base salary of $650,000, which reflects an increase of $270,000 from his prior annual base salary, effective April 1, 2009. Annual and long-term incentive targets were adjusted from 150% and 90% to 100% and 200% of base salary, respectively. Annual incentive payout was prorated over a one-year period in accordance with the plan documents: three months as CIO and nine months as President and CEO. His incentive targets and results were different in each position, as displayed below. His percentage of incentive target earned is as follows:

Mr. Wehr’s 2009 Incentive Results
Position	Plan	Plan Weight	Plan Results
Chief Executive Officer	2009 Annual Incentive Plan	100%	53%
Chief Investment Officer	2009 Annual Incentive Plan	50%	53%
	2009 Investment Incentive Plan	50%	111%
	Weighted Average Results		82%
(3)

Mr. Wilkos was promoted to CIO effective May 4, 2009. Effective April 15, 2009, his annual base salary increased from $270,000 to $350,000, and his annual and long-term incentive targets were increased from 85% and 80% of salary to 90% and 90% of salary, respectively. His incentive plan as Head of Corporate Portfolio Management (“CPM”) had different targets and results as displayed below. Annual incentive payout was prorated over a one-year period in accordance with the plan documents: four months as Head of CPM and eight months as CIO. His percentage of incentive target earned is as follows:

Mr. Wilkos’ 2009 Incentive Results
Position	Plan	Plan Weight	Plan Results
Chief Investment Officer	2009 Annual Incentive Plan	50%	53%
	2009 Goodwin Incentive Plan	50%	111%
	Weighted Average Results		82%
Senior Vice President, Corporate Portfolio Management	2009 Annual Incentive Plan	30%	53%
	2009 CPM Incentive Plan	70%	150%
	Weighted Average Results		121%

Long-Term Incentives – Prior to 2008

Our long-term incentives are provided to Senior Management to promote and reward the achievement of long-term goals and provide alignment with shareholder interests. Prior to 2008, the Company provided LTIP grants of RSUs subject to the achievement of specified performance objectives over a three-year cycle to Senior Management and other key employees. Each RSU awarded was convertible into one share of our Common

Stock. Target RSU awards for each participant were determined based on each participant’s target long-term incentive award value in effect at the time these awards were granted (based on the compensation mix established for each NEO as described in Determining Mix of Direct Compensation Elements on page 35 and the percentages reflected for Long-Term Incentive in the table at the end of that section) divided by the share price of our Common Stock at the beginning of the applicable cycle. As part of the annual compensation review process, the Compensation Committee reviewed and approved the target RSU awards for Senior Management, except for the CEO. The Compensation Committee established Company ROE objectives (threshold, target, and maximum) at the beginning of each three-year performance cycle. We used ROE as the performance measure because ROE measures the return management is generating on shareholder investment and the efficiency of our use of assets and resources, and because we evaluate our financial performance based, in part, on ROE. Each cycle’s ROE goals were established to require improvement in ROE over time. ROE results, measured at the end of the three-year cycle, could produce awards between zero and 200% of target RSU awards. If threshold ROE is achieved, awards for all participants will equal 50% of their target RSU awards. If target ROE is achieved, awards will equal target. If maximum ROE is achieved, awards will equal 200% of target. For ROE results between threshold and target and target and maximum, award amounts are prorated. For the 2007-2009 cycle, threshold ROE was not met, but a pool of RSUs up to 25% of aggregate target RSU awards could have been established to reward top performers, at the Compensation Committee’s discretion. This aids the Company in retaining its top performers during lower performing business periods.

2007-2009 LTIP Cycle Results: NEOs did not receive payment in respect to awards under this LTIP cycle. The Company’s 2009 ROE did not meet the threshold required for payment. The Committee did not establish a top performer pool in light of the Company’s performance.

LTIP Performance Measures
Payout Range		50%	100%	200%	0%
LTIP Cycle	Performance Measure	Threshold	Target	Maximum	Results
2007-2009	2009 ROE	8.00%	9.00%	10.00%	0%

Prior to 2008, stock options and service-vested RSUs were not part of our Direct Compensation strategy, but we did use stock options and service-vested RSUs for special circumstances:

•

we used stock options for promotions and special performance achievements that were not recognized within the Company’s core incentive compensation programs. Stock options were used for these circumstances since they continue to motivate focus on creation of shareholder value.

•	we used service-vested RSUs for retention purposes because their retention value remains, even in periods of share price decline.

2008-2010 Long-Term Incentive Program

For 2008, we changed the structure of our annual long-term incentive awards. Beginning in 2008, more shares became available in our stock option plan enabling the broader use of stock option grants. The increase resulted from the 2007 expiration of a large number of option awards that were granted in 2002 that became available for reissuance under The Phoenix Companies, Inc. Stock Incentive Plan. As a result, the Compensation Committee decided to reintroduce stock options as a component of the long-term incentive program, recognizing the focus they could provide on creating shareholder value as the Company transitioned to a Life and Annuity business in connection with the spin-off of asset management. Fifty percent of the 2008 long-term incentive value for Senior Management was provided through stock option grants. Due to the significant organizational changes during 2008 in connection with the spin-off of Virtus Investment Partners, Inc., the Compensation Committee decided to provide the remaining 50% of target long-term incentive opportunity in the form of service-vested RSUs with the objective of retaining key talent during the transition to, and motivating Senior

Management to focus on maximizing the value of, the new organization. The Compensation Committee has not had a practice of granting service-vested RSUs more broadly. However, the Compensation Committee recognized that 2008 was a year of significant organizational change and that service-vested RSUs would support retention of key talent.

The 2008 long-term incentive awards were granted on February 13, 2008. The number of RSUs granted to each participant was determined by taking 50% of each participant’s target award value (target percentage of salary x salary) and dividing by the closing price of our Common Stock on the grant date ($11.40). These RSUs are scheduled to vest on the third anniversary of the award date. The number of stock options granted was determined based on the estimated accounting value of each option, which translated to a stock option award of 2.5 shares for every RSU granted. The exercise price for the stock option award is $11.40, and the award is scheduled to vest in one-third increments over a three-year period. Both the RSUs and stock options are subject to the Company’s retention guidelines, which are discussed in Share Ownership and Retention Guidelines on page 42.

2009-2011 Long-Term Incentive Program

In 2009, we again evaluated the design of the long-term incentive plan due to:

•	uncertain and volatile economic and company-specific environment and resulting difficulty in setting long-term performance goals; and

•	share constraints resulting from the significant decline in the Company’s stock price.

As a result, we approved the following incentive plan design which measures performance based on one-year results (2009), while still requiring generally that the participants complete three years of service to receive the award. The performance measures are the same as those used in the 2009 annual incentive plan described on page 36. Payouts under this plan will be paid in cash, rather than equity due to share constraints. There is an additional two-year service vesting requirement after the end of the performance period.

We also approved a reduction in the payout ranges for this plan from historical levels consistent with those for the annual incentive plan described on page 36.

Name (a)	Position (b)	Long-Term Incentive Targets as Percentage of Base Salary (c)	Long-Term Incentive Targets in Dollars (d)	% of Incentive Target Earned (e)	Payout Results (f)
James D. Wehr(1)	President and CEO	200%	$1,300,000	53%	$631,583
	Chief Investment Officer	90%	$342,000	53%	$15,105
	Total				$646,688
Peter A. Hofmann	CFO	100%	$425,000	53%	$225,250
Philip K. Polkinghorn	Head of Life and Annuity	130%	$617,500	53%	$327,275
Edward W. Cassidy	Head of Distribution	115%	$471,500	53%	$249,895
Christopher M. Wilkos(2)	Chief Investment Officer	90%	$315,000	53%	$148,400
	Senior Vice President, Corporate Portfolio Management	80%	$216,000	53%	$12,720
	Total				$161,120

(1)     Mr. Wehr’s LTIP payout was prorated over a three-year cycle in accordance with the plan cycle documents: three months as CIO and 33 months as President and CEO.

(2)     Mr. Wilkos’ LTIP payout was prorated over a three-year cycle in accordance with the plan cycle documents: four months as Head of CPM and 32 months as CIO.

Equity Grant Procedures

Stock options and RSUs are granted to both executive and non-executive employees pursuant to our equity grant policy. Under this policy:

•

all stock option and RSU awards made as part of a recurring annual compensation program, such as our annual long-term incentive awards to Senior Management, will be approved and granted at a meeting (whether in person or telephonically) of the Compensation Committee or, for the CEO, the Board, that occurs within 20 days after the Company’s earnings release for the prior fiscal year.

•

all other stock options and RSUs, other than those for the CEO, are granted by the CEO, Compensation Committee or Board, as applicable, on four scheduled grant dates each year, to occur following the filing of each quarter’s periodic report with the Securities and Exchange Commission (“SEC”). The Board will grant stock option and RSU awards for the CEO on the same scheduled grant dates. The first such grant date occurs 65 calendar days following year-end which is five days following the due date of our Form 10-K. Subsequent grant dates occur 45 calendar days following the end of the first, second and third fiscal quarters, each of which is five days following the due date of our Form 10-Q for each fiscal quarter. If this date falls on a day that no Company shares are traded on the New York Stock Exchange (“NYSE”), then the grant date is the next date that trading occurs. Awards are approved by the CEO, Compensation Committee or Board, as applicable, at the last meeting preceding the applicable grant date, to be effective on the grant date. The Compensation Committee may not take any action with respect to any stock option that would be treated as a “repricing” of such stock option.

•	the Compensation Committee may, in its discretion, approve and grant equity awards at other times, if it determines that such action is in the best interests of shareholders.

It has historically been our practice not to consider material inside information in determining award amounts or grant dates, and our policy reinforces this practice by intentionally selecting grant dates when decision makers are the least likely to be in possession of material inside information.

Share Ownership and Retention Guidelines

To facilitate stock ownership by our directors and Senior Management, we adopted the following ownership and retention guidelines:

•

For Senior Management, the guidelines call for each executive to accumulate ownership of our Common Stock (including, for these purposes, RSUs) at a specified multiple of salary, as indicated in the table on page 43. Instead of a fixed time frame for attaining these levels of ownership, executives must retain a portion of the equity received from stock-based benefit and compensation plans. When the specific ownership thresholds are met, as measured using the current fair market value of our Common Stock, the retention ratios for future grants are reduced. Senior Management must retain their stock for six months after retirement or termination from the Company.

•

For directors who are not current or former employees of the Company or its affiliates (“Non-employee Directors”), the guidelines call for each director to accumulate $150,000 worth of our Common Stock (including, for these purposes, RSUs) as measured using the current fair market value of our Common Stock, within five years of the later of initial election to our Board, or November 6, 2003, the date these guidelines were adopted by the Board. Each Non-employee Director must hold such stock until the end of his or her service as a director. Effective January 1, 2010, the Non-employee Director guidelines have been revised to 100,000 shares of our Common

Stock (including RSUs) and the accumulation period to reach 100,000 shares for those directors who are Board members on January 1, 2010 is the three-year period ending December 31, 2012.

Position	Target Ownership	Initial Retention Ratio(1)
CEO	5.0 x Salary	75%
Senior Executive Vice Presidents	3.5 x Salary	50%
Other Executives	1.0 – 3.0 x Salary	25% – 40%
Non-employee Directors	$150,000	N/A
(1) These retention ratios apply to all shares and RSUs awarded after June 5, 2003.

Determining Other Compensation Levels and Elements

In addition to the market reviews that we conduct to identify target compensation levels for Direct Compensation, we periodically conduct studies among peer companies concerning general compensation and benefit practices, plan designs, and trends, including executive compensation practices such as change-in-control and severance design. For this purpose, we typically consider appropriate groups of peer companies, including many that we compete with for talent in the Greater Hartford region. General industry practices may also be considered. Depending on the purpose of the study and the segment(s) of the Company involved, the peer groups may vary from study to study. This informs us about our competitors’ practices when designing programs to meet our compensation objectives.

For purposes of determining the types and levels of broad-based benefits that are generally available to all of our employees, our overall benefit plan strategy is to provide a core set of health, welfare, work-life, pension and retirement-savings benefits that approximate the market median. The supplemental retirement and non-qualified benefits discussed in this Proxy Statement are determined based on this strategy, since these programs serve a broader group of employees than the NEOs, and complement our other retirement programs. The Company’s most recent comprehensive review for these benefits was conducted in 2009 using the Hewitt Benefit Index for 2009, which was an analysis of 13 insurance companies chosen by the Company. This analysis was supplemented with a study of practices of other financial companies doing business in the Hartford region. In December 2009, the Company announced several changes to its employee benefits programs, including both its broad-based plans as well as its non-qualified plans. Generally, the Company decided to freeze benefit accruals under its broad-based and non-qualified pension plans as of March 31, 2010, to enhance its broad-based and non-qualified 401(k) plans as of April 1, 2010 and revise its retiree health and welfare coverages as of April 1, 2010 and January 1, 2011.

For purposes of determining the design and level of other executive compensation elements, such as change-in-control agreements and severance plan design, the Company also considers market practices and trends, typically for both general industry and peer companies. Market reviews concerning executive compensation elements are typically directed by the Compensation Committee, and performed by its compensation consultant and management. The Company’s most recent comprehensive review for change-in-control provisions was conducted in 2009 based on a review of general industry trends and a review of:

•	the 2008/2009 Hewitt Survey on about 200 companies in the Standard & Poor’s 500 Index,

•	13 companies in the Russell 3000 Index (also used in April 2009 CEO compensation review), and

•	five companies from the DIS for survey participants with less than $75 billion in assets.

That analysis revealed that our change-in-control arrangements are generally consistent with market practice.

Russell 3000 Index – 13 Companies	DIS – 5 Companies

American Equity Investment Life Holding Company	Aetna, Inc.

Citizens, Inc.	AFLAC, Inc.

Conseco, Inc.	CIGNA Corp.

Delphi Financial Group, Inc.	Sun Life Financial, Inc.

FBL Financial Group, Inc.	Unum Group

Independence Holding Company(1)

Kansas City Life Insurance Company(1)

Life Partners Holdings Inc.

National Western Life Insurance Company

Presidential Life Corp.(1)

Protective Life Corp.

Stancorp Financial Group, Inc.

Torchmark Corp.(1)
(1) Do not have change-in-control agreements; analysis considered payments from severance plans and/or equity acceleration.

Supplemental Retirement Benefits

The SERP is a non-qualified defined benefit pension plan that provides supplemental retirement income to Senior Management and select employees. Prior to 2004, participation in the SERP was automatic for vice presidents and above. As of 2004, the CEO must approve any new participants in the SERP. The SERP provides the same benefits as those provided under the Employee Pension Plan, except that the benefit limitations imposed by the Internal Revenue Code of 1986, as amended (the “Code”), and the exclusion of annual incentive compensation in the definition of earnings under the Employee Pension Plan formula prior to July 1, 2007 are not taken into account. Accordingly, the SERP permits us to provide participants with retirement benefits on the same basis as other similarly situated employees without reduction due to the limits of the Code and the exclusion of their annual incentive awards. Benefit accruals under the Company’s SERP will be frozen at the end of business on March 31, 2010.

For more detailed information about the SERP benefit, please refer to the narrative to the Pension Benefits at 2009 Fiscal Year-End table on page 57 and Changes for 2010 on page 48.

Non-Qualified Deferred Compensation

We maintain non-qualified deferred compensation plans that allow Senior Management and select employees to defer a portion of their salary, 100% of their annual incentive award (deferral opportunity eliminated May 21, 2009) and the receipt of RSUs. The plans are maintained to:

•	provide a competitive benefit;

•

allow participants an opportunity to defer tax payments and receive Company matching contributions on their cash compensation in excess of the Code limits on compensation placed on the 401(k) Plan; and

•	promote ownership by providing an opportunity to defer the receipt of RSUs.

For more information about the non-qualified deferred compensation benefits provided to NEOs in 2009, see the Non-Qualified Deferred Compensation in Fiscal Year 2009 table and accompanying notes, sub-tables and narrative beginning on page 61.

Perquisites

We provide perquisites to our NEOs and, in certain instances, to other members of Senior Management, as an incremental benefit to recognize their position within the Company. Perquisites are not a material part of our executive compensation.

Perquisite	Description
Annual Preventative Medical Care Reimbursement	Reimburse Senior Management (up to $500)
Annual Reimbursement for Financial Planning and Tax Services	Reimburse the CEO and senior executive vice presidents (up to $3,000)
Travel	Reimburse the CEO and senior executive vice presidents for expenses associated with spousal travel while attending events on occasions where spousal attendance is expected in connection with a business function
Relocation Assistance

Provide Senior Management with financial assistance for house hunting trips, temporary living, lease cancellation, new home purchase closing costs, prior home sale closing costs, moving household goods, certain final moving trip expenses and miscellaneous allowance

Provide Senior Management with consulting assistance in new home purchase, prior home sale and procuring rental or mortgage

Effective January 1, 2009, the Company eliminated tax gross-ups attributable to perquisites and other compensation, except for relocation, for employees and directors.

For information about perquisites provided to NEOs in 2009, see the All Other Compensation sub-table in Note 6 of the Summary Compensation Table for 2009 Fiscal Year on page 50. The Company does not provide any NEO with the personal use of aircraft or driving services, nor does it reimburse executives for any home security entitlements or other personal protections.

Severance and Change-in-Control Agreements

Strategy

During change-in-control events, the Board considers the maintenance of a sound management team, who exercise their judgments without bias due to their personal circumstances, to be essential to protecting and enhancing the best interests of the Company and our shareholders. To that end, we afford certain change-in-control benefits to our NEOs because they hold critical positions within the Company and would be integral to effectuating a corporate transaction. During any period in which a change-in-control occurs, these change-in-control benefits are designed to assure a continuity of management, preserve morale and productivity, enable the NEOs to focus on their responsibilities without undue distraction due to concerns about personal financial and job security and encourage retention. These benefits are also designed to assure that in these circumstances, these NEOs are not influenced in their actions by events that could occur following a change-in-control. These change-in-control arrangements help to align the interests of executives with the interests of our shareholders when considering corporate transactions. Our arrangements are generally consistent with market practice and our approach is generally competitively positioned relative to current market and insurance company practices.

The change-in-control and post-termination arrangements which are described in Termination Payments and Change-in-Control Agreements on page 64 are not provided exclusively to the NEOs.

Severance

Severance benefits to the NEOs are provided through The Phoenix Companies, Inc. Executive Severance Allowance Plan (the “Executive Severance Allowance Plan”). The Executive Severance Allowance Plan applies to all Senior Management and to any other employee that the CEO determines to be integral to the formulation or execution of our business strategy. All NEOs covered under the Executive Severance Allowance Plan are eligible for, subject to certain conditions, severance equal to monthly base salary and the average of the last two annual incentive awards already paid as of the termination date. The benefits will be tiered based on years of service and, for Senior Management, the minimum months of payment will be nine months of severance and the maximum will be 18 months of severance. In addition, the NEOs are paid a prorated portion of their annual incentive based on actual plan results for the year they are terminated under the Executive Severance Allowance Plan.

The severance benefits to all NEOs are triggered if the executive is terminated without cause.

Change-in-Control Agreements

We have change-in-control agreements with our NEOs. Our change-in-control agreements are “double trigger,” meaning that the additional benefits set forth in the agreements will not be paid upon a change-in-control unless the NEO’s employment is terminated involuntarily (other than for cause) or for good reason within a specified period following the transaction. We chose this approach because we believe that executives are materially harmed only if a change-in-control results in reduced responsibilities, reduced compensation opportunity or loss of employment. If we did not require termination of employment to trigger benefits, a change-in-control could result in significant payments even if the executive’s position, responsibilities, and compensation were unaffected.

As in effect during 2009, these agreements would have provided:

•	severance benefits are calculated at a multiple of pay of 2.0 to 2.5 for NEOs;

•	a protection period running from 90 to 180 days before a change-in-control and two years following a change-in-control;

•	welfare benefits for two to two and one-half years following a change-in-control, depending on the NEO’s position (tracks severance multiple);

•

that unvested SERP benefits become vested and the NEOs receive an enhancement equal to two to two and one-half years of additional service and age credit and/or pension equity formula credits, as applicable (tracks with severance multiple);

•

a non-qualified lump sum payment equal to the amount that the Company would have contributed to the qualified 401(k) plan and the non-qualified excess 401(k) plan for two to two and one-half years following termination of employment or change-in-control, if rate is greater then (tracks with severance multiple), payable within 60 days;

•	outplacement services commensurate with the NEO’s position;

•	that the NEOs are subject to non-solicitation restrictions;

•	in connection with the change to our pension plan formula as of July 1, 2007, the pension enhancement under the SERP is applied only to the new pension equity portion of the SERP benefit;

•

with respect to the determination of the severance amount, the portion of the formula based on annual incentive compensation will be based solely on the target amount for the year of termination of employment; and

•	a two-year term with automatic renewals for successive one-year periods unless either party provides prior written notice.

Had a change in control occurred during 2009, some of the NEOs would have been entitled to tax gross-ups in the event that the aggregate value of all covered payments exceeded the maximum amount which could be paid to the executive without the executive incurring an excise tax by 10% or more. If the covered payments did not exceed the maximum amount by 10% or more, the executive would have been paid the amount that would result in no portion of the payout being subject to the excise tax. We chose to provide the gross-ups to preserve the level of benefits intended to be provided under the agreements, but included the 10% threshold to avoid gross-up payments in situations where the cost to us far outweighs the benefit to the employee. However, effective January 1, 2010, all gross-ups have been eliminated from these agreements. See Changes for 2010, Change-in-Control Agreements, on page 48.

More detailed information on these change-in-control agreements may be found under Termination Payments and Change-in-Control Agreements on page 64. For changes to the Change-in-Control Agreements, which are effective January 1, 2010, see Changes for 2010 on page 48.

Tax and Accounting Considerations

Code section 162(m) generally disallows a tax deduction to publicly held companies for compensation over $1 million paid to a company’s chief executive officer or any of the three other most highly compensated executive officers (other than the CFO), unless the compensation is performance-based. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met.

The Compensation Committee intends to structure compensation for executive officers so that it qualifies for deductibility under Code section 162(m) to the extent feasible. As noted in Overall Objectives of Executive Compensation Programs on page 28, we follow a pay-for-performance philosophy and have determined that a vast majority of the compensation paid to our Senior Management and, in particular, our NEOs, should be variable compensation that is contingent upon achievement of performance conditions. For this reason, where applicable, our incentive compensation is designed in a manner that meets the requirements of performance-based compensation exempt from Code section 162(m) limitations. Generally, our annual incentives and long-term performance awards were designed to qualify as exempt performance-based compensation. However, to maintain a competitive compensation position and to attract and retain high caliber executive talent, the Compensation Committee retains the authority to authorize payments, including salary and bonus, that may not be deductible.

Other tax considerations are factored into the design of our compensation programs. Code section 409A provides that amounts deferred under non-qualified deferred compensation plans are included in an employee’s income when vested unless certain requirements are met. If these requirements are not met, employees are also subject to an additional income tax and interest penalties. It is our intent that our non-qualified deferred compensation plans be operated and administered to meet, and will be amended to meet, these requirements.

Code section 280G disallows a company’s tax deduction for what are defined as “excess parachute payments” and Code section 4999 imposes a 20% excise tax on any person who receives excess parachute payments. As discussed on page 46, NEOs are entitled to certain payments upon termination of their employment, including termination following a change-in-control of the Company. If a change-in-control had occurred prior to January 1, 2010, in the event that a portion of the payout had been classified as an excess parachute payment, we may have been denied a federal income tax deduction, and some NEOs may have become entitled to an additional “gross-up” tax payment to compensate them or make them whole in respect of the excise taxes imposed under Code section 4999 and on any such payment. Beginning January 1, 2010, the gross-up has been eliminated and change-in-control payments are capped. See below for further discussion.

Congress and the Internal Revenue Service consider from time to time legislation, regulations and other regulatory rulings that could modify or eliminate these tax benefits. Such actions would prompt an evaluation of the impact on our executive compensation programs.

Accounting considerations also play a role in designing the compensation programs made available to Senior Management. Principal among these is Financial Accounting Standards Board Statement of Financial Accounting Standards Accounting Standards Codification Topic No. 718, Compensation – Stock Compensation (“ASC 718”), which addresses the accounting treatment of certain equity-based compensation.

Changes for 2010

In 2009, the Compensation Committee conducted a comprehensive review of Phoenix’s executive compensation strategy in response to the significant changes in business strategy and company size. As a result of this review, the Compensation Committee made a number of changes to the compensation program for 2010, including the following:

Base Salary and Annual Incentive Target Freeze

In light of the continued challenging environment, our Senior Management will not receive increases to their base salaries and annual incentive targets for 2010.

Change-in-Control Agreements

Based on the 2009 review of change-in-control agreements by the Compensation Committee and the Board, new change-in-control agreements were entered into with our NEOs effective January 1, 2010 with an expiration date of December 31, 2011 that reflect the following changes:

•	eliminate any gross up for excise tax purposes;

•

limit the aggregate value of Covered Payments, as defined in the agreement, to an amount equal to 2.99 times the executive’s average annual compensation calculated in accordance with Internal Revenue Code section 280G;

•	eliminate the payment attributable to forgone 401(k) plan Company match contributions;

•

provide that, with respect to the determination of the current year prorated bonus amount, the pro rata portion of the annual incentive award will be based on the target amount for the year of termination of employment instead of the higher of such target amount and the actually earned annual incentive award for such year;

•	reduce the severance multiple and the pension service and payment multiple to one times salary and target bonus for Senior Executive Vice Presidents and above;

•	detach the health care continuation maximum period from the multiple and synchronize the period with the applicable Internal Revenue Code section 409A period;

•

impose non-competition restrictions for Senior Executive Vice Presidents and above for a period of up to 18 months and in consideration provide for a lump sum payment of the salary and target bonus opportunity that would have been paid or made available over a corresponding period of continued employment; and

•

eliminate the mandatory arbitration provision. In addition, because the Saybrus Partners, Inc. annual incentive plan does not include a “target annual incentive” concept, an equivalent term has been provided for Mr. Cassidy.

Retirement Plans Re-Design

On December 8, 2009, as part of a broad program of benefits changes, the Benefit Plans Committee of the Company, acting pursuant to authority delegated by the Company’s Board of Directors, took formal action and approved the amendments, effective as of April 1, 2010, as follows:

•

The Company’s SERP will be frozen at the end of business on March 31, 2010. The accrued benefit, earnings, final average earnings, incentive compensation, pension equity benefits and service for benefit accrual purposes of any employee who, as of March 31, 2010, is a participant in the SERP will be frozen. Therefore, there will be no further accruals under the SERP effective April 1, 2010. The participants will continue to accrue service for vesting and retirement eligibility. The SERP will not accept any new participants after March 31, 2010.

•

Any employee of the Company eligible to participate in The Phoenix Companies, Inc. Non-Qualified Excess Investment Plan (as amended, the “Excess Investment Plan”) will be eligible to receive the planned fully vested Company contribution to the Excess Investment Plan of at least 3.5% of base pay based on Company performance, if the employee is employed on the last day of the plan year. This contribution is planned to be made even if the employee does not have an active deferral election in effect under the Excess Investment Plan. The contribution for 2010 will be prorated for the period of April 1 through December 31. Employees of Saybrus Partners, Inc. (“Saybrus”) (includes Mr. Cassidy) will not be eligible for this Company contribution because Saybrus has a different incentive compensation program.

•

Any employee who, as of March 31, 2010, is a grandfathered participant under the 2007 retirement re-design program and is a participant in the Excess Investment Plan will be eligible to receive the enhanced tiered Company match contribution that was enacted effective July 1, 2007, but was not previously made available to such grandfathered participants. None of the Company’s current NEOs is a grandfathered participant.

The Company’s broad-based pension plan and 401(k) plan will also be amended to reflect similar changes.

Code Section 409A Transition Actions Effective for 2009

As part of the complete Code section 409A redesign of our applicable non-qualified deferred compensation plans that we enacted in 2008, our SERP was de-linked from our IRS-qualified Employee Pension Plan, effective January 1, 2009. The time and form of distributions are no longer tied to the Employee Pension Plan, and therefore separate elections had to be made for the SERP.

Also effective January 1, 2009, we split The Phoenix Companies, Inc. Non-Qualified Deferred Compensation and Excess Investment Plan into two plans, i.e., the Non-Qualified Deferred Compensation Plan and the Excess Investment Plan. In addition, we enacted transition elections, which had to be made by December 31, 2008, to allow the active participants (including employees and directors) to accelerate the time of distributions into 2009 or later and change the form of distributions, both without the application of the “1/5 rule” under Code section 409A. Effective May 21, 2009, the deferral opportunity on incentive compensation under the Non-Qualified Deferred Compensation Plan ceased and effective September 1, 2009, that plan was merged into the Excess Investment Plan.

Summary Compensation Table for 2009 Fiscal Year

The following table sets forth information concerning the 2009 compensation of our executives who were our NEOs as of December 31, 2009. For those executives that were also reported in the Summary Compensation Table of our Proxy Statement for the 2008 and 2007 fiscal years, 2008 and 2007 compensation information is also included. The table includes salary, annual incentives and long-term incentive compensation. Additional information may be found in the narrative and supporting tables that accompany this table.

Name and Principal Position (a)	Year (b)	Salary (1) (c)	Bonus (d)		Stock Awards(2) (e)		Option Awards (3) (f)		Non-Equity Incentive Plan Compensation(4) (g)		Change in Pension Value and Non- Qualified Deferred Compensation Earnings (5) (h)	All Other Compensation(6) (i)	Total (j)
James D. Wehr President and Chief Executive Officer(7)	2009	$582,500	$—		$318,200	(8)	$362,500	(8)	$1,022,091	(15)	$1,101,680	$52,425	$3,439,396
	2008	380,000	—		235,897		167,625		—		611,387	35,659	1,430,568
	2007	380,000	—		799,850	(14)(16)	—		699,800		276,485	25,429	2,181,564
Peter A. Hofmann	2009	425,000	—		—		—		450,500	(15)	116,833	25,500	1,017,833
Senior Executive Vice President and Chief Financial Officer (9)	2008	425,000	—		309,869		208,305		—		141,921	25,500	1,110,595
	2007	325,833	—		786,353	(16)	157,493		502,862		24,624	16,458	1,813,622

Philip K. Polkinghorn Senior Executive Vice President and President, Life and Annuity	2009 2008 2007	475,000 472,917 450,000	— — —		— 481,347 1,148,443	(16)	— 302,653 —		654,550 — 885,200	(15)	88,274 116,539 50,061	21,375 45,231 24,249	1,239,199 1,418,687 2,557,953
Edward W. Cassidy	2009	410,000	150,000	(11)	—		—		543,250	(15)	34,705	18,450	1,156,405
Executive Vice President, Head of Distribution	2008	—	—		—		—		—		—	—	—
	2007	—	—		—		—		—		—	—	—
Christopher M. Wilkos	2009	326,970	5,000	(12)	—		—		426,070	(15)	198,357	24,523	980,920
Executive Vice President and Chief Investment Officer(10)	2008	—	—		—		—		—		—	—	—
	2007	—	—		—		—		—		—	—	—
Dona D. Young	2009	577,083	—		—		—		583,363	(13)(15)	—	41,045	1,201,491
Former Chairman, President and Chief Executive Officer(7)	2008	950,000	—		1,389,001		1,164,061		—		1,749,912	169,062	5,422,036
	2007	950,000	—		2,112,447	(16)	—		1,923,000		383,733	144,143	5,513,323

(1)

Figures are shown for the year earned, and have not been reduced for deferrals. For 2009, Messrs. Wehr and Wilkos and Mrs. Young received prorated salaries based on the time spent in each of their respective positions. See Notes 7 and 10 on page 51. For 2009, each of the NEOs elected to defer a portion of their salary until following termination of employment or, in certain circumstances, such earlier specified date elected by the NEO: Mr. Wehr deferred $50,625, Mr. Hofmann deferred $10,800, Mr. Polkinghorn deferred $23,000, Mr. Cassidy deferred $9,900, Mr. Wilkos deferred $4,918, and Mrs. Young deferred $32,609. For 2008, Mrs. Young deferred $115,200, Mr. Hofmann deferred $11,700, Mr. Polkinghorn deferred $24,292, and Mr. Wehr deferred $22,500. For 2007, Mrs. Young deferred $116,000, Mr. Hofmann deferred $6,050, Mr. Polkinghorn deferred $22,500, and Mr. Wehr deferred $23,250.

(2)

Represents the grant date fair market value for respective years for all stock awards granted to NEOs (excluding stock options which are reflected in column (f)) as calculated pursuant to ASC 718, excluding the effect of estimated forfeitures. The assumptions used for determining this value are stated in Note 18 of the Company’s financial statements included in its Annual Report on Form 10-K for the respective years.

(3)

Represents the grant date fair market value for the respective years for all stock option awards granted to NEOs as calculated pursuant to ASC 718, excluding the effect of estimated forfeitures. The assumptions used for determining this value are stated in Note 18 of the Company’s financial statements included in its Annual Report on Form 10-K for the respective years.

(4)

Represents the cash-based incentive earned under The Phoenix Companies, Inc. Annual Incentive Plan for Executive Officers for the applicable performance year, paid in March of the following year. For 2007, Mr. Polkinghorn elected to defer receipt of 10% ($88,520) of his incentive until following termination of employment.

(5)

Represents the increase in the actuarial value of accumulated pension benefits accrued during the year. For 2009, 2008 and 2007, this represents the change in value between December 31, 2008 and December 31, 2009, December 31, 2007 and December 31, 2008 and December 31, 2006 and December 31, 2007, respectively, determined using, where applicable, the discount rates disclosed in the Annual Report on Form 10-K for those years and based on the other actuarial assumptions described in Notes 2 and 3 to Pension Benefits at 2009 Fiscal Year-End for each applicable year on page 57 for 2009. These benefit accruals pertain solely to benefits accrued under the Company’s pension plans and exclude all account-based plans that NEOs may participate in, such as the 401(k) Plan and The Phoenix Companies, Inc. Non-Qualified Deferred Compensation and Excess Investment Plan.

(6)

For 2009, the Company made matching contributions to the 401(k) Plan and the Excess Investment Plan in the following amounts: for Mr. Wehr, $52,425; for Mr. Hofmann, $25,500; for Mr. Polkinghorn, $21,375; for Mr. Cassidy, $18,450; for Mr. Wilkos, $24,523; and for Mrs. Young, $17,952. In addition, in 2009 the Company paid life premiums on behalf of Mrs. Young in the amount of $1,498 for life insurance coverage that she had as a member of the Company’s Board of Directors. None of the NEOs had any reportable amounts of perquisites, except for Mrs. Young, who had $21,595 of perquisites in 2009.

(7)

Mrs. Young retired as the chairman, president and chief executive officer of the Company, effective April 15, 2009. Mr. Wehr was appointed by the Board to be the Company’s president and CEO effective April 15, 2009. Mrs. Young agreed to provide the Company with consulting services for one year following her retirement for a fee of $300,000, payable in two installments on April 15, 2009 and October 15, 2009. This consulting fee is reflected in column (c) of this table.

(8)	Represents the awards granted to Mr. Wehr on May 15, 2009 as part of his promotion to CEO. See Grants of Plan-Based Awards in Fiscal Year 2009 on page 52.
(9)	Mr. Hofmann was appointed as CFO and Senior Executive Vice President, effective as of November 23, 2007.
(10)	Mr. Wilkos was promoted from Senior Vice President, CPM to Executive Vice President and CIO on May 4, 2009.
(11)	Mr. Cassidy received a one-time retention bonus, payable in two installments of $150,000 each. The first installment was paid on July 31, 2009. The second installment was paid on February 12, 2010.
(12)	Mr. Wilkos received a recognition award of $5,000 in January 2009 for his contribution to the year-end capital planning efforts.
(13)

Mrs. Young’s incentive compensation was prorated based upon her time in the role of Chairman, President and Chief Executive Officer. Pursuant to her employment contract, performance results were applied to unadjusted payout ranges. This resulted in an award equal to 76% of her prorated incentive target.

(14)

Mr. Wehr’s performance-contingent RSUs were granted February 22, 2007. The performance metrics for this award are related to cumulative revenue growth of certain designated funds advised by Goodwin over a three-year period ending December 31, 2009. This award had a grant date fair value of $500,004 at target, with a maximum potential grant date fair value of $1,000,008. The performance criteria for this award were not met; therefore, no RSUs will be awarded.

(15)

Includes the cash-based incentives earned under the 2009-2011 LTIP. These awards are subject to a two-year vesting requirement and will be paid in March 2012. Actual awards earned for all NEOs except Mrs. Young are reflected in the 2009-2011 LTIP payout results table on page 41. Pursuant to the retirement provisions in this plan, Mrs. Young earned $199,782 which will be paid on March 15, 2010.

(16)

Awards associated with the 2007-2009 LTIP cycle were subject to achievement of Performance Measure. The performance criterion for this plan was not met; therefore, no awards were earned under this plan. Grant date fair value awards for the 2007-2009 LTIP cycle are as follows:

	Potential Stock Awards at Target	Potential Maximum Awards
James D. Wehr	$299,847	$599,694
Peter A. Hofmann	$361,342	$722,684
Phillip K. Polkinghorn	$473,437	$946,874
Dona D. Young	$2,122,447	$4,244,894

See 2007-2009 LTIP Cycle Results on page 40 for additional details.

2009 Base Salary and Incentive Target Adjustments

Of the NEOs, only Messrs. Wehr and Wilkos received base salary increases in 2009. Effective April 1, 2009, Mr. Wehr’s base salary was increased from $380,000 to $650,000, or 71% to recognize his promotion from Chief Investment Officer to President and Chief Executive Officer. His annual incentive target was reduced from 150% to 100% of base salary, and his long-term incentive was increased from 90% to 100% of base salary. Effective April 15, 2009, Mr. Wilkos’ base salary was increased from $270,000 to $350,000, or 30% to recognize his promotion to Chief Investment Officer. His annual incentive target and long-term incentive target were increased from 85% to 90% of base salary.

Salary and Incentives as a Percentage of Total Compensation

In 2009, the proportion of salary and incentives reflected in columns (c) through (g) of the Summary Compensation Table for 2009 Fiscal Year on page 50 to total compensation as reflected in column (j) of that table was from 66% to 95%. For 2008, it was from 25% to 85%. For 2007, it was from 71% to 97%.

Employment Agreements

With the retirement of Mrs. Young on April 15, 2009, no NEO has an employment agreement.

Grants of Plan-Based Awards in Fiscal Year 2009

The following table supplements the information provided in the Summary Compensation Table for 2009 Fiscal Year on page 50 concerning 2009 awards granted to NEOs, including the range of compensation opportunities under our 2009 annual incentive plan if specified pre-determined performance goals are met. Additional information concerning these awards may be found in the narrative that accompanies the table below.

Name (a)	Grant Date (b)	Approval Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)(10)			All Other Stock Awards: Number of Shares of Stock or Units (i)	All Other Option Awards: Number of Securities Underlying Options (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (l)
			Threshold(3) (c)	Target(3) (d)	Maximum(3) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
James D. Wehr			$220,500	$441,000	$945,000
			422,401	854,117	1,810,292
	05/15/2009	05/01/2009								250,000(4)	$1.85	362,500(6)
	05/15/2009	05/01/2009							215,000(5)			318,200(7)
Peter A. Hofmann			$148,750	$297,500	$637,500
			148,750	297,500	637,500
Philip K. Polkinghorn			$216,125	$432,250	$926,250
			216,125	432,250	926,250
Edward W. Cassidy			$193,725	$387,450	$830,250
			165,025	330,050	707,250
Christopher M. Wilkos			$100,276	$200,552	$429,754
			106,400	212,800	456,000
Dona D. Young(8)			$253,333	$506,667	$1,013,333
			131,944	263,889	527,778

(1)

The 2009 equity awards to Mr. Wehr were approved on May 1, 2009. The awards were granted on May 15, 2009 as part of Mr. Wehr’s promotion to CEO and included performance-based stock option and RSU awards pursuant to the Company’s equity grant policy.

(2)

The first line for each NEO represents the incentive opportunity under The Phoenix Companies, Inc. Annual Incentive Plan for Executive Officers for the 2009 performance period, as described in 2009 awards on page 41. Awards under this plan are funded when we meet established financial thresholds as defined in the notes to the 2009 annual incentive plan design table on page 37. The second line for each NEO represents the incentive opportunity under the Long-Term Incentive Plan. The 2009-2011 long-term incentive cycle was designed to deliver cash-based awards to participants provided certain performance objectives are met. Final awards, if any, were determined at the end of the period ending December 31, 2009 subject to the achievement of specified performance objectives and subject to additional service vesting requirements. The 2009-2011 Long-Term Incentive Program has the same performance measures as the annual incentive plan as described on page 41.

(3)

Represents the reduced 2009 payout ranges of 35% at threshold, 70% at target, and 150% at maximum for both the 2009 annual incentive plan and the 2009-2011 long-term incentive cycle. For Messrs. Wehr and Wilkos and Mrs. Young, their prorated salaries were used to calculate their threshold, target and maximum payout under each plan.

(4)

Mr. Wehr’s 2009 equity award as described in Note 1 above includes 250,000 stock options with a five-year term each vesting as follows: one-third vesting upon the later of the May 15, 2011 and achievement of the $5 for 20 consecutive days price hurdle; and two-thirds vesting upon the later of the May 15, 2012 and achievement of the $5 for 20 consecutive days price hurdle. The exercise price is the closing price of the Company stock on May 15, 2009. If the performance condition is not met by May 15, 2014, the award will be forfeited.

(5)

Mr. Wehr’s 2009 equity award as described in Note 1 above includes 215,000 RSUs each vesting as follows: one-third vesting upon the later of the May 15, 2011 and achievement of the $5 for 20 consecutive days price hurdle; and two-thirds vesting upon the later of May 15, 2012 and achievement of the $5 for 20 consecutive days price hurdle. If the performance condition is not met by May 15, 2012, the award will be forfeited.

(6)

Represents the grant date fair value of the performance stock options with a market condition pursuant to SEC rules and calculated under the lattice model. The material assumptions used for this calculation were: (i) an exercise price equal to the closing price of our Common Stock on the date of grant ($1.85); (ii) a volatility factor of 188.8%; (iii) a risk free rate of return of 2.9%; (iv) a dividend yield of 2.0%; (v) a three year vesting schedule; and (vi) a five year expected option term. This grant date fair value is not intended to forecast possible appreciation, if any, of our Common Stock. The ultimate value of the option will depend on the future market price of our Common Stock, which cannot be forecast with reasonable accuracy. The actual value , if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of our Common Stock, on the date the option is exercised, over the exercise price.

(7)

Represents the grant date fair value of the performance RSUs with a market condition pursuant to SEC rules and calculated under the lattice model. The material assumptions used for this calculation were: (i) a share price equal to the closing price of our Common Stock on the date of grant ($1.85); (ii) a volatility factor of 188.8%; (iii) a risk free rate of return of 4.3%; a dividend yield of 2.0%; and (v) a three year vesting schedule. This grant date fair value is not intended to forecast possible appreciation, if any, of our Common Stock.

The ultimate value of the shares will depend on the future market price of our Common Stock, which cannot be forecast with reasonable accuracy. The actual value of this award, if any, will depend on the participant’s employment status and the market value of our Common Stock on the vesting date.

(8)

Represents proration of Mrs. Young’s annual and long-term incentive targets based upon her time in the role of Chairman, President and Chief Executive Officer. Her annual and long-term incentive payments were based on payout ranges of 50% at threshold, 100% at target, and 200% at maximum, consistent with the terms of her employment contract.

Estimated Future Payouts Under Non-Equity Incentive Plan Awards

The annual incentive awards for NEOs are provided under The Phoenix Companies, Inc. Annual Incentive Plan for Executive Officers, which was re-approved by our shareholders at the 2009 Annual Meeting of Shareholders. The plan is designed to accomplish the objectives described under Annual Incentives on page 36, and allow us to maximize our tax deductions on performance-based pay as described under Tax and Accounting Considerations on page 47. To accomplish each of these objectives, maximum awards for each NEO must be first determined formulaically as provided in the plan, and then may be reduced to any amount, including zero, based on any factor(s) deemed appropriate by the Compensation Committee.

In 2008 and 2007, a special enhancement to the annual incentive plan was provided to Senior Management, including the NEOs. The normal annual incentive plan provides employee incentive opportunities between 0% and 200% of target incentive levels based on the achievement of pre-determined performance goals, including financial, department and individual goals. For Senior Management, the maximum payout level of 200% of target incentive levels was increased to 250%. Achievements in excess of target goals would yield awards above target performance results that would be determined by interpolating between target payment (100% of target incentive levels) and 250%, instead of the normal interpolation between target and 200%. Any payments resulting from the 2008 enhancement would be paid in cash that would vest after one year following determination of final awards results. Because the 2008 financial results were significantly impacted by the adverse economic environment, particularly during the second half of 2008 creating below threshold performance results, none of the NEOs participated in the 2008 incentive payout, including the special enhancement.

See the 2009 annual incentive financial goals and results on page 37.

In 2009, the maximum payout opportunity was reduced to 150%.

Stock Option Plan

In 2001, the Compensation Committee adopted The Phoenix Companies, Inc. Stock Incentive Plan to align the interests of Senior Management and other employees with those of shareholders. This plan allows the Compensation Committee to grant incentive stock options (“ISOs”), which qualify for certain tax advantages as provided under Code section 422, and non-statutory stock options for the purchase of Common Stock to our employees. Depending on the Company’s incentive design for a given year, stock options may be used as part of the Company’s long-term incentive program. We also use stock option awards to recognize promotions within Senior Management, to reward significant individual contributions or extraordinary efforts that may not be reflected in other incentive plan awards and as part of employment offers for certain positions.

In 2009, all stock option awards were made using non-qualified options. All option awards are granted at the grant date fair market value of our Common Stock on the date the award is approved, or, if later, effective. Generally, all awards are subject to a three-year graded vesting schedule, and recipients have a maximum of 10 years to exercise the option. Upon termination of employment, stock options generally must be exercised within 30 days following termination of employment. In cases of termination due to death, disability or retirement under the Employee Pension Plan, as described in the notes and narrative to the Pension Benefits at 2009 Fiscal Year-End table on page 57, options must be exercised within five years from the date of termination of employment. For termination of employment in connection with a qualifying business disposal or divestiture, the Compensation Committee may allow options to be exercised within three years from the date of termination of employment or divestiture. In the case of terminations due to cause, all outstanding options expire immediately.

Restricted Stock Unit Plan

In 2003, shareholders approved The Phoenix Companies, Inc. 2003 Restricted Stock, Restricted Stock Unit, and Long-Term Incentive Plan, which was re-approved by our shareholders at the 2009 Annual Meeting of Shareholders, to foster and promote the long-term financial success of the Company by motivating superior performance through performance incentives, enabling the Company to attract and retain high quality management talent and encouraging and providing for the acquisition of ownership interest in the Company to align the interests of Senior Management and other employees with those of shareholders. The plan allows the Compensation Committee to grant both performance-based incentive awards and service-vested awards. The type of awards granted to Senior Management in a given year is determined based on the Company’s compensation philosophy and strategy. In 2009, the Company did not grant restricted stock unit awards as part of its long-term incentive program, as described in 2009-2011 Long-Term Incentive Program on page 41.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table sets forth information concerning stock options and non-vested RSU awards held by the NEOs as of December 31, 2009.

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (b)	Number of Securities Underlying Unexercised Options Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (d)	Option Exercise Price (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (g)		Market Value of Shares or Units of Stock That Have Not Vested(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) (j)
James D. Wehr	14,494	28,990	(3)	—	$9.84	02/13/2018	3,405	(5)	$9,465	215,000	(4)	$597,700
	34,786	—		—	11.14	02/03/2015	17,394	(6)	48,355	25,195	(15)	70,043
	—	250,000	(4)	—	1.85	05/15/2014				39,468	(16)	109,722
	34,787	—		—	10.56	01/02/2014
	11,595	—		—	7.59	06/05/2013
	17,393	—		—	13.98	06/25/2012
Peter A. Hofmann	18,011	36,026	(3)	—	9.84	02/13/2018	5,109	(5)	14,203	31,310	(15)	87,042
	19,324	9,664	(7)	—	12.54	02/08/2017	21,614	(6)	60,088
	40,585	—		—	10.78	04/29/2014	38,323	(8)	106,537
	5,797	—		—	13.98	06/25/2012
Philip K. Polkinghorn	26,170	52,342	(3)	—	9.84	02/13/2018	9,056	(5)	25,176	39,782	(15)	110,593
	52,180	—		—	12.50	02/02/2016	31,405	(6)	87,305
	57,978	—		—	12.27	03/08/2014	53,869	(9)	149,756
Edward W. Cassidy	9,662	19,327	(11)	—	9.53	03/05/2018	9,600	(5)	26,688	31,347	(15)	87,144
	19,982	39,967	(3)	—	9.84	02/13/2018	23,980	(6)	66,664
	11,594	5,799	(12)	—	12.54	02/08/2017	25,063	(10)	69,675
Christopher M. Wilkos	9,153	18,310	(3)	—	9.84	02/13/2018	2,061	(14)	5,728	12,892	(15)	35,840
	46,382	—		—	13.98	06/25/2012	2,414	(5)	6,712
							10,986	(6)	30,541
							6,649	(13)	18,484
Dona D. Young	100,656	201,316	(3)	—	9.84	04/15/2014				136,086	(15)	$378,319
	304,387	—		—	13.98	06/25/2012
(1)	Based on the December 31, 2009 (last trading day in 2009) closing price of our Common Stock of $2.78.
(2)

These figures, which are rounded to the nearest whole number, represent the number of RSUs which may be earned at target performance. Actual payouts will occur in the quarter following the end of the relevant performance period unless an election is made to defer receipt of all or a portion of the award until following termination of employment, and will be based on actual performance relative to the performance target established for each award. Each RSU is convertible into one share of our Common Stock. Under the terms of the Company’s share ownership and retention guidelines, participants are required to retain a fixed percentage of Common Stock underlying these RSUs.

(3)

Represents the grant of stock options in connection with the Company’s 2008-2010 LTIP awards. One-third of these options vested on February 13, 2009. Of the remaining options, one-half will vest on February 13, 2010 and one-half will vest on February 13, 2011 (or earlier, in certain circumstances, if employment is terminated in connection with a change-in-control).

(4)

Represents the grant of performance-based stock options in connection with Mr. Wehr’s appointment to President and CEO in April 2009. One-third of these options will vest upon the later of the May 15, 2011 and achievement of the $5 for 20 consecutive days price hurdle; and two-thirds will vest upon the later of the May 15, 2012 and achievement of the $5 for 20 consecutive days price hurdle. The exercise price is the closing price of the Company stock on May 15, 2009. If the performance condition is not met by May 15, 2014, the award will be forfeited. The RSUs vest as follows: one-third vesting upon the later of May 15, 2011 and achievement of the $5 for 20 consecutive days price hurdle; and two-thirds vesting upon the later of May 15, 2012 and achievement of the $5 for 20 consecutive days price hurdle. If the performance condition is not met by May 15, 2012, the award is forfeited.

(5)

Represents the grant of RSUs in connection with the Company’s 2007 annual incentive plan. One-half of these RSUs vested and converted to Common Stock on March 5, 2009 and the remaining will vest and convert to Common Stock on March 5, 2010 (or earlier, in certain circumstances, either pro rata or fully, if employment is terminated due to death, disability, approved retirement, involuntary termination that qualifies for severance or in connection with a change-in-control). These RSUs are credited with dividend equivalents.

(6)

Represents the grant of RSUs in connection with the Company’s 2008-2010 LTIP awards. These RSUs, which will vest and convert to Common Stock on February 13, 2011 (or earlier, in certain circumstances, either pro rata or fully, if employment is terminated due to death, disability, approved retirement, involuntary termination that qualifies for severance or in connection with a change-in-control), are credited with dividend equivalents.

(7)

Represents the grant of stock options in connection with Mr. Hofmann’s promotion to Executive Vice President, Office of the Chairman, Strategic Relations and Chief Strategic Officer in February 2007. One-half of these options vested on February 8, 2009 and the remaining options vested on February 8, 2010.

(8)

Represents a one-time retention incentive. These RSUs, which will vest and convert into Common Stock on November 13, 2010 (or earlier, in certain circumstances, either pro rata or fully, if employment is terminated due to death, disability, approved retirement, involuntary termination that qualifies for severance or in connection with a change-in-control), are credited with dividend equivalents and interest thereon.

(9)

Represents a one-time retention incentive. These RSUs, which vested and converted into Common Stock on February 8, 2010 (or earlier, in certain circumstances, either pro rata or fully, if employment is terminated due to death, disability, approved retirement, involuntary termination that qualifies for severance or in connection with a change-in-control), are credited with dividend equivalents and interest thereon.

(10)	Represents a one-time retention incentive. These RSUs, which vest and convert into Common Stock on March 30, 2010 credited with dividend equivalents and interest thereon.
(11)

Represents the grant of stock options on March 5, 2008 in connection with the expansion of Mr. Cassidy’s role. One-third of these options vested on March 5, 2009. Of the remaining options, one-half will vest on March 5, 2010 and one-half will vest on March 5, 2011 (or earlier, in certain circumstances, if employment is terminated in connection with a change-in-control).

(12)	Represents the grant of stock options on February 8, 2007 in recognition of Mr. Cassidy’s performance. These options vested on February 8, 2010.
(13)

Represents a one-time retention incentive. These RSUs, which will vest and convert into Common Stock on October 25, 2010 (or earlier, in certain circumstances, either pro rate or fully, if employment is terminated due to death, disability, approved retirements, involuntary termination that qualifies for severance or in connection with a change-in-control), are credited with dividend equivalents and interest thereon.

(14)

Represents the grant of RSUs in connection with Goodwin’s 2007 Annual Incentive Plan. One-half of these RSUs vested and converted to Common Stock on April 18, 2009 and the remaining will vest and convert to Common Stock on April 18, 2010 (or earlier, in certain circumstances, if employment is terminated in connection with a change-in-control). These RSUs are credited with dividend equivalents.

(15)

Represents the grant of performance-contingent RSUs in connection with the 2007-2009 LTIP Cycle, assuming awards are made at target. The LTIP is described in the Long-Term Incentives—Prior to 2008 on page 39. The final number of RSUs payable was determined in 2010 to be 0% of target based on actual 2009 ROE relative to the performance target established for this period. Mrs. Young’s awards are prorated based upon her time in the role of Chairman, President and CEO.

Results of the 2007-2009 LTIP Cycle
Name	Threshold RSUs	Target RSUs	Maximum RSUs	Actual RSUs Awarded	12/31/2009 Market Value of Actual RSUs Awarded
James D. Wehr	12,598	25,195	50,390	—	$—
Peter A. Hofmann	15,655	31,310	62,620	—	—
Philip K. Polkinghorn	19,891	39,782	79,564	—	—
Edward W. Cassidy	15,674	31,347	62,694	—	—
Christopher M. Wilkos	6,446	12,892	25,784	—	—
Dona D. Young	68,043	136,086	272,172	—	—

(16)

Represents performance-contingent RSUs granted on February 22, 2007. The performance metrics for this award are related to cumulative revenue growth of certain designated funds advised by Goodwin over a three-year period ending December 31, 2009. The performance criteria for this award was not met, therefore, no RSUs were awarded. This award had a grant date fair value of $500,004 at target, with a maximum potential grant date fair value of $1,000,008.

Option Exercises and Stock Vested in Fiscal Year 2009

The following table sets forth information concerning the vesting of RSUs that occurred during 2009. None of the NEOs exercised any stock options in 2009.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (b)	Value Realized on Exercise (c)	Number of Shares Acquired on Vesting (1) (d)	Value Realized on Vesting (2) (e)
James D. Wehr	—	$ —	3,405(3)	$1,090
Peter A. Hofmann	—	—	5,109(3)	1,635
Philip K. Polkinghorn	—	—	9,056(3)	2,898
Edward W. Cassidy	—	—	20,896(3)(4)	21,145
Christopher M. Wilkos	—	—	2,415(3)	773
Dona D. Young	—	—	58,900(5)	97,621

(1)      These figures, which are rounded to the nearest whole number, represent the number of RSUs which vested in 2009 prior to any reduction for tax withholding. Each RSU is convertible into one share of our Common Stock. Under the terms of the Company’s share ownership and retention guidelines, participants are required to retain a fixed percentage of Common Stock underlying these RSUs.

(2)      Represents the market value of the RSUs based on the closing price of our Common Stock on the vesting date.

(3)      Represents one-half of the RSUs granted on March 5, 2007 in connection with the Company’s 2007 Annual Incentive Plan.

(4)      Includes 11,295 RSUs awarded to Mr. Cassidy on his hire date, which vested on April 26, 2009.

(5)      Represents (i) 10,573 time-vested RSUs granted to Mrs. Young on March 5, 2008 and distributed on March 5, 2009; (ii) 1,200 time-vested RSUs granted on March 5, 2008 reflecting pro rata vesting through Mrs. Young’s retirement date of April 15, 2009; and (iii) 47,127 time-vested RSUs granted on February 15, 2007 pro rata vesting through Mrs. Young’s retirement. Upon retirement, Mrs. Young forfeited 83,034 unvested RSUs.

Pension Benefits at 2009 Fiscal Year-End

The following table sets forth information concerning NEO pension benefits. The table reflects the present value of the accumulated pension benefits that each NEO earned between his or her respective hire date and December 31, 2009. Although these figures illustrate the value of these benefits as if they were to be paid in the form of a lump sum payment, actual benefits will be paid in the form of an annuity or, effective January 1, 2009 for SERP benefits, the present value in three annual installments at the applicable commencement date following termination of employment. However, NEOs may elect to receive the portion of the pension benefit payable under the pension equity formula in a lump sum. Additional information concerning these benefits may be found in the narrative that accompanies this table.

Name	Plan Name (b)	Number of Years Credited Service (1) (c)	Present Value of Accumulated Benefit (2) (d)	Payments During Last Fiscal Year (e)
James D. Wehr	Employee Pension Plan
	Pension Equity Formula	2.50(4)	$79,100
	Formula Prior to July 1, 2007	25.83(4)	948,552
	Total Employee Pension Plan Benefit	28.33	$1,027,652	—
	SERP
	Pension Equity Formula	2.50(4)	$288,178
	Formula Prior to July 1, 2007	25.83(4)(5)	5,092,141
	Total SERP Benefit	28.33	$5,380,319	—
Peter A. Hofmann	Employee Pension Plan
	Pension Equity Formula	2.50(4)	$22,600
	Formula Prior to July 1, 2007	6.42(4)	163,991
	Total Employee Pension Plan Benefit	8.92	$186,591	—
	SERP
	Pension Equity Formula	2.50(4)	$30,538
	Formula Prior to July 1, 2007	6.42(4)	297,804
	Total SERP Benefit	8.92	$328,342	—
Philip K. Polkinghorn	Employee Pension Plan
	Pension Equity Formula	2.50(4)	$11,300
	Formula Prior to July 1, 2007	3.33(4)	78,532
	Total Employee Pension Plan Benefit	5.83	$89,832	—
	SERP
	Pension Equity Formula	2.50(4)	$32,616
	Formula Prior to July 1, 2007	3.33(4)	319,428
	Total SERP Benefit	5.83	$352,044	—
Edward W. Cassidy	Employee Pension Plan
	Pension Equity Formula	2.50(4)	$11,545
	Formula Prior to July 1, 2007	1.25(4)	24,921
	Total Employee Pension Plan Benefit	3.75	$36,467	—
	SERP
	Pension Equity Formula	2.50(4)	$25,735
	Formula Prior to July 1, 2007	1.25(4)	72,016
	Total SERP Benefit	3.75	$97,752	—

Name	Plan Name (b)	Number of Years Credited Service (1) (c)	Present Value of Accumulated Benefit (2) (d)		Payments During Last Fiscal Year (e)
Christopher M. Wilkos	Employee Pension Plan
	Pension Equity Formula	2.50(4)	$31,640
	Formula Prior to July 1, 2007	10.33(4)	403,489
	Total Employee Pension Plan Benefit	12.83	$435,129		—
	SERP
	Pension Equity Formula	2.50(4)	$48,994
	Formula Prior to July 1, 2007	10.33(4)	653,585
	Total SERP Benefit	12.83	$702,579		—
Dona D. Young	Employee Pension Plan
	Pension Equity Formula	—	—
	Formula Prior to July 1, 2007	28.75	1,233,982	(3)
	Total Employee Pension Plan Benefit	28.75	$1,233,982		—
	SERP
	Pension Equity Formula	—	—
	Formula Prior to July 1, 2007	28.75	8,767,848	(3)	4,383,924	(6)
	Total SERP Benefit	—	$8,767,848		4,383,924

(1)       In connection with the redesign of our retirement program, the years of credited service for Messrs. Cassidy, Hofmann, Polkinghorn, Wilkos and Wehr were frozen on June 30, 2007 for purposes of determining their benefit under the formula in effect prior to July 1, 2007, although their final average earnings will continue to change. As a grandfathered employee, Mrs. Young elected not to participate in the pension equity formula and to continue to have her benefits calculated under the formula in effect prior to July 1, 2007 for the Employee Pension Plan and SERP. The restructuring of the retirement program and the grandfathering provisions are in Retirement Plans on page 59.

(2)       With respect to the benefits from the formula in effect prior to July 1, 2007, the Present Value of Accumulated Benefit determined as of December 31, 2009 is the greater of the present value of the accrued benefit deferred to normal retirement age and the present value of the accrued benefit deferred to early retirement age using the following assumptions for all NEOs except Mrs. Young (see Note 4 below) discount rate (without cost of living adjustment, or “COLA”) of 5.79% and 5.62% for the Employee Pension Plan and SERP, respectively, and discount rate (with COLA) of 4.48% and 4.32% for the Employee Pension Plan and the SERP, respectively; mortality table is the 2010 IRS Static Table; postretirement COLA of 1.00%; if the years of credited service is equal to or greater than 10 as of December 31, 2009, the normal retirement age is 62 and the early retirement age is 55, but if the years of credited service is less than 10 as of December 31, 2009, the normal retirement age is 65 and there is no early retirement age.

(3)         Mrs. Young retired on April 15, 2009 with a benefit commencement date of May 1, 2009. Her Present Value of Accumulated Benefits is as of May 1, 2009. The assumptions used to calculate Mrs. Young’s benefit were those in effect at the time of her retirement date, which were as of December 31, 2008 and as follows: discount rate (without cost of living adjustment, or “COLA”) of 6.26% and 6.28% for the Employee Pension Plan and SERP, respectively; and discount rate (with COLA) of 4.95% and 4.97% for the Employee Pension Plan and the SERP, respectively; mortality table is the 2010 IRS Static Table; postretirement COLA of 1.25%; if the years of credited service is equal to or greater than 10 as of December 31, 2008, the normal retirement age is 62 and the early retirement age is 55, but if the years of credited service is less than 10 as of December 31, 2008, the normal retirement age is 65 and there is no early retirement age.

(4)       Years of credited service under the pension equity formula of both the Employee Pension Plan and the SERP are determined for eligible participants from July 1, 2007, when such formula went into effect for these participants. The annual credit percentage used to calculate these benefits is determined based on total years of service under the plans, including years of service prior to July 1, 2007, as described in Pension Equity Formula on page 59. For 2009, Mr. Wehr’s annualized credit percentage was 14%, Mr. Hofmann’s was 4%, Mr. Polkinghorn’s was 2%, Mr. Cassidy’s was 2% and Mr. Wilkos’ was 6%. Service under the formula in effect prior to July 1, 2007 was frozen as of June 30, 2007.

(5)       Pursuant to the terms of the SERP, Mr. Wehr has been credited with an additional three years of benefit accrual service attributable to the period of January 1, 1997 through December 31, 1999 when he served as an officer of a designated subsidiary that was not adopting employers to the Employee Pension Plan. These three years are not treated as benefit accrual service under the Employee Pension Plan.

(6)       Represents the first of three equal annual installments paid to Mrs. Young on November 1, 2009. Remaining payments to occur on November 1, 2010 and November 1, 2011. In addition, the amount reflects interest in the amount of $47,177 for the six-month delay in payment from May 1, 2009 to November 1, 2009, which is also paid over three years.

Retirement Plans

We provide broad-based defined benefit pension benefits to our NEOs as a component of our menu of benefits offered to most of our employees. Because of benefit limitations imposed by the Code or the exclusion of compensation other than base salary under the Employee Pension Plan, we offer the SERP, which is a non-qualified defined benefit pension plan, to our NEOs to mitigate the effects of such limitations.

Effective July 1, 2007, we redesigned our retirement program in order to reduce the volatility in defined benefit pension plan expense and funding requirements often caused by outside market forces, provide benefits that are competitive with those of our peers and better meet the current demographic and future workforce profiles of our employees. The redesign included changes to the Employee Pension Plan and SERP.

The new design included a grandfathering feature for participants who were at least 50 years of age and had at least 10 years of vesting service on December 31, 2006. The grandfathered participants had the choice of remaining in the prior design for all of the affected plans in which they participate, or electing the new design for all of the affected plans in which they participate.

See Changes for 2010 on page 48 for changes to the Employee Pension Plan and SERP effective April 1, 2010. The effect of these changes is to cease further benefit accruals under each such plan effective as of April 1, 2010.

Employee Pension Plan

The Employee Pension Plan, covering most of our employees, provides benefits based on its formulas up to the amount allowed under the Code. The Employee Pension Plan is funded with assets held in a trust. Eligible employees participate immediately and continue to accrue benefits until retirement, death, termination of employment or ineligibility to participate. Normal retirement age is 62 with 10 years of vesting service or age 65 with at least five years of participation. As of December 31, 2009, none of the NEOs was eligible for early retirement under the plan (age 55 with at least 10 years of vesting service). Unless an optional form of benefit payment is elected, the normal form of benefit is a 50% joint and survivor annuity for married participants and a single life annuity for other participants.

The Employee Pension Plan was redesigned to include pension equity accruals after June 30, 2007, for all participants except grandfathered participants. The pension equity formula and the formula prior to July 1, 2007 are described in the paragraphs that immediately follow.

Pension Equity Formula

The pension equity formula applies to all eligible non-grandfathered employees, grandfathered employees who elected the pension equity formula effective July 1, 2007 and eligible new hires after June 30, 2007. All of the NEOs as of December 31, 2009 participate in the pension equity formula.

The pension equity formula expresses an employee’s benefit as a lump sum amount that is equal to the product of the accumulated annual credit percentages (tiered by years of service) times final average earnings (highest five consecutive years of earnings out of the last 10 years). The definition of earnings is based on base salary plus eligible incentives, rather than base salary under the formula prior to July 1, 2007. The tiered annual credit percentages table is as follows:

Years of Service on January 1	Annual Credit Percentage Earned, Used to Calculate Lump Sum Benefit
Up to 4 years	2%
5 to 9 years	4%
10 to 14 years	6%
15 to 19 years	10%
20 years or more	14%

Employees who participate in the pension equity formula will have their June 30, 2007 accrued benefit frozen as to years of service, but their final average earnings under the formula prior to July 1, 2007 will continue to change until they either become ineligible under the plan or terminate employment.

Traditional Formula (Formula Prior to July 1, 2007)

The annual normal retirement benefit is generally a function of years of service and compensation, i.e., (i) 2% of final average earnings (average of last three consecutive years of base salary) times years of benefit accrual service up to 25, plus (ii) 1% times final average earnings times years of benefit accrual service over 25 (up to 10 years), minus (iii) 2% times participant’s projected primary insurance amount (Social Security benefit payable at Social Security retirement age) times years of benefit accrual service (up to 25)—no more than 50% of normal retirement benefit is offset by Social Security.

SERP

The SERP provides benefits in excess of the Employee Pension Plan, whether due to the benefit limitations imposed by the Code or the exclusion of compensation other than base salary under the Employee Pension Plan. For example, the Code limit on earnings ($245,000 in 2009) does not apply for SERP purposes. To comply with the full implementation of Code section 409A as of January 1, 2009, the SERP has been amended to de-link the choice of the normal and optional forms of distribution from the Employee Pension Plan and all participants are required to delay receipt of benefit payments until at least six months after their separation from service. The Traditional Formula permits distributions in actuarially equivalent annuity payments or short-term installment payments; the Pension Equity Formula permits distributions in actuarially equivalent annuity payments or a lump sum payment.

Pension Equity Formula

Retirement benefits are based on the pension equity formula contained in the Employee Pension Plan, described in the preceding section, and are expressed as a lump sum amount that is equal to the product of the accumulated annual credit percentages (tiered by years of service) times final average earnings (highest five consecutive years of earnings out of the last 10 years), without the Code limitations/exclusions noted in the preceding paragraph. The definition of earnings is based on base salary plus eligible incentives.

Traditional Formula (Formula Prior to July 1, 2007)

Retirement benefits are based on the final pay formula in effect prior to July 1, 2007 under the Employee Pension Plan, described in the preceding section, and are a function of years of service and final average compensation, without the Code limitations/exclusions noted in the Employee Pension Plan. The definition of earnings includes amounts payable under designated incentive programs that are excluded from the calculation of benefits under the Employee Pension Plan; and the final average earnings determination for these incentives is based on the average of any three full calendar years within the last seven consecutive full calendar years that produce the highest average.

Non-Qualified Deferred Compensation in Fiscal Year 2009

The following table sets forth information concerning NEO participation in deferred compensation plans, excluding the 401(k) Plan. The table includes 2009 compensation deferrals, Company contributions, earnings, withdrawal activity, total balances as of December 31, 2009 for both cash and RSU deferrals and the portion of the aggregate balances as of December 31, 2009 that have been reported in prior years’ Summary Compensation Tables.

Name (a)	Deferral Type	Executive Contributions in Last FY(1) (b)	Registrant Contributions in Last FY (2) (c)	Aggregate Earnings in Last FY (3) (d)	Aggregate Withdrawals/ Distributions (e)	Aggregate Balance at Last FYE(4) (f)	Portion of Aggregate Balance at Last FYE Reported in Prior SCTs (g)
James D. Wehr	Excess Investment Plan	$50,625	$30,375	$29,501	$93,337	$200,597	$179,691
Peter A. Hofmann	Excess Investment Plan	10,800	10,800	1,207	—	81,455	35,500
	Deferred RSUs	—	—	(50,849)	74,170	—	—
	Deferred RSUs— Virtus(5)	—	—	11,278	11,278	—	—
	Deferred Dividends	—	—	73	23,910	—	—
	Total	10,800	10,800	(38,290)	109,359	81,455	35,500
Philip K. Polkinghorn	Excess Investment Plan	23,000	10,350	108,747	—	494,561	520,885
Edward W. Cassidy	Excess Investment Plan	9,900	7,425	29,511	—	133,619	—
	Deferred RSUs	18,073	—	13,329	—	31,401	—
	Total	27,973	7,425	42,839	—	165,020	—
Christopher M. Wilkos	Excess Investment Plan	4,918	6,148	604	(16,927)	11,350	—
Dona D. Young(6)	Excess Investment Plan	32,609	8,152	37,361	1,430,735	—	—
	Deferred RSUs	—	—	(67,694)	2,145,912	—	—
	Deferred RSUs— Virtus(5)	—	—	355,395	355,395	—	—
	Deferred Dividends	—	—	171	454,812	—	—
	Total	$32,609	$8,152	$325,234	$4,386,854	$—	$—

(1)     Except as noted otherwise, these figures represent voluntary deferrals of 2009 salary into the Excess Investment Plan as described in the following narrative. The corresponding salary figures in the Summary Compensation Table for 2009 Fiscal Year on page 50 include these deferral amounts.

(2)     These figures represent the 2009 non-qualified Company matching contribution made in the Excess Investment Plan.

(3)     Represents the change in account value between December 31, 2008 and December 31, 2009, less any executive or Company contributions, plus any account distributions. With respect to the Excess Investment Plan, these figures reflect the change in account value attributable to balances held in the Excess Investment Plan. With respect to deferred RSUs, these figures reflect the change in account value attributable to appreciation/depreciation in our Common Stock price. With respect to deferred dividends, these figures reflect the dividend equivalents paid on deferred RSUs and the value of interest credits paid thereon.

(4)     Based on the market value of assumed investment options as of December 31, 2009 (including, where applicable, the closing price of our Common Stock at $2.78 per share).

(5)     As a result of the spin-off of the Company’s asset management business as of December 31, 2008, Mrs. Young received a dividend of 33,847 shares of Virtus Common Stock and Mr. Hofmann received a dividend of 1,912 shares of Virtus Common Stock at a rate of one share of Virtus stock for every 20 shares of deferred RSUs.

(6)     As a result of Mrs. Young’s April 15, 2009 retirement, all non-qualified deferred compensation was distributed in 2009 in accordance with plan provisions and her employment contract.

The Phoenix Companies, Inc. Non-Qualified Excess Investment Plan

Certain of our employees, including our NEOs, can elect to defer up to 60% of their base pay and until May 21, 2009, up to 100% of their annual incentive awards. Base pay deferrals commence when year-to-date base pay exceeds the Code limitation on qualified plan compensation, which was $245,000 in 2009.

With respect to base pay deferrals only, we make a corresponding Company match credit using the same formula as provided in our 401(k) Plan. For the NEOs as non-grandfathered participants, they are eligible for an enhanced Company match contribution in the 401(k) Plan and Excess Investment Plan, based on tiered years of service as described in the table that follows the next paragraph. Effective January 1, 2009, we split our Non-Qualified Deferred Compensation and Excess Investment Plan into two plans, i.e., The Phoenix Companies, Inc. Non-Qualified Deferred Compensation Plan (annual incentive award deferrals) and The Phoenix Companies, Inc. Non-Qualified Excess Investment Plan (base salary deferrals) for 409A compliance purposes. Effective May 21, 2009, the deferral opportunity under The Phoenix Companies, Inc. Non-Qualified Deferred Compensation Plan ceased and effective September 1, 2009, the plan was merged into The Phoenix Companies, Inc. Non-Qualified Excess Investment Plan.

See Changes for 2010 on page 48 for changes to the Excess Investment Plan.

The Excess Investment Plan provides participants with a choice of mutual fund offerings similar to those funds made available to employees under the 401(k) Plan. There are no above-market or guaranteed returns in the Excess Investment Plan. Participants can modify their investment elections at any time under the Excess Investment Plan. Deferrals are credited to the funds selected by the participants and based on the market price for such funds on the date such compensation would otherwise have been paid.

For Mrs. Young as a grandfathered participant, the match formula is equal to 100% on the first 3% deferred, plus 50% on the next 2% deferred, for a maximum Company match of 4% of base pay between the Excess Investment Plan and the 401(k) Plan. For the remaining NEOs as non-grandfathered participants, the enhanced Company match formula in the 401(k) Plan and Excess Investment Plan is based on the following schedule.

Years of Service on January 1	Company Match Formula for All NEOs	Maximum Company Match Rate as a Percentage of Base Pay
Less than 5 years	100% on first 3% of pay saved; 50% on next 3%	4.5%
5 to 9 years	100% on first 6% of pay saved	6.0%
10 to 14 years	100% on first 3% of pay saved; 150% on next 3%	7.5%
15 years or more	150% on first 6% of pay saved	9.0%

Based on these schedules, the maximum Company match rate for 2009, as a percentage of base pay for our NEOs, was:

Name	Maximum Company Match Rate
James D. Wehr	9.0%
Peter A. Hofmann	6.0%
Philip K. Polkinghorn	4.5%
Edward W. Cassidy	4.5%
Christopher M. Wilkos	7.5%
Dona D. Young	4.0%

The following table sets forth the list of the mutual fund choices under the Excess Investment Plan and each fund’s total return for 2009:

Investment Fund Name	Ticker Symbol	2009 Total Return Percentage(1)
Allianz NFJ Small-Cap Value Fund—Administrative Class	PVADX	24.12
American Beacon Short-Term Bond Fund—Investor Class(2)	AALPX	4.85
American Funds® EuroPacific Growth Fund®-—Class R4	REREX	39.13
American Funds® Growth Fund of America®—Class R4	RGAEX	34.54
Artisan Mid Cap Fund—Investor Class	ARTMX	50.26
Eaton Vance Large Cap Value Fund—Class A(3)	EHSTX	17.01
Fidelity Contrafund®	FCNTX	29.23
Fidelity Freedom 2000 Fund®(4)	FFFBX	16.49
Fidelity Freedom 2005 Fund®(4)	FFFVX	23.40
Fidelity Freedom 2010 Fund®(4)	FFFCX	24.82
Fidelity Freedom 2015 Fund®(4)	FFVFX	25.62
Fidelity Freedom 2020 Fund®(4)	FFFDX	28.86
Fidelity Freedom 2025 Fund®(4)	FFTWX	30.03
Fidelity Freedom 2030 Fund®(4)	FFFEX	30.57
Fidelity Freedom 2035 Fund®(4)	FFTHX	31.26
Fidelity Freedom 2040 Fund®(4)	FFFFX	31.65
Fidelity Freedom 2045 Fund®(4)	FFFGX	32.04
Fidelity Freedom 2050 Fund®(4)	FFFHX	32.47
Fidelity Freedom Income Fund®	FFFAX	16.12
Fidelity Growth Company Fund	FDGRX	41.15
Fidelity Low-Priced Stock Fund	FLPSX	39.08
Fidelity Retirement Money Market Portfolio	FRTXX	00.63
Fidelity Small Cap Independence Fund	FDSCX	32.28
Fidelity U.S. Bond Index Fund	FBIDX	6.45
Mutual Discovery Fund—Class A(5)	TEDIX	20.89
Spartan® 500 Index Fund—Investor Class	FUSEX	26.51
Virtus Capital Growth Fund—Class A	PHGRX	33.73
Virtus Growth & Income Fund—Class A	PDIAX	23.57
Virtus Mid-Cap Value Fund—Class A(6)	FMIVX	34.42
Virtus Multi-Sector Fixed Income Fund—Class A	NAMFX	42.28
Virtus Multi-Sector Short Term Bond Fund—Class A	NARAX	29.74
Virtus Real Estate Securities Fund—Class I	PHRIX	28.28
Virtus Strategic Growth Fund—Class A	PSTAX	37.21

(1)      Total return includes change in share value and reinvestment of dividends and capital gains, if any.

(2)      Added to our bond fund options on August 21, 2009.

(3)      Replaced Fidelity Income Fund on August 21, 2009.

(4)      Plan balances from the Virtus Balanced Fund—Class A were merged into this fund on August 21, 2009.

(5)      Plan balances from the Virtus Global Opportunities Fund—Class A were merged into this fund on August 21, 2009.

(6)      Plan balances from the Lord Abbett Mid-Cap Value Fund—Class P were merged into this fund on August 21, 2009.

Account balances under the Excess Investment Plan, reflecting cumulative appreciation/depreciation and interest credits (depending on the investment fund(s) chosen by the participant), are paid to participants, based on their election made prior to deferral, in lump sum or annual installments following the termination of services with the Company or such earlier specified date elected by the participant. In-service withdrawals may only be taken in the case of severe financial hardship caused by an unforeseeable emergency as permitted under Code section 409A, and any other applicable laws. Loans are not permitted under this plan. All balances under this plan are unfunded general obligations of the Company, which the Company, at its discretion, may hedge in full or in part by making contributions to a trust subject to the claims of our creditors in certain circumstances. Currently, we hedge 100% of this obligation by making investments in the same funds and in the same amounts as participants have elected.

RSU Deferrals

Certain employees of the Company, including the NEOs, can elect to defer up to 100% of their LTIP awards, and other RSU awards until following termination of employment or such earlier specified date elected by the participant. Participants do not have any voting rights with respect to deferred RSUs. Voting rights become applicable only when the RSUs convert to Common Stock following termination of employment or in the event the Company chooses to hedge its RSU obligations by holding Common Stock in a trust subject to the claims of creditors in certain circumstances. Currently, the Company partially hedges using a trust. Deferred RSUs are credited with dividend equivalents, which are equal to the cash dividends that the Company may pay on its Common Stock, multiplied by the number of shares of Common Stock underlying each deferred RSU. Dividend equivalents are credited to a book entry account on behalf of participants. These dividend equivalents accrue interest credits at a rate determined and updated each August 1, based on the mid-term applicable federal rate (as determined under Code section 1274(d)) as published by the Internal Revenue Service for the immediately preceding month. In 2009, the rate at which interest was credited on dividend equivalents was 3.45% for the period January 1 through July 31, and 2.76% for the period August 1 through December 31, 2009. Accumulated dividend equivalents and the corresponding interest credits are paid at the same time that the underlying RSUs convert to Common Stock. All RSUs, dividend equivalents, and interest credits under this program are unfunded general obligations of the Company, for which the Company, at its discretion, may hedge in full or in part by making contributions to a trust subject to the claims of our creditors in certain circumstances.

Termination Payments and Change-in-Control Agreements

We have entered into certain agreements and maintain certain plans that will require us to provide compensation to the NEOs in the event of a termination of employment, including termination of employment in connection with a Change-in-Control. The amounts payable to each NEO are estimated in the tables provided in this section. No incremental benefits are provided under these programs in the event of a voluntary termination by the NEO without good reason or by the Company for cause.

All NEOs

Upon termination of employment, all NEOs will receive their vested benefits under the Employee Pension Plan and 401(k) Plan; benefits and conversion rights under the Consolidated Omnibus Budget and Reconciliation Act (“COBRA”), if applicable; and the non-qualified plans’ benefits pursuant to the terms of the plans.

Change-in-Control Agreements

Effective January 1, 2008, the Company entered into agreements with Messrs. Wehr, Hofmann, Polkinghorn and Cassidy which will, in certain circumstances, provide separation benefits upon the termination of employment in connection with a Change-in-Control. Effective April 15, 2009, the Company entered into an agreement with Mr. Wilkos on the same terms as the existing 2008 agreements. The protections provided under the agreements can only be triggered by termination of employment either (i) by the Company for reasons other than death, disability (as defined in the agreements), Cause or retirement, or (ii) by the executive for good reason, provided such termination occurs following, or is effectively connected with, the occurrence of a Change-in-Control. These agreements each have an initial term of two years with provisions for automatic renewals for successive one-year periods, unless either party provides to the other party written notice at least 60 days prior to the end of the initial term or any renewal term that the Company or NEO does not want the term so extended. These agreements were amended, effective as of January 1, 2010, to eliminate the right of any participant to receive a tax gross-up in respect of any so-called “parachute payments” and otherwise to modify the benefits payable thereunder in a manner more favorable to the Company.

“Cause” is defined as (i) the Executive’s conviction or plea of nolo contendere to a felony (other than with respect to a traffic violation or an incident of vicarious liability); (ii) an act of willful misconduct (including, without limitation, a willful material violation of the Company’s Code of Conduct) on the Executive’s part with regard to the Company or its affiliates having a material adverse impact on the Company or its affiliates, and (iii) the Executive’s failure in good faith to attempt or refusal to perform legal directives of the Board or executive officers of the Company, as applicable, which directives are consistent with the scope and nature of the Executive’s employment duties and responsibilities and which failure or refusal is not remedied by the Executive within 30 days after notice of such non-performance is given to the Executive. For purposes of clause (ii) of this definition, no act, or failure to act, on the Executive’s part shall be deemed “willful” unless done, or omitted to be done, by her not in good faith and without reasonable belief that the Executive’s act, or failure to act, was in the best interest of the Company and its subsidiaries.

“Change-in-Control” is defined as the first occurrence of: (i) any person acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s securities; (ii) within any 24-month period, the persons who were directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided that any director elected or nominated for election to the Board by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this sub clause (ii); (iii) the effective date of any merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company which is consummated (a “Corporate Event”), if immediately following the consummation of such Corporate Event the shareholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the voting power, in substantially the same proportion as prior to such Corporate Event, of (x) in the case of a merger or consolidation, the surviving or resulting corporation or (y) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Company immediately prior to such Corporate Event; (iv) the approval by shareholders of the Company of a plan of liquidation with respect to the Company; or (v) any other event occurs which the Board declares to be a Change-in-Control.

“Good Reason” is defined as the occurrence after the effective date of a Change-in-Control of any of the following, without the express written consent of the executive and which occurrence is not remedied by the Company within 30 days after notice of such occurrence is given to the Company: (i) the assignment to the executive of duties inconsistent with the executive’s position or any reduction in the executive’s title or any material reduction in the executive’s position, duties or responsibilities from the title, position, duties or responsibilities held or exercised by the executive prior to the effective date of a Change-in-Control; (ii) any requirement by the Company that the executive change the location where the executive regularly provides services to the Company to a location that is more than 35 miles from downtown Hartford; (iii) a reduction by the Company of the executive’s base salary or total incentive compensation opportunity or a reduction in the employee benefits provided to the executive under the Company’s employee benefit plans (unless the executive is provided with substantially equivalent replacement benefits); or (iv) any failure to obtain the assumption and agreement to perform the Change-in-Control Agreement by a successor as contemplated in the Change-in-Control Agreement.

As in effect during 2009, these agreements would have provided for Change-in-Control severance benefits including: (i) vesting of pension plan benefits and an enhanced pension benefit in an amount equal to two and one-half years (tracks with severance multiple) of additional service and age credit and/or pension equity formula credits, as applicable, under such plans payable at the same time, and in the same form as other non-qualified pension benefits; (ii) in lieu of any severance benefits payable under any other plan, policy or program, a cash amount equal to two and one-half times (tracks with severance multiple) the sum of base salary plus the annual incentive target for the year in which employment terminates; (iii) two and one-half years (tracks with severance multiple) of continued medical, dental and long-term disability coverage; (iv) vesting of benefits under equity compensation plans; (v) an amount equal to a pro-rata portion of the annual incentive award earned for the year in which termination occurs (or target incentive, if greater) and a pro-rata portion of long-term awards for each then open cycle at target; (vi) an amount equal to two and one-half years (tracks with severance multiple) of additional contributions we would have made to our 401(k) Plan and/or the Excess Investment Plan; (vii) outplacement services; and (viii) a “gross-up” payment from the Company to cover any excise tax liability they may incur as a result of payments or benefits contingent on a Change-in-Control and any income tax liability they may incur as a result of the “gross-up” payment. The NEO will be subject to a confidentiality covenant after his termination of employment, which will require him to maintain the confidentiality of any confidential or proprietary information and a non-solicitation covenant for two and one half years (tracks with severance multiple) after the Employment Period (as defined in the agreement) during which the NEO cannot solicit employees of the Company.

These agreements terminate automatically upon the NEO’s death, termination due to disability (as defined in the agreements), termination for Cause or voluntary retirement. If an NEO’s employment is terminated during the employment period (as defined in the agreements) by reason of his death or disability (as defined in the agreement), the agreement will terminate and the Company will pay the NEO’s base salary through the date of termination; any vested amounts or benefits under applicable employee benefit plans, agreements and programs, as well as any accrued vacation pay not yet paid; and any other benefits payable in such situation under the plans, agreements, policies or programs of the Company.

Based on the 2009 review of change-in-control agreements by the Compensation Committee and the Board, new change-in-control agreements were entered into with our NEOs effective January 1, 2010 with an expiration date of December 31, 2011 that reflect the following changes:

•	eliminate any gross-up for excise tax purposes;

•

limit the aggregate value of Covered Payments, as defined in the agreement, to an amount equal to 2.99 times the executive’s average annual compensation calculated in accordance with Internal Revenue Code section 280G;

•	eliminate the payment attributable to forgone 401(k) plan Company match contributions;

•

provide that, with respect to the determination of the current year prorated bonus amount, the pro rata portion of the annual incentive award will be based on the target amount for the year of termination of employment instead of the higher of such target amount and the actually earned annual incentive award for such year;

•	detach the health care continuation maximum period from the multiple and synchronize the period with the applicable Code section 409A period;

•	reduce the severance multiple and the pension service and payment multiple to one times salary and target bonus for Senior Executive Vice Presidents and above;

•

impose non-competition restrictions for Senior Executive Vice Presidents and above for a period of up to 18 months and in consideration provide for a lump sum payment of the salary and target bonus opportunity that would have been paid or made available over a corresponding period of continued employment; and

•

eliminate the mandatory arbitration provision. In addition, because the Saybrus Partners, Inc. annual incentive plan does not include a “target annual incentive” concept, an equivalent term has been provided for Mr. Cassidy.

Executive Severance Allowance Plan

Effective January 1, 2009, the Executive Severance Allowance Plan was amended and restated. The Executive Severance Allowance Plan is available to all Company officers at the level of senior vice president or higher (including Messrs. Wehr, Hofmann, Polkinghorn, Cassidy and Wilkos), and for any other employee the CEO determines to be integral to the formulation or execution of our business strategy. Mr. Cassidy is a participant in the Saybrus Partners, Inc. Executive Severance Allowance Plan, effective January 1, 2010.

In 2009, if an NEO was involuntarily terminated, subject to certain exceptions, he would have been eligible to receive (i) a payment equal to between 75% and 150%, determined based on years of service, of the NEO’s severance base amount, where the “severance base amount” is defined as the NEO’s base salary and the average of the last two annual incentive awards already paid as of the termination date, paid in the form of a lump sum payment or in installments, in each case commencing as soon as practicable following separation from service; (ii) a pro-rata portion of the annual incentive awards he earned for the fiscal year in which he separated from service to be paid no later than March 15 of the calendar year following separation from service; (iii) outplacement services; and (iv) continued active participant rates in the medical and dental plans for 12 months of the COBRA continuation period, if the executive elects coverage under COBRA.

Benefits are paid from our general assets and are conditioned on a number of factors, including covenants within the terms of the Executive Severance Allowance Plan and the signing of an agreement containing certain covenants (described below) and a release of claims against the Company. The Executive Severance Allowance Plan conditions receipt of benefits on (i) refraining from interfering with ongoing operations and making disparaging remarks concerning the Company, its representatives, agents and employees; (ii) refraining from solicitation of employees, agents, representatives and/or clients of the Company; (iii) returning all Company property; and (iv) complying with maintaining the confidentiality of confidential and proprietary information. Failure to comply with any of these covenants/conditions will cause immediate cessation of all payments under the plan and the executive must immediately reimburse the Company for all payments previously made.

All severance payments ((i) in the second paragraph above) due under the plan are to be paid no later than March 15 of the calendar year following separation from service, except for any payments that are required to be paid at a later date pursuant to Code section 409A.

Also see Severance and Change-in-Control Agreements on page 45.

Illustration of Compensation and Benefits Upon Termination of Employment for Various Reasons

The following table summarizes the value of the compensation and benefits that the NEOs would receive if their employment had been involuntarily terminated (other than for Cause) as of December 31, 2009. The Change-in-Control agreements were modified, effective January 1, 2010, in manner that will generally have the effect of reducing the amount of severance and other benefits expected to be payable.

Payments for Involuntary Terminations
	James D. Wehr	Peter A. Hofmann	Philip K. Polkinghorn	Edward W. Cassidy	Christopher M. Wilkos
Severance
Base Salary Component	$975,000	$318,750	$356,250	$307,500	$379,167
Annual Incentive Component	524,850	188,573	331,950	366,057	270,940
Other Compensation
2009 Annual Incentive(1)	$375,403	$225,250	$327,275	$293,355	$264,950
2008-2010 LTIP Cycle	—	—	—	—	—
2009-2011 LTIP Cycle(2)	215,563	75,083	109,092	83,298	53,707
Unvested Service-Based RSUs(3)	38,944	126,346	222,122	130,153	38,725
Other(4)	—	—	—	150,000	—
SUBTOTAL (Severance & Other Compensation)	$2,129,760	$934,002	$1,346,689	$1,330,363	$1,007,489
Benefits and Perquisites
Health & Welfare(5)	$11,575	$11,409	$11,575	$11,551	$11,409
Outplacement	9,895	9,895	9,895	9,895	9,895
TOTAL (Severance, Other Compensation, Benefits and Perquisites)	$2,151,230	$955,306	$1,368,159	$1,351,809	$1,028,793

(1)      Reflects actual payout results for 2009 incentive.

(2)      Represents prorated portion of 2009-2011 LTIP per the plan provisions.

(3)      All RSU amounts are valued-based on the December 31, 2009 closing price of our Common Stock of $2.78 per share.

(4)      Mr. Cassidy received a one-time retention bonus, payable in two installments of $150,000. The first installment was paid on January 31, 2009. The second installment was paid on February 12, 2010.

(5)      Reflects estimated Company cost of continuing to subsidize certain health and welfare benefits for the NEOs for 12 months.

The following table summarizes the value of the compensation and benefits that the NEOs would receive if their employment had been terminated involuntarily (other than for Cause) or if the NEO had terminated employment for Good Reason in connection with a Change-in-Control as of December 31, 2009.

Change-in-Control Payments
	James D. Wehr	Peter A. Hofmann	Philip K. Polkinghorn	Edward W. Cassidy	Christopher M. Wilkos
Severance
Base Salary Component	$1,625,000	$1,062,500	$1,187,500	$820,000	$700,000
Annual Incentive Component	1,625,000	1,062,500	1,543,750	1,107,000	630,000
Other Compensation
2009 Annual Incentive(1)	$441,000	297,500	$432,250	$387,450	$200,552
2007-2009 LTIP Cycle(2)	70,042	87,042	110,593	87,144	35,840
2009-2011 LTIP Cycle(7)	284,706	99,167	144,083	110,017	70,933
Other Unvested Performance-Contingent RSUs(2)	109,721	—	—	—	—
Unvested Service-Based RSUs(2)	57,819	180,829	262,238	163,029	61,464
Unvested Stock Options(2)	—	—	—	—	—
Incremental Non-Qualified Company Match (3)	146,250	63,750	53,438	36,900	52,500
Incremental Non-Qualified Pension Lump Sum Value(4)	367,278	58,452	87,832	127,576	69,115
280G Tax Gross-Up/(280G Cut-back)(5)	1,621,851	873,417	—	—	—
SUBTOTAL (Severance & Other Compensation)	$6,348,667	$3,785,157	$3,821,684	$2,839,116	$1,820,404
Benefits and Perquisites
Health & Welfare(6)	$31,818	$31,403	$31,818	$25,406	$24,834
Outplacement	9,895	9,895	9,895	9,895	9,895
TOTAL (Severance, Other Compensation, Benefits and Perquisites)	$6,390,380	$3,826,455	$3,863,397	$2,874,417	$1,855,133

(1)      Represents the reduced 2009 payout ranges of 70% at target for the 2009 Annual Incentive Plan.

(2)      All LTIP and RSU amounts are valued-based on the December 31, 2009 closing price of our Common Stock of $2.78 per share. Stock options reflect the spread value between the exercise price and $2.78 for any options vesting upon a Change-in-Control.

(3)      Reflects the applicable Company matching formula from the 401(k) Plan and the Excess Investment Plan multiplied by the base salary component of severance.

(4)      Reflects the incremental value of the additional pension benefits calculated based on each NEO’s Change-in-Control Agreement and the corresponding applicable pension formula.

(5)      If Change-in-Control payments are greater than three times the average W-2 reported compensation for the preceding five years, then an excise tax is imposed on the portion of the payment that exceeds one times the average W-2 reported compensation for the preceding five years (the “base amount”). Pursuant to the Change-in-Control Agreements in effect on December 31, 2009 for Messrs. Wehr, Hofmann and Polkinghorn, an additional gross-up payment equal to the value of the excise tax imposed will be paid. Effective January 1, 2010, excise tax gross-ups have been removed from the Change-in-Control agreements.

(6)      Reflects estimated Company cost of continuing to subsidize certain health and welfare benefits for the NEOs.

(7)      Represents the reduced 2009 pay-out ranges of 70% at target for the prorated portion of 2009-2011 LTIP.

Risk Assessment of Compensation Programs for All Employees

During 2009 and early 2010, we conducted a risk assessment of our compensation policies and practices in response to current public and regulatory concern about the link between incentive compensation and excessive risk taking by corporations. We concluded that our compensation program does not motivate imprudent risk taking and that any risks involved in compensation are not reasonably likely to have a material adverse effect on the Company. Included in the analysis were such factors as the behaviors being induced by our fixed and variable pay components, the balance of annual and long-term performance goals in our incentive compensation system, the established limits on permissible incentive award levels, the oversight of the Compensation Committee in the operation of our incentive plans and the high level of Board involvement in approving material transactions and providing governance over the Company’s affairs. Management presented the results of this assessment to the Compensation Committee for its review in early 2010 as part of its obligation to oversee our compensation risk assessment process.

COMPENSATION OF DIRECTORS

Director Compensation Philosophy

The Company’s philosophy with respect to Board compensation is to:

•	provide competitive levels of pay to attract and retain high quality Board of talent;

•	differentiate compensation based on workload;

•	use a balanced mix of cash and equity; and

•	align Board members’ compensation with shareholder interest by requiring share ownership for all directors.

Elements of Director Compensation

The Compensation Committee has established a target for the value of total director compensation of 80% of the median value of peer companies. This target was set below median to reflect our smaller size relative to peer companies.

For 2009, Board compensation for our Non-employee Directors consisted of a flat retainer of $132,500 per year for each Non-employee Director, additional retainers to all committee chairs and members of the Audit Committee and the Compensation Committee, and a meeting fee in the amount of $1,500 per meeting for attendance at each Board and/or Committee meeting held in excess of the number of meetings anticipated for any calendar year. The schedule of additional annual retainers is as follows:

Committee Position	2009 Additional Annual Retainer
Chair of the Executive Committee(1)	$35,000
Chair of the Audit Committee	30,000
Chair of the Compensation Committee	25,000
Chairs of the Finance and Governance Committees	20,000
Chair of the Phoenix Life Policyholder Affairs Committee(2)	10,000
Members of the Audit Committee, excluding the chair	6,250
Members of the Compensation Committee, excluding the chair	3,750

(1)      In April 2009, the Company appointed Mr. Thomas S. Johnson as non-executive Chairman of the Board. In conjunction with that appointment, the additional Annual Retainer for the Chair of the Executive Committee position was eliminated. Mr. Peter C. Browning received a prorated retainer in 2009 for the three months he served as Chair of the Executive Committee.

(2)      Since the membership of this Committee is the same as the Finance Committee of the Company and business is conducted contemporaneously, effective November 6, 2010 and thereafter, there is no Chair fee paid for this Committee.

Additionally, on April 1, 2009, as part of the Company’s leadership transition, the Company appointed a non-executive Chairman of the Board. Based on a competitive market review conducted by the Committee’s compensation consultant, the independent Chairman of the Board’s additional annual retainer was set at $100,000 per year. The competitive review took into consideration the Board’s expectation that the independent Chairman will have an increased workload which will require an increased time commitment in this position and, therefore, the level of pay would reflect this expectation based on competitive market data/surveys. The sources of market data/surveys included Hewitt and Equilar materials based on 2008 proxy filings.

During 2009, based upon the global economic environment, the shortage of available equity available for compensation and plan purposes and the Company’s smaller size, the Company took the following actions:

•	The directors’ annual retainer fee was temporarily reduced by 30% for the third and fourth quarters of 2009. This reduction did not apply to Committee retainer fees and additional meeting fees.

•

The mandatory deferral of 50% of the directors’ fees into equity was converted to a choice of deferred cash or deferred equity or a combination of both. This choice in the investment of the mandatory deferral applied to the third and fourth quarters of 2009.

•

On November 5, 2009, the Company’s Board reduced the size of the Board from 15 to 11, effective at the end of business on November 6, 2009. As a result, four directors stepped down voluntarily. This action was taken to reflect the Company’s smaller size and 2009 New York insurance legislation that affected the Board size of the Company’s principal subsidiary, Phoenix Life Insurance Company.

All retainers were paid quarterly in advance, and both retainers and meeting fees are paid in cash and in RSUs, as elected by each director. The RSUs will each convert into one share of Common Stock following his or her termination of services as a director or, in certain circumstances, such earlier specified date elected by the director. In the interim, each RSU will be credited with dividend equivalents and interest thereon. Non-employee Directors have the option to defer receipt of cash compensation until following his or her termination of services as a director or, in certain circumstances, such earlier specified date elected by the director under either of the following non-qualified deferred compensation programs:

•

Non-employee Directors may elect to defer all or a portion of their cash compensation into RSUs under The Phoenix Companies, Inc. Directors Equity Deferral Plan. The number of RSUs credited upon deferral, including fractional RSUs, is equal to the cash amount that would otherwise be paid, divided by the closing price of our Common Stock on the date of payment (generally, the first business day of each calendar quarter). These RSUs are credited with dividend equivalents and interest thereon from the associated dividend payment dates. The Common Stock underlying each RSU, together with a cash payment equal to the cumulative dividend equivalents and interest, will be paid to directors following his or her termination of services as a director with the Company or, in certain circumstances, such earlier specified date elected by the director. All RSUs, dividend equivalents, and interest credits under this Plan are unfunded general obligations of the Company, for which the Company, at its discretion, may hedge in full or in part by making contributions to a trust.

•

Non-employee Directors may elect to defer all or a portion of their cash compensation under The Phoenix Companies, Inc. Directors Cash Deferral Plan. This Plan provides directors with the same choice of mutual fund offerings provided to employee participants in The Phoenix Companies, Inc. Non-Qualified Excess Investment Plan. See the fund listing under the Non-Qualified Deferred Compensation in Fiscal Year 2009 table on page 61. Directors can modify their investment elections at any time under the Plan. Deferrals are credited to the funds selected by the participants and based on the market price for such funds on the date such compensation would otherwise have been paid (generally, the first business day of each calendar quarter). Account balances under the Plan, reflecting cumulative appreciation/depreciation, dividends and interest credits (depending on the investment fund(s) chosen by the director) are paid to directors, based on the election made at the time of deferral, in lump sum or annual installments following the termination of services with the Company or, in certain circumstances, such earlier specified date elected by the director. All balances credited under this program are unfunded general obligations of the Company, for which the Company, at its discretion, may hedge in full or in part by making contributions to a trust. The Company currently hedges 100% of this obligation by making investments in the same funds and in the same amounts as participants have elected.

The Company also provides $100,000 of life insurance to each director, including our CEO who serves as a member of the Board. The cost to the Company of providing this insurance is nominal. Each director may also participate in a matching charitable gift program to qualified educational and other charitable institutions. Currently, the maximum match for each director is $2,500. Directors can also recommend that the Company make a grant of up to $2,000 annually to an eligible charitable organization chosen by the director.

Director Compensation Review

The Compensation Committee is required by its charter to review Board compensation every two years. Board compensation was reviewed by the Compensation Committee in 2009 based on an analysis conducted by Management. This analysis was also reviewed by the Committee’s compensation consultant. Market data utilized in the review is from the National Association of Corporate Directors (NACD) Director Compensation Report: 2008-2009. This report reflects practices of 1,200 companies from 22 industries, with revenues between $50 million and $10 billion. It also includes data from the Pearl Meyer & Partners’ 2008 Director Compensation Report with respect to the largest 200 U.S. companies.

In its competitive review, the Compensation Committee took into account the following factors:

•	Total compensation per director relative to market

•	Aggregate cost of board compensation

•	Mix of board fees and committee fees

•	Mix of cash and equity compensation

•	Share ownership guidelines

•	Deferred compensation

Changes for 2010

As a result of its review of Board compensation, the Company will make a number of changes in 2010.

Effective January 1, 2010, the annual retainer for all Non-employee Directors will decrease from $132,500 to $125,000 per year and the additional annual retainer for the independent Chairman of the Board will decrease from $100,000 to $85,000 per year. The 30% reduction that applied to certain elements of the directors’ third and fourth quarter 2009 compensation is not applicable for 2010.

The annual retainers to Committee Chairs and to members of the Audit Committee and the Compensation Committee will also decrease as follows:

•	from $30,000 to $20,000 for the Chair of the Audit Committee;

•	from $25,000 to $20,000 for the Chair of the Compensation Committee;

•	from $20,000 to $15,000 for the Chairs of the Finance and Governance Committees;

•	from $6,250 to $0 for members of the Audit Committee, excluding the Chair; and

•	from $3,750 to $0 for members of the Compensation Committee, excluding the Chair.

Additionally, the meeting fee for attendance at each Board and/or Committee meeting held in excess of the number of meetings anticipated for any calendar year will remain at $1,500 per meeting for each director.

The Board also voted, effective January 1, 2010, to allow each director to elect to have his or her compensation paid immediately without any deferral; previously the directors were required to defer at least 50% of their compensation either in cash or equity or both, at the director’s election. Effective January 1, 2010, at the election of each director, compensation will be paid, in whole or in part, in cash (current or deferred under the Directors Cash Deferral Plan, or a mix of both) or RSUs under the Directors Equity Deferral Plan.

The Board also voted that, effective January 1, 2010, the share ownership guideline for those directors who are not officers or employees of the Company be revised from requiring ownership of shares having a value of $150,000 to ownership of 100,000 shares of the Company’s common stock, including RSUs, and the accumulation period to reach 100,000 shares for those directors who are Board members on January 1, 2010 will be the three-year period ending December 31, 2012. See Share Ownership and Retention Guidelines on page 42.

Director Compensation Table for 2009

The following table sets forth information concerning the 2009 compensation of our Non-employee Directors. Additional information on director compensation may be found in the narrative and supporting tables that accompany this table.

Name (a)	Fees Earned or Paid in Cash(8) (b)		Stock Awards(1) (c)		Option Awards (d)	All Other Compensation(2) (e)	Total (f)
Sal H. Alfiero(7)	$91,688	(3)	34,688		$ —	$ 4,418	$ 130,793
Martin N. Baily	97,500		35,625		—	2,410	135,535
Jean S. Blackwell(7)	116,813	(3)	41,563		—	1,146	159,521
Peter C. Browning (7)	109,323		42,813		—	6,624	158,759
Arthur P. Byrne	96,000	(3)	35,625		—	2,927	134,552
Sanford Cloud, Jr.	92,813		34,063		—	4,777	131,652
Gordon J. Davis	94,500	(5)	35,625	(5)	—	7,108	137,233
John H. Forsgren, Jr.	108,188		39,688		—	2,304	150,179
Ann Maynard Gray	99,000		38,125		—	5,641	142,766
John E. Haire(7)	85,500	(4)	33,125		—	2,157	120,782
Jerry J. Jasinowski	87,000		33,125		—	5,975	126,100
Thomas S. Johnson(6)	142,635		40,938		—	6,271	189,844
Augustus K. Oliver, II	96,188		34,688		—	2,013	132,888
Arthur F. Weinbach	91,313	(3)	34,063		—	4,234	129,609

(1)

The following table sets forth information concerning the 2009 RSUs voluntarily elected to be received in lieu of cash (as described in Note 4 below), 2009 RSUs paid in accordance with our retainer and meeting fee schedule, and the total outstanding RSU and stock option awards held by the Non-employee Directors as of December 31, 2009:

	Number of RSUs Received in 2009 in lieu of Cash(a)(b)	Number of Mandatory RSUs Received in 2009(a)(c)	Total Number of RSUs Outstanding(a)	Total Number of Stock Options Outstanding(d)
Sal H. Alfiero	28,944	28,944	57,888	15,886
Martin N. Baily	—	30,549	30,549	—
Jean S. Blackwell	36,228	36,228	72,455	—
Peter C. Browning	—	34,778	64,249	15,886
Arthur P. Byrne	30,295	30,295	60,590	15,886
Sanford Cloud, Jr.	—	29,095	29,095	15,886
Gordon J. Davis	—	23,467	23,467	15,886
John H. Forsgren, Jr.	—	33,895	54,865	—
Ann Maynard Gray	—	31,683	63,502	15,886
John E. Haire	—	27,447	27,447	15,886
Jerry J. Jasinowski	—	15,707	15,707	15,886
Thomas S. Johnson	—	43,586	80,674	15,886
Augustus K. Oliver, II	—	29,930	29,930	—
Arthur F. Weinbach	28,842	28,842	68,265	—

(a)     These figures are rounded to the nearest whole share.

(b)     Reflects the 2009 deferred RSUs described in Note 3 below.

(c)     Reflects the 2009 RSUs awarded for the 50% portion of retainer and meeting fees required to be paid in

        RSUs as described in the narrative on page 72. The corresponding dollar value of these RSUs is reflected in column (c) of the Director Compensation Table for 2009 on page 74.

(d)     These stock options were granted on June 25, 2002 under The Phoenix Companies, Inc. Directors Stock

        Plan to each individual who was then a Non-employee Director. As of December 31, 2009, these options were exercisable at $13.98 per share. The options expire on the earlier of (i) three years following the date of termination of the service to the Company and (ii) June 25, 2012.

(2)

Represents amounts paid by the Company for life insurance premiums and charitable gifts, as applicable. These items are described in the narrative on page 73. Effective January 1, 2009, the tax gross-ups have been eliminated for all employees (except relocation) and directors.

(3)

These directors elected to convert their cash compensation into deferred RSUs, subject to the same terms and conditions as their other RSUs as described in the narrative on page 74. These RSUs were expensed and accounted for pursuant to ASC 718.

(4)

Mr. Haire elected to defer all of his cash compensation until following termination of services with the Company into The Phoenix Companies, Inc. Directors Cash Deferral Plan, as described in Elements of Director Compensation on page 71.

(5)	Includes $5,000 in retainer for service as chair of the Phoenix Life Insurance Company Policyholder Affairs Committee (total of $10,000 between cash and RSUs).
(6)

As a result of the appointment of Mr. Johnson as the independent Chairman of the Board, effective April 15, 2009, the Board approved an additional annual retainer for an independent Chairman in the amount of $100,000, subject to other conditions imposed on annual retainers. Mr. Johnson received a prorated 2009 retainer for his services as independent Chairman. This annual retainer was also subject to the temporary 30% reduction in annual retainers for the last two quarters of 2009.

(7)	Director who stepped down from the Board at the end of business on November 6, 2009.
(8)

Fees attributable to the third and fourth quarters of 2009 are reflected as cash in this column, even for those directors who elected equity for the last two quarters of 2009 on the previously equity-mandated 50% of fees.

OWNERSHIP OF COMMON STOCK

Directors and Executive Officers

The table below shows the beneficial ownership of our Common Stock by each director, and by each Named Executive Officer, except Mrs. Young, in the Summary Compensation Table for 2009 Fiscal Year on page 50 of this Proxy Statement, as well as the total ownership by the group composed of (i) our directors and (ii) our executive officers listed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. Unless otherwise indicated in a note, each person listed in the table owns the shares shown directly with sole voting and investment power.

The table also details ownership of restricted stock units (“RSUs”) whose conversion into shares is not contingent upon any performance-based criteria, including RSUs elected to be received in lieu of cash and RSUs elected or required to be deferred until following termination of employment. For information about RSUs subject to performance-based criteria, see column (i) of the Outstanding Equity Awards at 2009 Fiscal Year-End table on page 54. Since neither the directors nor the officers have power to vote the shares underlying their RSUs (unless the shares underlying the RSUs are held in a Rabbi trust) or power to sell, transfer or encumber their RSUs (except in some cases, for transfers to immediate family members or to a trust for those members’ benefit), for purposes of this table, no RSU is counted as beneficially owned by such director or officer.

Name of Beneficial Owner	Shares Beneficially Owned (1) (2)		Options Exercisable Within 60 Days(1)(3)	Restricted Stock Units(1)(4)		Total(1)(5)	Percent of Common Stock(6)
Martin N. Baily	80,411		—	—		80,411	*
Arthur P. Byrne	266,075		15,886	—		281,961	*
Sanford Cloud, Jr.	81,920		15,886	—		97,806	*
Gordon J. Davis	53,414		15,886	—		69,300	*
John H. Forsgren, Jr.	65,383		–	—		65,383	*
Ann Maynard Gray	63,502		15,886	—		79,388	*
Jerry J. Jasinowski	50,800		15,886	—		66,686	*
Thomas S. Johnson	210,093		15,886	—		225,979	*
Augustus K. Oliver, II	46,578	(7)	—	—		46,578	*
Arthur F. Weinbach	81,211		—	—		81,211	*
Edward W. Cassidy	73,893	(8)	76,681	49,043	(9)	199,617	*
Peter A. Hofmann	64,641	(10)	111,393	59,937	(9)	235,971	*
Philip K. Polkinghorn	162,731	(11)	162,498	31,405	(9)	356,634	*
James D. Wehr	530,749	(12)	127,549	17,394	(9)	675,692	*
Christopher M. Wilkos	49,766	(13)	64,689	17,635	(9)	132,090	*
All directors, director nominees and executive officers as a group (16 people)	1,893,976	(14)	639,792	175,414	(9)	2,709,182	2.18%

*      Less than 1%

(1)     All holdings are stated as of March 8, 2010, and are rounded to the nearest whole number.

(2)     In the case of the executive officers, the figures include share equivalents held in The Phoenix Companies, Inc. Savings and Investment Plan (the “401(k) Plan”). In the case of the directors, the figures include vested RSUs with associated shares of common stock held in a Rabbi trust with pass through voting rights.

(3)     Reflects the number of shares that could be acquired under options exercisable within 60 days of March 8, 2010.

(4)     Reflects those RSUs outstanding whose conversion into shares is not contingent upon any performance-based criteria. Except as noted in Note 2 above, directors and officers do not have the power to vote the shares underlying the RSUs.

(5)     Represents the sum of the total shares beneficially owned, the shares underlying options exercisable within 60 days and the shares into which the RSUs will be converted if the applicable conditions for vesting and issuance are met.

(6)     Reflects, as a percent of our outstanding Common Stock (115,984,246 shares as of March 8, 2010), the total of the first two columns.

(7)     Includes 100 shares of Common Stock whose ownership is indirect because Mr. Oliver is the Managing Member of Oliver Press Investors, LLC, a Delaware limited liability company and the general partner of each of Davenport Partners, L.P., a Delaware limited partnership (“Davenport”).

(8)     Includes 60,911 share equivalents held in the 401(k) Plan.

(9)     These RSUs were not vested as of March 8, 2010.

(10)    Includes 17,898 share equivalents held in the 401(k) Plan.

(11)    Includes 1,333 share equivalents held in the 401(k) Plan.

(12)    Includes 63,504 share equivalents held in the 401(k) Plan.

(13)    Includes 19,201 share equivalents held in the 401(k) Plan.

(14)    Includes (i) 100 shares of Common Stock whose ownership is indirect because Mr. Oliver is the Managing Member of Davenport and (ii) 167,636 share equivalents held in the 401(k) Plan.

Five Percent Shareholders

The following table lists the beneficial owners known to the Company as of March 8, 2010 of more than 5% of our Common Stock. In furnishing the information below, the Company has relied on information filed with the Securities and Exchange Commission (the “SEC”) by the beneficial owners reflecting beneficial ownership as of December 31, 2009.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Common Stock (1) (2)
Toscafund Asset Management LLP 90 Long Acre, 7th Floor London, WC2E 9RA	10,469,198	(3)	9.40	%(3)
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	6,389,230	(4)	5.53	%(4)
State Farm Mutual Automobile Insurance Company and related entities One State Farm Plaza Bloomington, IL 61710	5,935,652	(5)	5.13	%(5)

(1)      Based on shares of our Common Stock reported as owned as of December 31, 2009.

(2)      Based on total number of shares of our Common Stock outstanding as of December 31, 2009.

(3)      Based on a Schedule 13F filed with the SEC on February 11, 2010 by Toscafund Asset Management LLP (“Tosca Management”). The filing discloses that as of December 31, 2009, Tosca Management had dispositive and voting power with respect to 10,469,198 shares of our Common Stock.

(4)      Based on a Schedule 13G/A filed with the SEC on February 8, 2010 by Dimensional Fund Advisors LP (“Dimensional”). The filing discloses that as of December 31, 2009, Dimensional had sole investment and voting power with respect to 6,389,230 shares of our Common Stock and specifies that all of these shares are owned by investment companies to which Dimensional serves as investment advisor and certain other commingled group trusts and separate accounts to which Dimensional serves as investment manager.

(5)      Based on a Schedule 13G/A filed with the SEC on February 3, 2010 by State Farm Mutual Automobile Insurance Company (“State Farm”). The filing discloses that as of December 31, 2009, (i) State Farm had sole voting and dispositive powers with regard to 5,881,918 shares of our Common Stock; (ii) State Farm Investment Management Corp. had shared voting and dispositive powers with respect to 25,131 shares of our Common Stock; and (iii) State Farm Mutual Fund Trust had shared voting and dispositive powers with respect to 28,603 shares of our Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our Common Stock. Based on our records and on information provided by our directors and our executive officers, we believe that during the fiscal year ending December 31, 2009, all of our directors and executive officers timely met such filing requirement.

Information Lines:

If you have questions about this Proxy Statement or the Annual Meeting, please call Phoenix Investor Relations at 860.403.7100.

If you have other questions related to your shares or status as a shareholder, please call Phoenix Shareholder Services toll-free at 800.490.4258.

Written Correspondence:

You may write to Phoenix Shareholder Services at the following address:

The Phoenix Companies, Inc.

c/o BNY Mellon Shareowner Services

P.O. Box 358015

Pittsburgh, PA 15258

Web site: www.bnymellon.com/shareowner/isd

Electronic Delivery:

This Proxy Statement and the Company’s 2009 Annual Report on Form 10-K for the fiscal year ended December 31, 2009 are available to you through the internet. The Notice contains instructions as to how to access and review these materials. You may also refer to the Notice for instructions regarding how to request paper copies of these materials.

If you are a registered shareholder and received this Proxy Statement in hard copy, you may obtain electronic delivery of future annual meeting materials by logging onto the web site www.bnymellon.com/shareowner/isd and following the instructions to enroll in MLink. Utilizing MLink for delivery of shareholder communications saves the Company a significant portion of the costs associated with printing and mailing. We also believe that registered shareholders will find this service convenient and useful. MLink provides on-line access to your shareholder communications 24 hours a day, seven days a week within a secure, customized mailbox. If you register for MLink and electronic delivery, we will usually not send you paper copies of shareholder materials unless you request them, although we may choose to send one or more items to you in paper form despite your consent to receive them electronically. If you register for MLink, you will be responsible for your usual internet charges (e.g., online fees) in connection with your registration. Your consent will be effective until you revoke it by terminating your registration at the web site www.bnymellon.com/shareowner/isd.

If you are a beneficial owner of shares, please contact your bank or broker to learn how to get electronic delivery.

Incorporation by Reference:

Certain information in our Annual Report on Form 10-K is incorporated herein by reference. If you have received a copy of the Notice or this Proxy Statement by mail or electronically, you may receive a copy of any document referenced or incorporated by reference herein without charge. We will respond to any such request within one business day of our receipt of the request and provide the documentation by first class mail or an equally prompt means of delivery. If you would like to make such a request, please contact our Corporate Secretary by e-mail to corporate.secretary@phoenixwm.com or by mail to:

Corporate Secretary

The Phoenix Companies, Inc.

One American Row

P.O. Box 5056

Hartford, Connecticut 06102-5056

All URLs referred to in this Proxy Statement are intended to be inactive textual references only. They are not intended to be active hyperlinks to any web site. The information on any web site which might be accessible through a hyperlink resulting from this or any other URL referenced in this Proxy Statement is not intended to be part of this Proxy Statement and is not incorporated herein by reference.

The Phoenix Companies, Inc.

Notice of Annual Meeting of Shareholders – Friday, May 7, 2010

The Annual Meeting of Shareholders will be held on Friday, May 7, 2010 at 10 a.m. Eastern time at our offices at One American Row, Hartford, CT 06102. Only shareholders of record at the close of business on March 8, 2010 will be entitled to vote at the meeting.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You can view the Annual Report and Proxy Statement for

The Phoenix Companies, Inc. at:

http://www.proxyvoting.com/pnx

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By Order of the Board of Directors John T. Mulrain Corporate Secretary

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR

TELEPHONE VOTING, BOTH ARE AVAILABLE

24 HOURS A DAY, 7 DAYS A WEEK

THROUGH 11:59 P.M. EASTERN TIME ON MAY 6, 2010.

Internet and telephone voting is available through 11:59 p.m Eastern time the day prior to annual meeting day.

INTERNET http://www.proxyvoting.com/pnx Use the Internet to vote your proxy. Please have your proxy card in hand when you access the web site.

OR

TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Please have your proxy card in hand when you call.

If you vote your proxy by internet or by telephone, you do NOT need to mail back your proxy card.

▼ FOLD AND DETACH HERE ▼

The Board of Directors recommends a vote “FOR” all directors in Proposal 1. The Board of Directors recommends a vote “FOR” Proposal 2.	Please mark your votes as indicated in this example	☒

Proposal 1– Election of Directors	FOR ALL nominees listed below	WITHHOLD AUTHORITY to vote for all nominees listed below	FOR ALL EXCEPT as noted below*	Proposal 2-	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2010.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Nominees: 01 Arthur P. Byrne 02 Ann Maynard Gray 03 Arthur F. Weinbach 04 James D. Wehr	☐	☐	☐					YES

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)					I plan on attending the meeting			☐

*Exceptions

						Mark Here for Address Change or Comments SEE REVERSE		☐

Signature	Signature (if held jointly)	Date

Title(s)(if applicable)

Note: Please sign this proxy exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as the shareholder’s attorney, administrator, trustee or guardian, please give full title as such. A proxy executed by a corporation or other company should be signed in its name by its authorized officers. Please see reverse side.

ADMISSION TICKET

The Phoenix Companies, Inc.

2010 Annual Meeting of Shareholders

Friday, May 7, 2010

10:00 a.m. at

One American Row

Hartford, CT

Please retain this portion of the Proxy Card if you wish to

attend the Annual Meeting of Shareholders in person.

You must present this portion of the Proxy Card at the door for admission.

Seating will be on a first-come, first-served basis

and you may be asked to present valid picture identification before being admitted. Cameras, recording equipment and other electronic devices will not be permitted at the meeting.

ADMISSION TICKET

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

▼ FOLD AND DETACH HERE ▼

THE PHOENIX COMPANIES, INC.

Proxy for Annual Meeting of Shareholders on Friday, May 7, 2010

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints John H. Beers and John T. Mulrain, or either of them, each with full power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Shareholders of The Phoenix Companies, Inc. to be held on Friday, May 7, 2010 at 10 a.m. Eastern time, and at any adjournment or postponement thereof, and to vote, on the proposals set forth on the reverse side, the number of shares the undersigned would be entitled to vote if personally present.

Signing, dating and returning this proxy card will have the effect of revoking any proxy card you signed on an earlier date, and will constitute a revocation of all previously granted authority to vote for every proposal included on any proxy card.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSAL #2 THIS PROXY WILL ALSO BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY USING THE ENCLOSED POSTAGEPAID ENVELOPE OR VOTE BY TELEPHONE OR THROUGH THE INTERNET.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

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70266                 70268

The Phoenix Companies, Inc.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on

Friday, May 7, 2010

The Proxy Statement, Annual Report and other proxy materials are available at: http://www.proxyvoting.com/pnx

This communication presents only an overview of the more complete proxy materials that are available to you on the internet.

We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of these
documents, you must request one. There is no charge to you
for requesting a copy. Please make your request for a copy as instructed below on or before April 27, 2010 to facilitate timely delivery.

TO REQUEST PAPER COPIES OF PROXY MATERIALS:

(please reference your 11-digit control number when requesting materials)

By opting to receive printed materials this year, your preference for future proxy mailings will be kept on our file.

Telephone: 1-888-313-0164

(outside of the U.S and Canada call 201-680-6688)

Email: shrrelations@bnymellon.com

(you must reference your 11-digit control number in your email)

Internet: http://www.proxyvoting.com/pnx

TO VOTE YOUR SHARES SEE INSTRUCTIONS ON REVERSE SIDE This is not a proxy card. You cannot use this notice to vote your shares.

Dear The Phoenix Companies, Inc. Shareholders:

The 2010 Annual Meeting of Shareholders of The Phoenix Companies, Inc. (the “Company”) will be held at our offices at

One American Row, Hartford, CT 06102, on Friday, May 7, 2010, at 10 a.m. Eastern time.

Proposals to be considered at the Annual Meeting:

Proposal l -	election of four members to the Board: Arthur P. Byrne, Ann Maynard Gray, Arthur F. Weinbach and James D. Wehr; and

Proposal 2 -	ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2010.

The Board of Directors recommends a vote “FOR” all directors in Proposal 1.

The Board of Directors recommends a vote “FOR” Proposal 2.

The Board of Directors has fixed the close of business on March 8, 2010 as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

70266

Shareholders of record as of the Record Date are invited to attend the Annual Meeting. Directions to attend the Annual Meeting where you may vote in person can be found on our website, www.phoenixwm.com, in the Investor Relations section.

Meeting Location:

The Phoenix Companies, Inc.

One American Row

Hartford, CT 06102

The following Proxy Materials are available for you to review online:

•	the Company’s 2010 Proxy Statement (including all attachments thereto);
•	the Company’s Annual Report for the year ended December 31, 2009; and
•	any amendments to the foregoing materials that are required to be furnished to shareholders.

To request a paper copy of the Proxy Materials:

(you must reference your 11-digit control number located on the reverse side of this form)

Telephone:	1-888-313-0164 (outside of the U.S and Canada call 1-201-680-6688)
Email:	shrrelations@bnymellon.com (you must reference your 11-digit control number in your email)
Internet:	http://www.proxyvoting.com/pnx

The Proxy Materials for The Phoenix Companies, Inc. are available to review at:

http://www.proxyvoting.com/pnx

Please have this notice available when you request a PAPER copy of the Proxy Materials,

when you want to view your proxy materials online,

OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY.

HOW TO VOTE BY INTERNET

We encourage you to review the proxy materials online before voting.

Use the Internet to vote your shares. On the landing page of the above web site in the box labeled “To Vote Your Shares by Internet” click on “Vote Now” to access the electronic proxy card and vote your shares. Please have this letter in hand when you access the above web site.

You will need to reference the 11-digit control number located on the reverse side.

Proxy Voting Alert

The Securities and Exchange Commission approved amendments to the New York Stock Exchange Rule 452 which eliminated broker discretionary voting on the election of directors.

Your broker can no longer vote on the election of directors on your behalf.

It is necessary for you to actually vote any proxies you receive in order for your vote to be counted.

Please sign, date and mail the enclosed voting form to give your broker specific instructions on how to vote your shares. Depending upon your broker, you may be able to vote electronically, either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically.

Regardless of how many shares you own, your vote is very important!

Whom should I contact if I have questions about this letter, the proxy, or NYSE Rule 452?

If you have any questions or require assistance in voting your shares, please call our proxy solicitor:

MORROW & CO., LLC

470 West Avenue

Stamford, CT 06902

(203) 658-9400

(800) 279-6413 (toll-free)

PHOENIX

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